As Filed with the Securities and Exchange Commission on August 19, 2010

Registration No. 333-164811

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JEFFERIES COMMODITY REAL RETURN ETF

(Registrant)

(Exact name of registrant as specified in its charter)

Delaware	6799	01-6270570
(State of Organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification Number)

c/o Jefferies Commodity Investment Services, LLC One Station Place Three North Stamford, CT 06902 (203) 708-6500		Andrew R. Kaplan, Esq. c/o Jefferies Commodity Investment Services, LLC One Station Place Three North Stamford, CT 06902 (203) 708-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger, Esq.

James C. Munsell, Esq.

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Approximate date of commencement of proposed sale to the public:

As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	(Do not check if a smaller reporting company) ☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price[1]	Amount of Registration Fee[2]
Jefferies Commodity Real Return ETF Common Units of Beneficial Interest	20,000,000	$25.00[1]	$500,000,000	$35,650

[1]	The proposed maximum aggregate offering price has been calculated assuming that all Shares are sold at a price of $25.00 per Share.
[2]

The amount of the registration fee of the Shares is calculated in reliance upon Rule 457(o) under the Securities Act and using the proposed maximum aggregate offering price as described above. 250,000 Shares were registered and the registration fee of $445.63 in respect thereof was paid on February 9, 2009. 19,750,000 additional Shares were registered and the registration fee of $35,204.38 was paid with respect thereto on June 28, 2010.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 19, 2010

Jefferies Commodity Real Return ETF

20,000,000 Common Units of Beneficial Interest

Jefferies Commodity Real Return ETF, the Fund, is organized as a Delaware statutory trust. The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. Shares may be purchased from the Fund only by certain eligible financial institutions, called Authorized Participants, and only in one or more blocks of 50,000 Shares, called a Basket. The Fund will issue its Shares in Baskets to Authorized Participants continuously at the net asset value of 50,000 Shares. The Fund’s Participant Agreements set forth the terms and conditions on which Authorized Participants may create or redeem Baskets. The offering of Shares will terminate on the third anniversary of the registration statement of which this Prospectus is a part unless prior thereto a new registration statement is filed.

The Shares will trade on the NYSE Arca under the symbol RRET.

The Fund establishes long positions in futures contracts underlying the Thomson Reuters / Jefferies CRB 3 Month Forward Index, or the Index, with a view to tracking the changes, whether positive or negative, in the level of the Index over time. The Index is designed to provide a timely and accurate representation of a long-only, broadly diversified investment in commodities through a transparent and disciplined calculation methodology.

The Fund does not intend to outperform the Index. The Managing Owner will seek to cause the net asset value of the Fund to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

Except when aggregated in Baskets, the Shares are not redeemable securities.

THE SHARES ARE SPECULATIVE SECURITIES AND THEIR PURCHASE INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER ALL RISK FACTORS BEFORE INVESTING IN THE FUND. PLEASE REFER TO “THE RISKS YOU FACE” BEGINNING ON PAGE 18.

•	Futures trading is volatile and even a small movement in market prices could cause large losses for investors in the Fund.
•

The Managing Owner and its trading principals have not managed any other public commodity pool or any other commodity pool that seeks to track an index of commodity futures, although certain of the trading principals do have experience managing other types of private commodity pools, and therefore there is no indication of their ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

•	You could lose all or substantially all of your investment.
•	The Fund will be subject to actual and potential conflicts of interest involving the Managing Owner, the Clearing Broker, various commodity brokers and the Authorized Participants.

•

Investors in the Fund will pay fees in connection with their investment in Shares including asset-based management fees of 0.85% per annum. The Fund will also pay additional fees and expenses up to an aggregate of 0.15% per annum of the daily net asset value of the Fund, or the Overall Expense Cap. The Managing Owner has agreed to pay any additional fees and expenses incurred by the Fund (other than management fees) to the extent that they exceed the Overall Expense Cap, subject to reimbursement, as described herein.

•	Fees and commissions are charged, and expenses are incurred, regardless of profitability and may result in depletion of assets and, as a result, losses to your investment.

On [•], 2010, Jefferies & Company, Inc., as the Initial Purchaser, subject to certain conditions, agreed to purchase and take delivery of 100,000 Shares, which comprise the initial Baskets, at a purchase price of $25.00 per Share ($1,250,000 per Basket), as described in “Plan of Distribution.” This price has been arbitrarily determined inasmuch as the Shares will have no inherent value at the Fund’s inception, and it is not indicative of prices that will prevail in the trading market. The Initial Purchaser proposes to offer the Shares to the public at a per-Share price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with its sale of Shares to the public.

Authorized Participants may from time-to-time offer to the public Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public. An Authorized Participant may receive commissions or fees from investors who purchase Shares through their commission or fee-based brokerage accounts with the Authorized Participant. In addition, the Fund will pay a marketing fee to the Distributor. For more information regarding items of compensation paid to FINRA members, please see the “Plan of Distribution” section on page 94.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THE SHARES ARE NEITHER INTERESTS IN NOR OBLIGATIONS OF ANY OF THE MANAGING OWNER, THE INITIAL PURCHASER, ANY AUTHORIZED PARTICIPANT, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES.

[            ], 2010

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THIS POOL AT PAGE 53 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 13-15.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 17 THROUGH 32.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AS FOLLOWS: ALL MARKETING MATERIALS WILL BE MAINTAINED AT THE OFFICES OF ALPS DISTRIBUTORS, INC., 1290 BROADWAY, SUITE 1100, DENVER, COLORADO 80203; TELEPHONE NUMBER (303) 623-2577; BASKET CREATION AND REDEMPTION BOOKS AND RECORDS, ACCOUNTING AND CERTAIN OTHER FINANCIAL BOOKS AND RECORDS (INCLUDING FUND ACCOUNTING RECORDS, LEDGERS WITH RESPECT TO ASSETS, LIABILITIES, CAPITAL, INCOME AND EXPENSES, THE REGISTER, TRANSFER JOURNALS AND RELATED DETAILS) AND TRADING AND RELATED DOCUMENTS RECEIVED FROM FUTURES COMMISSION MERCHANTS ARE MAINTAINED BY THE BANK OF NEW YORK MELLON, 2 HANSON PLACE, 12TH FLOOR, BROOKLYN, NEW YORK 11217, TELEPHONE NUMBER (718) 315-4412. ALL OTHER BOOKS AND RECORDS OF THE FUND (INCLUDING MINUTE BOOKS AND OTHER GENERAL CORPORATE RECORDS, TRADING RECORDS AND RELATED REPORTS AND OTHER ITEMS RECEIVED FROM THE FUND’S COMMODITY BROKERS) WILL BE MAINTAINED AT THE FUND’S PRINCIPAL OFFICE, C/O JEFFERIES COMMODITY INVESTMENT SERVICES, LLC, ONE STATION PLACE, THREE NORTH, STAMFORD, CT 06902; TELEPHONE NUMBER (203) 708-6500. SHAREHOLDERS WILL HAVE THE RIGHT, DURING NORMAL BUSINESS HOURS, TO HAVE ACCESS TO AND COPY (UPON PAYMENT OF REASONABLE REPRODUCTION COSTS) SUCH BOOKS AND RECORDS IN PERSON OR BY THEIR AUTHORIZED ATTORNEY OR AGENT. MONTHLY ACCOUNT STATEMENTS FOR THE FUND CONFORMING TO COMMODITY FUTURES TRADING COMMISSION (THE “CFTC”) AND THE NATIONAL FUTURES ASSOCIATION (THE “NFA”) REQUIREMENTS WILL BE POSTED ON THE MANAGING OWNER’S WEBSITE AT HTTP://WWW.JAMFUNDS.COM/JCIS. ADDITIONAL REPORTS WILL BE POSTED ON THE MANAGING

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OWNER’S WEBSITE IN THE DISCRETION OF THE MANAGING OWNER OR AS REQUIRED BY REGULATORY AUTHORITIES. THERE WILL SIMILARLY BE DISTRIBUTED TO SHAREHOLDERS, NOT MORE THAN 90 DAYS AFTER THE CLOSE OF THE FUND’S FISCAL YEAR, CERTIFIED AUDITED FINANCIAL STATEMENTS AND (IN NO EVENT LATER THAN MARCH 15 OF THE IMMEDIATELY FOLLOWING YEAR) THE TAX INFORMATION RELATING TO SHARES OF THE FUND NECESSARY FOR THE PREPARATION OF SHAREHOLDERS’ ANNUAL FEDERAL INCOME TAX RETURNS.

THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE REGISTRATION STATEMENT OF THE FUND. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.

THE FUND WILL FILE PERIODIC, QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN WASHINGTON, D.C. PLEASE CALL THE SEC AT 1–800–SEC–0330 FOR FURTHER INFORMATION.

THE FILINGS OF THE FUND WILL BE POSTED AT THE SEC WEBSITE AT HTTP://WWW.SEC.GOV.

REGULATORY NOTICES

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MANAGING OWNER, THE INITIAL PURCHASER, THE AUTHORIZED PARTICIPANTS OR ANY OTHER PERSON.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY OFFER, SOLICITATION, OR SALE OF THE SHARES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER, SOLICITATION, OR SALE.

AUTHORIZED PARTICIPANTS MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN TRANSACTING IN SHARES. SEE “PLAN OF DISTRIBUTION.”

“THOMSON,” “THOMSON REUTERS,” “REUTERS” AND “CRB” ARE SERVICE MARKS OR TRADEMARKS OF THOMSON REUTERS (MARKETS) LLC, A THOMSON REUTERS COMPANY, OR ITS AFFILIATES (“THOMSON REUTERS”). “JEFFERIES” IS A SERVICE MARK OR TRADEMARK OF THE MANAGING OWNER OR ITS AFFILIATES.

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JEFFERIES COMMODITY REAL RETURN ETF

Prospectus Section	Page
PART ONE DISCLOSURE DOCUMENT Table of Contents

SUMMARY	1

The Fund	1
Shares Listed on the NYSE Arca	1
Purchases and Sales in the Secondary Market on the NYSE Arca	1
Pricing Information Available on the NYSE Arca and Other Sources	1
CUSIP Number	2
Risk Factors	2
The Trustee	4
The Managing Owner	4
Investment Objective of the Fund; The Index	5
General	6
Weighting Factors: A Tiered Approach	6
Rollover Methodology	8
Rebalancing Methodology	8
The Value of the Shares Should Track Closely the Changes in the Level of the Index	8
The Commodity Broker	8
The Administrator	9
The Distributor	9
Limitation of Liabilities	10
The Offering; Creation and Redemption of Baskets	10
Authorized Participants	10
Net Asset Value	10
Clearance and Settlement	11
Segregated Accounts/Interest Income	11
Breakeven Amounts	13
Distributions	13
Fiscal Year	13
Financial Information	13
U.S. Federal Income Tax Considerations	13
Breakeven Table	13
Reports to Shareholders	16

ORGANIZATION CHART	17

THE RISKS YOU FACE	18

(1) The Value of the Shares Relates Directly to the Value of the Commodity Futures Contracts and Other Assets Held by The Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Fund’s Shares	18

Prospectus Section		Page

(2)	Numerous Factors May Affect the Value of the Price of the Index Commodities, and in turn, the value of the Fund’s Shares	18
(3)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares	18
(4)	Non-concurrent Trading Hours Between the NYSE Arca and the Various Futures Exchanges on Which the Index Commodities are Traded May Impact the Value of Your Investment	18
(5)	The Lack of Active Trading Markets For the Shares May Result in Losses on Your Investment in The Fund at the Time of Disposition of Your Shares	19
(6)	Price Volatility May Possibly Cause the Total Loss of Your Investment	19
(7)	Potentially Illiquid Markets, Disruption of Market Trading and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of the Fund And, In Turn, The Value Of Your Shares	19
(8)	Because Futures Contracts and other Derivatives Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss. Therefore, Overall Stocks and Bond Prices Could Rise Significantly, and the Economy as a Whole Prosper, While Shares Trade Unprofitably	19
(9)	Failure of Commodity Futures Trading to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Increase Losses to Your Portfolio	19
(10)	An Investment in Shares May Be Adversely Affected by Competition From Other Methods of Investing in Commodities	20
(11)	“Backwardation” or “Contango” in the Market Prices of the Commodities Will Affect the Value of Your Shares	20
(12)	The Shares Are a New Securities Product and Their Value Could Decrease If Unanticipated Operational or Trading Problems Arise	20
(13)	The Liquidity Of The Shares Of The Fund May Also Be Affected By The Withdrawal From Participation Of One Or More Authorized Participants With Respect To The Fund, Which Could Adversely Affect The Value Of Your Shares	20

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Prospectus Section		Page

(14)	As the Managing Owner and Its Trading Principals Have No History of Operating Investment Vehicles Like the Fund, Their Experience May Be Inadequate or Unsuitable to Manage the Fund	21
(15)	The Fund Has No Past Performance on Which to Rely on in Deciding Whether to Buy Shares	21
(16)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets and, as a Result, Losses to Your Investment	21
(17)	The Fund May Terminate Because The Managing Owner May Be Unwilling Or Unable To Continue To Service The Fund Or Owners May Vote To Terminate The Fund, Each Of Which May Adversely Affect The Value Of Your Portfolio	21
(18)	The Value of Your Shares May Be Adversely Affected by Redemption Orders That Are Subject to Suspension Postponement or Rejection Under Certain Circumstances	22
(19)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders	22
(20)	Shareholders Do Not Have Certain Rights and Protections Enjoyed by Investors in Certain Other Vehicles, Such As Corporations	22
(21)	The Value of the Shares Will Be Adversely Affected If the Fund is Required to Indemnify the Trustee or the Managing Owner	22
(22)	The Net Asset Value Calculation of the Fund, And In Turn, The Value Of Your Shares, May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price Is Not Available on the Date of Net Asset Value Calculation	22
(23)	Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders Will Increase a Shareholder’s Liability	23
(24)	You May Not Rely on Past Index Results in Deciding Whether to Buy Shares, Therefore, You Will Have to Make Your Decision to Invest in the Fund on the Basis of Limited Information	23
(25)	The Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of the Index. As a Result, There Will be Times When the Fund’s Performance Will Not Meet the Investment Expectations of the Shareholders	23

Prospectus Section		Page

(26)	The Fund is Not Actively Managed and Will Track the Index During Periods in Which the Index Is Flat or Declining as Well as When the Index Is Rising. Therefore, Investors Will Not be Protected Against Declines in the Index That Can Have a Significantly Adverse Impact on the Shares	24
(27)	Fewer Representative Commodities Sectors May Result in Greater Index Volatility	24
(28)	The Index May Be Potentially Over-Concentrated in a Particular Index Commodity Sector, and in Turn, Your Shares May Become More Volatile	24
(29)	Changes in the Value of the Index Commodities May Offset Each Other	24
(30)	Shareholders Have No Rights Against the Index Oversight Committee For Decisions That May Negatively Affect the Existence of the Index or the Index Level	24
(31)	The Index Oversight Committee and Index Calculation Agent Have No Obligation to Consider Your Interests in Calculating or Revising the Index. Some of Their Actions Could Adversely Affect the Value of the Shares	25
(32)	The Index Calculation Agent Has No Obligation to Consider Your Interests and May Adjust the Index in ways that May Negatively Affect its Level, and, In Turn, the Value of Your Shares	25
(33)	Jefferies Group, Inc. and Its Affiliates May Publish Research That Conflicts With Each Other and Which May Negatively Impact the Value of the Fund and Your Shares	25
(34)	The Investment Strategy Used to Construct the Index Involves Rebalancing and Weighting Limitations that are Applied to the Index Commodities, Which May Limit the Potential Results of the Index, and in Turn, the Potential Value of Your Shares	25
(35)	Because the Index Commodities May Not Be Equally Weighted, the Index Commodities With Greater Weight Will Have a Larger Impact on the Aggregate Results of the Index, and May Increase the Potential Losses to Your Shares	25
(36)	Correlation of Changes in the Closing Levels Among the Index Commodities May Reduce the Performance of the Shares	25
(37)	The Level of the Index May Be Lower Than the Level of an Index Based Upon Different Combinations of the Index Commodities	26

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Prospectus Section		Page

(38)	Certain of the Futures Contracts Underlying the Index Commodities and the Related Futures-Linked Investments Will Be Subject to Pronounced Risks of Pricing Volatility	26
(39)	Certain Interest Rate Environments May Cause TIPS to Experience Greater Losses Than Other Fixed Income Securities With Similar Duration	26
(40)	There Can Be No Assurance That the Inflation Adjustment Made to TIPS Will Be Accurate	26
(41)	Deflation Causes the Principal Value of TIPS to Fall, Reducing the Potential Interest Earned by the Fund’s Holdings of TIPS	27
(42)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940. Such Protections Are Intended To Decrease Certain Conflicts And Also Impose A Number Of Investment Restrictions And Diversification Requirements	27
(43)	Trading on Commodity Exchanges Outside the United States, such as The London Metal Exchange, Is Not Subject to U.S. Regulation. Shareholders Could Incur Substantial Losses From Trading on Commodity Exchanges Which Such Shareholders Would Not Have Otherwise Been Subject Had the Fund’s Trading Been Limited to U.S. Markets	27
(44)	The Effect Of Market Disruptions, Governmental Intervention And The Dodd-Frank Wall Street Reform And Consumer Protection Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares	27
(45)	The Effects of New Regulation of the Over-the-Counter Derivatives Markets is Unknown and May Have a Detrimental Effect on the Value of Your Shares	28
(46)	Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted by Regulatory and Exchange Position Limits, Position Accountability Levels and Other Rules and Could Result in Tracking Error Between Changes in the Net Asset Value per Share and Changes in the Level of the Index, or Could Result in the Shares Trading at a Premium or Discount to Net Asset Value per Share	29

Prospectus Section		Page
(47)	The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares	30
(48)	Shareholders Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions	30
(49)	Items of Income, Gain, Deduction, Loss and Credit with Respect to Shares Could Be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by the Fund in Allocating Fund Tax Items	30
(50)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future, And In Turn, May Adversely Affect The Value Of Your Shares	30
(51)	Futures-Linked Investments, such as Forward Agreements, Swaps, or other OTC Derivatives Are Not Regulated and Are Subject to the Risk of Counterparty Non-Performance Resulting in the Fund Not Realizing a Trading Gain	31
(52)	Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All	31
(53)	You Should Consult Your Own Legal, Tax And Financial Advisers Regarding The Desirability Of An Investment In The Shares Because No Independent Advisers Were Appointed To Represent You In Connection With The Formation And Operation Of The Fund	31
(54)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares	32

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS		33

INVESTMENT OBJECTIVE OF THE FUND		34

	Investment Objective	34
	Role of Managing Owner	37

DESCRIPTION OF THE THOMSON REUTERS /JEFFERIES CRB 3 MONTH FORWARD INDEX		38

	General	38
	Weighting Factors: A Tiered Approach	38
	Group I - Petroleum Sector	39

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Prospectus Section	Page
Statement of Changes in Net Assets for the Period from January 1, 2010 through May 31, 2010 and the Period from December 28, 2009 (Formation) through December 31, 2009	101
Statement of Cash Flows for the Period from January 1, 2010 through May 31, 2010 and the Period from December 28, 2009 (Formation) through December 31, 2009	102
Notes to Financial Statements	103
Jefferies Commodity Investment Services, LLC Report of Independent Registered Public Accounting Firm dated August 17, 2010.	107
Consolidated Statement of Financial Condition dated May 31, 2010 and December 31, 2009	108
Consolidated Statement of Operations for the Period from January 1, 2010 through May 31, 2010 and the Period from December 2, 2009 (Commencement of Operations) through December 31, 2009	109
Consolidated Statement of Changes in Member’s Deficit for the Period from January 1, 2010 through May 31, 2010 and the Period from December 2, 2009 (Commencement of Operations) through December 31, 2009	110
Consolidated Statement of Cash Flows for the Period from January 1, 2010 through May 31, 2010 and the Period from December 2, 2009 (Commencement of Operations) through December 31, 2009	111
Notes to Consolidated Financial Statements	112

PART TWO

STATEMENT OF ADDITIONAL

INFORMATION

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SUMMARY

SUMMARY

This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information. You should read the entire Prospectus, including all exhibits to the registration statement of which this Prospectus is a part, before deciding to invest in Shares. This Prospectus is intended to be used beginning [    ], 2010.

The Fund

The Fund was formed as a Delaware statutory trust on December 28, 2009. The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The term of the Fund is perpetual (unless terminated earlier in certain circumstances). The principal office of the Fund is located at c/o Jefferies Commodity Investment Services, LLC, One Station Place, Three North, Stamford, CT 06902, and the telephone number is (203) 708-6500.

Shares Listed on the NYSE Arca

The Shares will be listed on the NYSE Arca under the symbol RRET.

Secondary market purchases and sales of Shares will be subject to ordinary brokerage commissions and charges.

Purchases and Sales in the Secondary Market on the NYSE Arca

The Shares will trade on the NYSE Arca like any other equity security.

Baskets of Shares may be created or redeemed only by Authorized Participants, except that the initial Baskets will be created by the Initial Purchaser. It is expected that Baskets will be created when there is sufficient demand for Shares that the market price per Share is at a premium to the net asset value per Share. Authorized Participants are expected to sell such Shares, which will be listed on the NYSE Arca, to the public at prices that are expected to reflect, among other factors, the trading price of the Shares on the NYSE Arca and the supply of and demand for the Shares at the time of sale. This price is expected to fall between the net asset value per Share and the trading price of the Shares on the NYSE Arca at the time of sale. Similarly, it is expected that Baskets will be redeemed when the market price per Share is at a discount to the net asset value per Share. Investors seeking to purchase or sell Shares on any day generally are expected to effect such transactions in the secondary market, on the NYSE Arca, at the market price per Share, rather than in connection with the creation or redemption of Baskets.

The market price of the Shares may not be identical to the net asset value per Share, but these valuations generally are expected to be very close. Investors will be able to use the indicative intra-day value per Share to determine if they want to purchase in the secondary market via the NYSE Arca. The intra-day indicative value per Share is based on the prior day’s final net asset value, adjusted once every fifteen seconds throughout the trading day to reflect the percentage price changes of the Fund’s futures contracts and holdings of TIPS (as described under the bullet point “Potential Inflation Protection for Investors” under the section “Summary—Investment Objective of the Fund; The Index”), United States Treasuries and other high credit quality short-term fixed income securities to provide a continuously updated estimated net asset value per Share.

Investors may purchase and sell Shares through traditional brokerage accounts. Purchases and sales of Shares may be subject to customary brokerage commissions. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Pricing Information Available on the NYSE Arca and Other Sources

The following table lists additional NYSE Arca symbols and their meanings with respect to the Fund and the Index:

RRETIV	Intra-day indicative value per Share
RRETSO	Number of outstanding Shares
RRETNV	End of day net asset value of the Fund
RJCTB.ER	Intra-day and Index closing level as of close of NYSE Arca from the prior day

The intra-day data in the above table will be published once every fifteen seconds throughout each trading day.

SUMMARY

Thomson Reuters (Markets) LLC, a Thomson Reuters company, which will be referred to herein as either Thomson Reuters or the Index Calculation Agent, will publish the daily closing level of the Index as of the close of the NYSE Arca. The Managing Owner will publish the net asset value of the Fund, the net asset value per Share and the number of outstanding Shares daily. Additionally, the Index Calculation Agent will publish the intra-day Index level, and the Managing Owner will publish the indicative value per Share (quoted in U.S. dollars) and the number of outstanding Shares once every fifteen seconds throughout each trading day. All of the foregoing information will be published as follows:

The intra-day level of the Index (symbol: RJCTB.ER) and the intra-day indicative value per Share (symbol: RRETIV) (each quoted in U.S. dollars) will be published once every fifteen seconds throughout each trading day on the consolidated tape, Thomson Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto.

The current trading price per Share (symbol: RRET) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape, Thomson Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto.

The number of outstanding Shares (symbol: RRETSO) will be published once every fifteen seconds throughout the trading day and as of the close of business on the consolidated tape, Thomson Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor.

The most recent end-of-day Index closing level (symbol: RJCTB.ER) will be published as of the close of the NYSE Arca each trading day on the consolidated tape, Thomson Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: RRETNV) will be published as of the close of business on Thomson Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund will be published the following morning on the consolidated tape.

The Index Calculation Agent obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Calculation Agent considers reliable. None of the Index Calculation Agent, the Managing Owner, the Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

CUSIP Number

The Fund’s CUSIP number is 47233F106.

Risk Factors

An investment in Shares is speculative and involves a high degree of risk. The summary risk factors set forth below are intended merely to highlight certain risks of the Fund. The Fund has particular risks that are set forth elsewhere in this Prospectus.

•	The Fund has no operating history. Therefore, a potential investor has no performance history to serve as a factor for evaluating an investment in the Fund.

•	Past performance, when available, is not necessarily indicative of future results; all or substantially all of an investment in the Fund could be lost.

•

The trading of the Fund takes place in very volatile markets that may be subject to sudden and rapid changes. Consequently, all or substantially all of your investment in the Fund could be lost quickly.

•

The Managing Owner was formed to be the managing owner of investment vehicles such as the Fund and has no history of past performance. The Managing Owner and its trading principals have not managed any other public commodity pool or any other commodity pool that seeks to track an index of commodity futures, although certain of the trading principals do have

SUMMARY

experience managing other types of private commodity pools, and therefore there is no indication of their ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

•	The Fund will be subject to fees and expenses in the aggregate amount of approximately 1.00% per annum as described herein.

•

The Fund will be successful only if its annual returns from futures trading, plus its annual interest income from its holdings of 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities, exceed these fees and expenses of approximately 1.00% per annum.

•

The Fund is expected to earn interest income equal to 0.60% per annum based upon the blended yield of 3-month U.S. Treasury bills and TIPS ranging in maturity from 1 to 5 years with an average duration of three years, based on prevailing rates on August 18, 2010, or $0.15 per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the annual fees and expenses and the blended yield of both 3-month U.S. Treasury bills and TIPS (as provided in the immediately preceding sentence), the Fund will be required to earn from its futures trading approximately 0.40% per annum, or $0.10 per annum per Share at $25.00 as the net asset value per Share, in order for an investor to break even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower.

•

As of the date of this Prospectus, CFTC and commodity exchange rules impose speculative position limits on market participants trading in the following 17 commodities that may be included in the Index from time-to-time: WTI Crude Oil, Heating Oil, RBOB Gasoline, Natural Gas, Corn, Soybeans, Live Cattle, Gold, Copper, Sugar, Cotton, Cocoa, Coffee, Wheat, Lean Hogs, Orange Juice, and Silver, or the Affected Index Commodities (as defined below). The Fund is subject to these position limits and, consequently, the Fund’s ability to issue new Baskets or to reinvest income in additional futures contracts corresponding to the Affected Index Commodities may be limited to the extent that these activities would cause the Fund to exceed the applicable position limits, unless the Fund establishes long positions in alternative futures contracts or over-the-counter derivatives in addition to and as a proxy for futures on the Affected Index Commodities. Speculative position limits and the use of alternative futures contracts or over-the-counter derivatives in addition to or as a proxy for futures on the Affected Index Commodities may affect the correlation between changes in the net asset value per Share and changes in the level of the Index, and the correlation between the price of the Shares on the NYSE Arca and the net asset value per Share.

•	Fees and commissions are charged regardless of profitability and may result in depletion of assets and, as a result, losses to your investment.

•	There can be no assurance that the Fund will achieve profits or avoid losses, significant or otherwise.

•	Performance of the Fund may not track the Index during particular periods or over the long term.

•	Certain potential conflicts of interest exist. The commodity brokers may have a conflict of interest between their execution of trades for the Fund and for their other

SUMMARY

customers. More specifically, the commodity brokers will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the commodity brokers have fewer resources to allocate to the Fund’s account due to the existence of such other clients. Proprietary trading by the Managing Owner, its affiliates, and its and their trading principals may create conflicts of interest from time-to-time because such proprietary trades may take a position that is opposite of that of the Fund or may compete with the Fund for certain positions within the marketplace. Among other things, the Managing Owner’s trading principals may trade in the commodity or foreign exchange markets on behalf of affiliates of the Managing Owner and for the accounts of other clients. See “Conflicts of Interest” for a more complete disclosure of various conflicts. Although the Managing Owner has established procedures designed to resolve certain of these conflicts equitably, the Managing Owner has not established formal procedures to resolve all potential conflicts of interest. Consequently, investors may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts will not, in fact, result in adverse consequences to the Fund.

The Trustee

Wilmington Trust Company, or the Trustee, a Delaware banking corporation, is the sole trustee of the Fund. The Trustee has only nominal duties and liabilities to the Fund.

Under the Amended and Restated Declaration of Trust of the Fund, or the Declaration of Trust, the Managing Owner is vested with the exclusive management, authority and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner.

The Managing Owner

Jefferies Commodity Investment Services, LLC, a Delaware limited liability company, will serve as Managing Owner of the Fund. The Managing Owner was formed on December 2, 2009. The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund. The Managing Owner has no experience in operating commodity pools and managing futures trading accounts of this type. The Managing Owner has been registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and has been a member of the National Futures Association, or the NFA, since December 22, 2009. As a registered commodity pool operator and commodity trading advisor, with respect to the Fund, the Managing Owner must comply with various regulatory requirements under the Commodity Exchange Act and the rules and regulations of the CFTC and the NFA, including investor protection requirements, antifraud prohibitions, disclosure requirements, and reporting and recordkeeping requirements. The Managing Owner also will be subject to periodic inspections and audits by the CFTC and NFA. The principal office of the Managing Owner is located at One Station Place, Three North, Stamford, CT 06902. The telephone number of the Managing Owner is (203) 708-6500.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Fund and has no history of past performance. The Managing Owner and its trading principals have not managed any other public commodity pool or any other commodity pool that seeks to track an index of commodity futures, although certain of the trading principals do have experience managing other types of private commodity pools, and therefore there is no indication of their ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

The Fund will pay the Managing Owner a management fee, monthly in arrears, in an amount equal to 0.85% per annum of the daily net asset value of the Fund, which we refer to as the Management Fee. The Management Fee will not be subject to the Overall Expense Cap as described in this Prospectus. The Management Fee will be paid in consideration of the Managing Owner’s futures trading advisory services.

SUMMARY

Investment Objective of the Fund; The Index

The Fund seeks to track changes, whether positive or negative, in the level of the Index over time. The Fund will pursue its investment objective primarily by maintaining long futures positions corresponding to the futures contracts that comprise the Index with an aggregate notional amount equal to the Fund’s total capital. The Fund may use alternative futures contracts or Futures-Linked Investments (as defined below) under certain circumstances. The Fund’s performance also will reflect the difference, positive or negative, between its interest income from its holdings of 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities, and the expenses of the Fund. The Shares are designed for investors who want a cost effective and convenient way to invest in a diversified index of commodity futures on U.S. and non-U.S. markets.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares will trade on the NYSE Arca and provide investors with indirect access to the commodity futures markets. The Shares may be bought and sold throughout the business day at real-time prices on the NYSE Arca like other exchange-listed securities. Investors may purchase and sell Shares through traditional brokerage accounts.

•

Shares May Provide A More Cost Effective Alternative. Investing in the Shares can be easier and less expensive for an investor than constructing and trading a comparable commodity futures portfolio. For example, investors seeking to construct a similar portfolio of commodities would have to trade on their own in commodity futures contracts, or retain a commodity trading advisor to manage their commodity futures trading, or become a participant with limited liability in a private or public commodity pool. Through an investment in the Shares, investors buy into a fund that already trades futures contracts on 19 Index Commodities that comprise the Index.

•	Margin. Shares are eligible for margin accounts.

•	Diversification. The Shares may help to diversify a portfolio because the Index historically has tended to exhibit low to negative correlation with both equities and conventional bonds.

•

Transparency. Because the Fund is designed to track the Index, the components of which are disclosed daily on the Managing Owner’s website, the Shares provide a more transparent investment in commodities than mutual funds that invest in commodity-linked notes.

•

Potential Inflation Protection for Investors. The Fund expects to invest a significant amount of its holding of cash in the form of 3-month U.S. Treasury bills and TIPS, which are backed by the full faith and credit of the U.S. government. Because repayment of the original principal upon maturity (as adjusted for inflation) is guaranteed by the U.S. government, TIPS provide a degree of protection against inflation.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain a full or a partial exposure to any Index Commodity by investing in a specific futures contract that is a part of the Index, the Fund may:

•	invest in a futures contract referencing the particular Index Commodity other than the specific futures contract that is a part of the Index,

•	invest in a forward agreement, swap or other OTC derivative referencing the particular Index Commodity, collectively referred to as Futures-Linked Investments, or

•	invest in other futures contracts or other Futures-Linked Investments not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices or returns that correlate with a futures contract that is a part of the Index.

SUMMARY

General

The Index is designed to provide timely and accurate representation of a long-only, broadly diversified investment in commodities through a transparent and disciplined calculation methodology. The Index is currently composed of futures contracts on the following 19 physical commodities, each of which is referred to as an Index Commodity: aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, orange juice, silver, soybeans, sugar, RBOB gasoline, and wheat. The Index Commodities currently trade on United States futures exchanges, with the exception of aluminum and nickel, which trade on The London Metal Exchange, or the LME.

The Index tracks the changes in the closing levels of the futures positions that would in three months comprise the Thomson Reuters/Jefferies CRB Index, or the TR/J CRB Index. A commodity futures contract is a bilateral agreement that provides for the purchase and sale of a specified type and quantity of a commodity during a stated delivery month for a fixed price.

The Index was first published in April 2007. The Index is calculated daily by the Index Calculation Agent.

The Index historically has tended to exhibit low to negative correlation with both equities and conventional bonds, respectively. The correlation table below illustrates the low and negative correlation of the Index to the S&P 500® Index (Total Return) and the Barclays Capital US Aggregate Bond Index (Total Return), respectively, for the period January 1, 1995 through December 31, 2009. In this table, statistically, investments with a correlation of 100% increase or decrease at the same time, while investments with a correlation of -100% always move in the opposite direction.

Index	Correlation to the Index
S&P 500® Index (Total Return)	17.14%
Barclays Capital US Aggregate Bond Index (Total Return)	-8.52%

The methodology for determining the composition and weighting of the Index is subject to modification by Thomson Reuters and Jefferies at any time. The changes in the closing levels the Index are reported on a number of financial information sites, including Thomson Reuters under the ticker symbol RJCTB.ER. For a more complete description of the Index, please see the Index Calculation Supplement, which is available at
http://www.jamfunds.com/jcis.

Weighting Factors: A Tiered Approach

The Index uses a four-tiered approach to allocate among the Index Commodities. Group I includes only petroleum products; Group II includes seven Index Commodities which are highly liquid; Group III is comprised of four liquid Index Commodities; Group IV includes Index Commodities that may provide diversification.

All Index Commodities are equally weighted within Groups II, III and IV, as provided below.

SUMMARY

THOMSON REUTERS/JEFFERIES CRB 3 MONTH FORWARD INDEX

Group	Index Commodity	Index Weight*	Contract Months	Exchange
	WTI Crude Oil	23%	Jan-Dec	NYMEX
Group I	Heating Oil	5%	Jan-Dec	NYMEX
	RBOB Gasoline	5%	Jan-Dec	NYMEX

	Total	33%

	Natural Gas	6%	Jan-Dec	NYMEX
	Corn	6%	Mar, May, Jul, Sep, Dec	CBOT
	Soybeans	6%	Jan, Mar, May, Jul, Nov	CBOT
Group II	Live Cattle	6%	Feb, Apr, Jun, Aug, Oct, Dec	CME
	Gold	6%	Feb, Apr, Jun, Aug, Dec	COMEX
	Aluminum	6%	Mar, Jun, Sep, Dec	LME
	Copper	6%	Mar, May, Jul, Sep, Dec	COMEX

	Total	42%

	Sugar	5%	Mar, May, Jul, Oct	ICE-US
	Cotton	5%	Mar, May, Jul, Dec	ICE-US
Group III	Cocoa	5%	Mar, May, Jul, Sep, Dec	ICE-US
	Coffee	5%	Mar, May, Jul, Sep, Dec	ICE-US

	Total	20%

	Nickel	1%	Mar, Jun, Sep, Dec	LME
	Wheat	1%	Mar, May, Jul, Sep, Dec	CBOT
Group IV	Lean Hogs	1%	Feb, Apr, Jun, Jul, Aug, Oct, Dec	CME
	Orange Juice	1%	Jan, Mar, May, Jul, Sep, Nov	ICE-US
	Silver	1%	Mar, May, Jul, Sep, Dec	COMEX

	Total	5%

Legend:

“NYMEX” means the New York Mercantile Exchange, or its successor.

“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.

“CME” means the Chicago Mercantile Exchange, Inc., or its successor.

“COMEX” means the Commodity Exchange Inc., New York, or its successor.

“LME” means The London Metal Exchange Limited or its successor.

“ICE-US” means ICE Futures U.S., Inc., or its successor.

A “Contract Month” means the month in which the futures contract matures and becomes deliverable.

*	The Index Weights included in this table show the allocation among the Index Commodities as measured from the Base Date (as defined herein) of the Index and as rebalanced after each monthly rebalancing of the Index Commodities.

SUMMARY (cont’d)

Rollover Methodology

A rolling futures position is a position where, on a periodic basis, futures contracts on physical commodities specifying delivery in a particular month are sold and futures contracts specifying delivery in a later month are purchased. An investor with a rolling futures position is able to avoid taking delivery of the underlying physical commodity while maintaining exposure to those commodities. To maximize liquidity and transparency, this “rolling” process for the Index Commodities occurs over the first four Business Days of each month according to a fixed schedule as set forth on page 41. (In the context of the Index, “Business Day” is any day on which the New York Mercantile Exchange is open for business.)

Rebalancing Methodology

The Index employs arithmetic averaging with monthly rebalancing, while maintaining a uniform exposure to the various Index Commodities over time.

The Index Commodities are rebalanced monthly, generally following the close of business on the sixth Business Day of each month, to return to the specified dollar weights, referenced as “Index Weight” in the table on page 39. This rebalancing is achieved by selling Index Commodities that have gained in value relative to other Index Commodities and buying Index Commodities that have lost in value relative to other Index Commodities. This monthly rebalancing helps to maintain both the stability and consistency of the Index and the consistent exposure to the Index Weights of the underlying Index Commodities over time.

The physical commodities underlying the exchange-traded futures contracts included as Index Commodities may from time-to-time be heavily concentrated in a limited number of sectors, particularly energy and agriculture. An investment in the Fund may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

The composition of the Index may be adjusted in the event that the Index Calculation Agent is not able to calculate the closing prices of the Index Commodities.

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. The Fund has no performance history. The value of the Shares on the secondary market is expected to fluctuate generally in relation to changes in the net asset value of the Fund.

The Value of the Shares Should Track Closely the Changes in the Level of the Index

The value of the Shares is expected to fluctuate in relation to changes in the value of the Fund’s portfolio. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations generally are expected to be very close.

The Fund will hold a portfolio of futures contracts on the Index Commodities as well as cash, 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities for deposit with the Fund’s Clearing Broker as margin. The Fund’s portfolio will be traded with a view to tracking the Index over time, whether the Index is rising, falling or flat over any particular period. The Fund is not “managed” by traditional methods, which typically involve effecting changes in the composition of the Fund’s portfolio on the basis of judgments relating to economic, financial and market considerations with a view to obtaining positive results under all market conditions. To maintain the correspondence between the composition and weightings of the Index Commodities comprising the Index, the Managing Owner will adjust the Fund’s portfolio from time-to-time to conform to periodic changes in the identity and/or relative weighting of the Index Commodities. The Managing Owner will aggregate certain of the adjustments and make changes to the Fund’s portfolio at least monthly or more frequently in the case of significant changes to the Index.

The Commodity Broker

A variety of executing brokers will execute futures transactions on behalf of the Fund. The executing brokers will give-up all transactions to Credit Suisse Securities (USA) LLC, which will serve as the Fund’s clearing broker, or Clearing Broker. In its capacity as clearing broker, the Clearing Broker will execute and clear the Fund’s futures transactions and will perform certain administrative services for the Fund. Credit Suisse

SUMMARY

Securities (USA) LLC is registered with the CFTC as a futures commission merchant and is a member of the NFA in such capacity.

The Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities, which are referred to collectively as Brokerage Expenses, subject to the Overall Expense Cap as described in this Prospectus. For a more detailed explanation of the Brokerage Expenses, see pages 53–54. On average, total charges paid to the Clearing Broker are expected to be less than $8.00 per round-turn trade, although the Clearing Broker’s brokerage commissions and fees will be determined on a contract-by-contract, or round-turn basis.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

The Administrator

The Managing Owner, on behalf of the Fund, has appointed The Bank of New York Mellon as the administrator, or Administrator, of the Fund and has entered into an Administration and Accounting Agreement, or the Administration Agreement, in connection therewith. The Bank of New York Mellon will serve as custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon will also serve as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the current list of names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-4412. A list of the names of the parties that have executed a Participant Agreement as of the date of this Prospectus may be found in the “Plan of

Distribution” Section. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services. The Administrator will retain certain financial books and records, including: Basket creation and redemption books and records, fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4412.

Key terms of the Administration Agreement are summarized under the heading “Material Contracts.”

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, the Administrator up to 0.04% of the daily net asset value per annum of the Fund for administration fees, monthly in arrears, subject to the Overall Expense Cap.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Transfer Agent also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid by the Authorized Participants and not by the Fund.

The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

The Distributor

The Managing Owner, on behalf of the Fund, has appointed ALPS Distributors, Inc., or ALPS

SUMMARY

Distributors, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. ALPS Distributors will retain all marketing materials at c/o ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577. Investors may contact ALPS Distributors toll-free in the U.S. at (877) 369-4617. The Fund has entered into a Marketing Agreement with ALPS Distributors. ALPS Distributors is affiliated with ALPS Fund Services, Inc., a Denver-based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed-end, hedge and exchange-traded funds. ALPS Fund Services, Inc. and its affiliates provide fund administration services to funds with assets in excess of $40 billion. ALPS Distributors, Inc. provides distribution services to funds with assets of more than $220 billion.

The Fund will pay ALPS Distributors for performing its duties on behalf of the Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers.

Limitation of Liabilities

You cannot lose more than your investment in the Shares. Shareholders will be entitled to limitation on liability equivalent to the limitation on liability enjoyed by stockholders of a Delaware business corporation for profit.

The Offering; Creation and Redemption of Baskets

On [    ], 2010, Jefferies & Company, Inc., as the Initial Purchaser, subject to certain conditions, agreed to purchase and take delivery of 100,000 Shares, which comprise the initial Baskets of the Fund, at a purchase price of $25.00 per Share ($1,250,000 per Basket), as described in “Plan of Distribution.”

The Fund will create and redeem Shares from time-to-time, but only in one or more Baskets. A

Basket is a block of 50,000 Shares. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in the Fund will be created by the Initial Purchaser. Baskets are created and redeemed continuously as of noon, Eastern time, on the business day immediately following the date on which a valid order to create or redeem a Basket is accepted by the Fund. Baskets are created and redeemed at the net asset value of 50,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is latest, on the date that a valid order to create or redeem a Basket is accepted by the Fund. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

See “Creation and Redemption of Baskets” for more details.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in the Fund will be created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a direct participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner, or a Participant Agreement. The Participant Agreements set forth the procedures for the creation and redemption of Baskets and for the delivery of cash required for such creations or redemptions. The list of current Authorized Participants can be obtained from the Administrator.

Net Asset Value

Net asset value means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles.

SUMMARY

See “Description of the Shares; The Fund; Certain Material Terms of the Declaration of Trust – Net Asset Value” for more details.

Clearance and Settlement

The Shares are evidenced by a global certificate that the Fund issues to DTC. The Shares are available only in book-entry form. Shareholders may hold Shares through DTC, if they are direct participants in DTC, or indirectly through entities that are direct or indirect participants in DTC.

Segregated Accounts/Interest Income

The proceeds of the offering will be deposited in cash in a segregated account in the name of the Fund at the Clearing Broker in accordance with CFTC investor protection and segregation requirements or with the Custodian. The Fund will be credited with 100% of the interest earned on its average net assets on deposit with the Clearing Broker or the Custodian each month. In an attempt to increase interest income earned, the Managing Owner expects to invest the assets of the Fund that are not on deposit as margin in support of futures positions in 3-month U.S. Treasury bills, TIPS, certain cash items such as money market funds, certificates of deposit (under nine months) and time deposits or other instruments permitted by applicable rules and regulations and other high credit quality short-term fixed income securities. As of August 18, 2010, the interest rate expected to be earned by the Fund is estimated to be 0.60% per annum based upon the blended yield of 3-month U.S. Treasury bills and TIPS ranging in maturity from 1 to 5 years with an average duration of three years. Actual interest income could be higher or lower.

This interest income will be used by the Fund to pay its expenses. See “Fees and Expenses” for more details.

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SUMMARY (cont’d)

Fees and Expenses

Management Fee	The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.85% per annum of the daily net asset value of the Fund and will not be subject to the Overall Expense Cap (as defined below). The Management Fee will be paid in consideration of the Managing Owner’s futures trading advisory services.

Organization and Offering Expenses	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), subject to the Overall Expense Cap described below.

Brokerage Commissions and Fees	The Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities, which are referred to collectively as Brokerage Expenses, subject to the Overall Expense Cap described below. On average, total charges paid to the Clearing Broker are expected to be less than $8.00 per round-turn trade, although the Clearing Broker’s brokerage commissions and fees will be determined on a contract-by-contract basis.

Routine Operational, Administrative and Other Ordinary Expenses	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, distribution and marketing fees, legal and accounting fees and expenses, audit fees and expenses, tax preparation fees and expenses, filing fees, and printing, mailing and duplication costs, subject to the Overall Expense Cap described below.

Overall Expense Cap	The Managing Owner has agreed to pay the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), the Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund, which are referred to as Covered Expenses, to the extent that, in the aggregate, they exceed 0.15% per annum of the daily net asset value of the Fund in any month, or the Overall Expense Cap. Any such amounts paid by the Managing Owner will be subject to reimbursement by the Fund, without interest. Any expense reimbursement payment during any month will be counted toward the 0.15% per annum overall expense cap in respect of such month. The 0.85% per annum Management Fee described above and the extraordinary fees and expenses described below are not subject to the Overall Expense Cap. If in any month the Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. If the Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time.

Extraordinary Fees and Expenses	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all the extraordinary fees and expenses, if any, of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will not be subject to the Overall Expense Cap. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First Out of Interest Income	The Management Fee, all expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of Shares, Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund (including reimbursement payments to the Managing Owner) will be paid first out of interest income from the Fund’s holdings of 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities. To the extent interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

Selling Commission	Investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

SUMMARY (cont’d)

Breakeven Amounts

The estimated amount of all fees and expenses which are anticipated to be incurred by a new investor during the first twelve months of investment is 1.00% per annum of the net asset value of the Fund, plus the amount of any commissions charged by the investor’s broker in connection with an investor’s purchase of Shares.

•	The Fund will be subject to fees and expenses in the aggregate amount of approximately 1.00% per annum as described herein.

•

The Fund will be successful only if its annual returns from futures trading, plus its annual interest income from its holdings of 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities, exceed these fees and expenses of approximately 1.00% per annum.

•

The Fund is expected to earn interest income equal to 0.60% per annum based upon the blended yield of 3-month U.S. Treasury bills and TIPS ranging in maturity from 1 to 5 years with an average duration of three years, based on prevailing rates on August 18, 2010, or $0.15 per annum per Share at $25.00 as the net asset value per Share. Therefore, based upon the difference between the annual fees and expenses and the blended yield of both 3-month U.S. Treasury bills and TIPS (as provided in the immediately preceding sentence), the Fund will be required to earn from its futures trading approximately 0.40% per annum, or $0.10 per annum per Share at $25.00 as the net asset value per Share, in order for an investor to break even on an investment during the first twelve months of an investment. Actual interest income could be higher or lower.

Distributions

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its holdings of 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

Fiscal Year

The Fund’s fiscal year ends on December 31 of each year.

Financial Information

The Fund was recently organized and has no financial history.

U.S. Federal Income Tax Considerations

Subject to the discussion below in “Material U.S. Federal Income Tax Considerations,” the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each beneficial owner of Shares will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within the owner’s taxable year.

Additionally, please refer to the “Material U. S. Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of Shares.

Breakeven Table

The Breakeven Table on the following page indicates the approximate percentage and dollar returns required for the value of an initial $25.00 investment in a Share to equal the amount originally invested twelve months after issuance.

SUMMARY (cont’d)

The Breakeven Table, as presented, is an approximation only. The capitalization of the Fund does not directly affect the level of its charges as a percentage of its net asset value, other than brokerage commissions.

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Breakeven Table

	Dollar Amount and Percentage of Expenses of the Fund[9]
Expense[1]	$	%

Management Fee	$0.21	0.85%

Organization and Offering Expense and Routine Operational, Administrative and Other Ordinary Expenses[2,3,4,8]	$0.01	0.05%

Brokerage Commissions and Fees[5,6,8]	$0.03	0.10%

Interest Income[7]	$(0.15)	(0.60)%

12-Month Breakeven	$0.10	0.40%

1.	The breakeven analysis assumes that the Shares have a constant month-end Fund net asset value and is based on $25.00 as the net asset value per Share. See “Charges” on page 53 for an explanation of the expenses included in the “Breakeven Table.”
2.	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates, for paying, all of the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), subject to the Overall Expense Cap described in Footnote 9.
3.	The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary expenses of the Fund, subject to the Overall Expense Cap described in Footnote 9.
4.	In connection with orders to create and redeem Baskets, Authorized Participants will pay a transaction fee in the amount of $500 per order. Because these transaction fees are de minimis in amount, are charged on a transaction-by-transaction basis (and not on a Basket-by-Basket basis), and are borne by the Authorized Participants, they have not been included in the Breakeven Table.
5.	The Fund will pay to the Clearing Broker all Brokerage Expenses, subject to the Overall Expense Cap described below. The actual amount of brokerage commissions and trading fees to be incurred by the Fund will vary based upon the trading frequency of the Fund and the specific futures contracts traded.
6.	Investors may pay customary brokerage commissions in connection with purchases of the Shares. Because such brokerage commission rates will vary from investor to investor, such brokerage commissions have not been included in the Breakeven Table. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.
7.	Interest income currently is estimated to be earned at a rate of 0.60% per annum, as of August 18, 2010, based upon the blended yield of 3-month U.S. Treasury bills and TIPS ranging in maturity from 1 to 5 years with an average duration of three years. Actual interest income could be higher or lower.
8.	The Fund is subject to (i) a Management Fee of 0.85% per annum, (ii) estimated brokerage commissions and fees of 0.10% per annum and (iii) estimated organization and offering expense, routine operational, administrative and other ordinary expenses of 0.05% per annum. Items (ii) and (iii) above are subject to the Overall Expense Cap described in Footnote 9. The Fund is subject to fees and expenses in the aggregate amount of approximately 1.00% per annum. The Fund will be successful only if its annual returns from the underlying futures contracts, including annual income from 3-month U.S. Treasury bills and TIPS, exceeds approximately 1.00% per annum. The Fund is expected to earn 0.60% per annum based upon the blended yield of 3-month U.S. Treasury bills and TIPS ranging in maturity from 1 to 5 years with an average duration of three years, as of August 18, 2010. Therefore, based upon the difference between the annual fees and expenses and the blended yield of 3-month U.S. Treasury bills and TIPS, the Fund would be required to earn a net investment income equal to approximately 0.40% per annum, or $0.10 per annum per Share in order for an investor to break even on an investment during the first twelve months. The Fund is subject to the Overall Expense Cap described in Footnote 9.
9.	The Managing Owner has agreed to pay the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), the Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund, which are referred to as Covered Expenses, to the extent that, in the aggregate, they exceed 0.15% per annum of the daily net asset value of the Fund in any month, or the Overall Expense Cap. Any such amounts paid by the Managing Owner will be subject to reimbursement by the Fund, without interest. Any expense reimbursement payment during any month will be counted toward the 0.15% per annum overall expense cap in respect of such month. The 0.85% per annum Management Fee and the extraordinary fees and expenses described herein are not subject to the Overall Expense Cap. If in any month the Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. If the Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.

You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.jamfunds.com/jcis. The Fund will file periodic, quarterly and annual reports with the SEC. Investors can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

“Thomson,” “Thomson Reuters,” “Reuters” and “CRB” are service marks or trademarks of Thomson Reuters (Markets) LLC, a Thomson Reuters company, or its affiliates (“Thomson Reuters”). “Jefferies” is a service mark or trademark of the Managing Owner or its affiliates.

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ORGANIZATION CHART

JEFFERIES COMMODITY REAL RETURN ETF

*	A wholly owned subsidiary of Jefferies Group, Inc.

THE RISKS YOU FACE

You could lose money investing in Shares. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this Prospectus.

Futures and Commodities Market Related Risks

(1)	The Value of the Shares Relates Directly to the Value of the Commodity Futures Contracts and Other Assets Held by The Fund and Fluctuations in the Price of These Assets Could Materially Adversely Affect an Investment in the Fund’s Shares.

The Shares are designed to reflect as closely as possible the changes, whether positive or negative, in the level of the Index, over time, through the Fund’s portfolio of exchange traded futures contracts on the Index Commodities, or, if applicable, Futures-Linked Investments. The value of the Shares relates directly to the changes in market value over time, whether positive or negative, of the portfolio of exchange traded futures contracts on the Index Commodities, the Futures-Linked Investments (if any) and the value of the TIPS and U.S. Treasury bills, generally with a maturity of less than one year, and other high credit quality short-term fixed income securities less the liabilities (including estimated accrued but unpaid expenses) of the Fund. Fluctuations in the price of the exchange traded futures contracts on the Index Commodities, or, if applicable, Futures-Linked Investments, could materially adversely affect an investment in the Fund’s Shares.

(2)	Numerous Factors May Affect the Value of the Price of the Index Commodities, and in turn, the value of the Fund’s Shares.

The price of the Index Commodities may fluctuate widely, and in turn, the value of the Futures-Linked Investments (if any) may fluctuate accordingly. Several factors may affect the price of the Index Commodities, including, but not limited to:

•

Global supply and demand of each of the Index Commodities, which may be influenced by such factors as forward selling by the various commodities producers, purchases made by the commodities’ producers to unwind their hedge positions and production and cost levels in the major markets of each of the Index Commodities;

•	Domestic and foreign inflation rates and investors’ expectations concerning inflation rates;

•	Domestic and foreign interest rates and investors’ expectations concerning interest rates;

•	Investment and trading activities of mutual funds, hedge funds and commodity funds;

•	Global or regional political, economic, geographic, ecological or financial events and situations; and

•	Expectations among market participants that a commodity’s value will soon change.

(3)	Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares.

The net asset value per Share will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price per Share may be different from the net asset value per Share. Consequently, an Authorized Participant may be able to create or redeem a Basket at a discount or a premium to the public trading price per Share. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares are closely related, but not identical, to the same forces influencing the prices of the Index Commodities comprising the Index, trading individually or in the aggregate, at any point in time. Furthermore, any market forces that affect the prices of the Index Commodities may in turn also affect the Futures-Linked Investments similarly. Investors also should note that the size of the Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Basket at a discount to the public trading price of the Shares or can redeem a Basket at a premium over the public trading price of the Shares. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share closely over time, although there can be no assurance that this will in fact occur.

(4)	Non-concurrent Trading Hours Between the NYSE Arca and the Various Futures Exchanges on Which the Index Commodities are Traded May Impact the Value of Your Investment.

The value of a Share may be influenced by non-concurrent trading hours between the NYSE Arca and the various futures exchanges on which the Index Commodities are traded. While the Shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Time, the trading hours for the futures exchanges on which each of the Index Commodities trade may not necessarily coincide during all of this time.

For example, while the Shares trade on the NYSE Arca until 4:00 p.m. Eastern Time, the COMEX division of the New York Mercantile Exchange closes at 1:30 p.m. Eastern Time. As a result, during periods when the NYSE Arca is open and the futures exchange on which gold is traded are closed, liquidity in the global gold market will be reduced or extremely limited, thus trading spreads and the resulting premium or discount on the Shares may widen, increasing the difference between the price of the Shares and the net asset value of such Shares.

(5)	The Lack of Active Trading Markets For the Shares May Result in Losses on Your Investment in The Fund at the Time of Disposition of Your Shares.

Although the Shares will be listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the Shares will develop or will be maintained. If you need to sell your Shares at a time when no active market for them exists, the price you receive for your Shares, assuming that you are able to sell them, likely will be lower than the price you would receive if an active market did exist.

(6)	Price Volatility May Possibly Cause the Total Loss of Your Investment.

Futures contracts and the Futures-Linked Investments have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in the Fund.

(7)	Potentially Illiquid Markets, Disruption of Market Trading and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of the Fund And, In Turn, The Value Of Your Shares.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, government intervention and exchange regulation.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. The large size of the positions which the Fund may acquire increases the risk of illiquidity by making its positions more difficult to liquidate while increasing the losses incurred while trying to do so. A market disruption, such as when foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, can also make it difficult to liquidate a position.

In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a futures contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular futures contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular futures contract or forcing the liquidation of futures contracts at disadvantageous times or prices.

Furthermore, the above distortions and or disruptions may cause the Fund to liquidate certain of its holdings of 3-month U.S. Treasury bills and TIPS in order to generate sufficient cash to meet margin requirements or close positions at inopportune times.

Market illiquidity and price limits may cause losses for the Fund, and in turn, adversely affect the value of your Shares.

(8)	Because Futures Contracts and other Derivatives Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss. Therefore, Overall Stocks and Bond Prices Could Rise Significantly, and the Economy as a Whole Prosper, While Shares Trade Unprofitably.

Futures trading is a risk transfer economic activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. An investment in the Shares does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while Shares trade unprofitably.

(9)	Failure of Commodity Futures Trading to Exhibit Low to Negative Correlation to General Financial Markets Will Reduce Benefits of Diversification and May Increase Losses to Your Portfolio.

Historically, commodity futures’ returns have tended to exhibit low to negative correlation with the returns of other assets such as stocks and bonds. Although commodity futures trading can provide a diversification benefit to investor portfolios because of its low to negative correlation with other financial assets, the fact that the Index is not 100% negatively correlated with financial assets such as stocks and bonds means that the Fund cannot be expected automatically to be profitable during unfavorable periods for the stock or bond market, or vice-versa. If the Shares perform in a manner that correlates with the general financial markets or do not perform successfully, you will obtain no diversification benefits by investing in the Shares and the Shares may produce no gains to offset your losses from other investments.

(10)	An Investment in Shares May Be Adversely Affected by Competition From Other Methods of Investing in Commodities.

The Fund constitutes a new, and thus initially untested, type of investment vehicle. It competes with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the Managing Owner’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

(11)	“Backwardation” or “Contango” in the Market Prices of the Commodities Will Affect the Value of Your Shares.

As the futures contracts that underlie the Index near expiration, they are replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August 2011 may specify an October 2011 expiration. As that contract nears expiration, it may be replaced by selling the October 2011 contract and purchasing the contract expiring in December 2011. This process is referred to as “rolling.” Historically, the prices of certain Index Commodities have frequently been higher for contracts with shorter-term expirations than for contracts with longer-term expirations, which is referred to as “backwardation.” In these circumstances, absent other factors, the sale of the October 2011 contract would take place at a price that is higher than the price at which the December 2011 contract is purchased, thereby creating a gain in connection with rolling. While certain Index Commodities have historically exhibited consistent periods of backwardation, backwardation will likely not exist in these markets at all times. The absence of backwardation in certain Index Commodities will adversely affect the level of the Index and, accordingly, decrease the value of your Shares.

Conversely, certain Index Commodities historically exhibit “contango” markets rather than backwardation. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months due to the costs of long-term storage of a physical commodity prior to delivery or other factors. Although certain Index Commodities have historically exhibited consistent periods of contango, contango will likely not exist in these markets at all times. Contango in certain Index Commodities will adversely affect the level of the Index and, accordingly, decrease the value of your Shares.

Although the roll method of the Index Commodities may minimize the roll losses due to contango and may maximize the roll benefits due to backwardation, there can be no assurance that this outcome will occur.

Fund Structure and Management Related Risks

(12)	The Shares Are a New Securities Product and Their Value Could Decrease If Unanticipated Operational or Trading Problems Arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for these securities products. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the operations of the Fund and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Fund is not actively “managed” by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Managing Owner’s past experience and qualifications may not be suitable for solving these problems or issues.

(13)	The Liquidity Of The Shares Of The Fund May Also Be Affected By The Withdrawal From Participation Of One Or More Authorized Participants With Respect To The Fund, Which Could Adversely Affect The Value Of Your Shares.

If one or more Authorized Participants which have substantial interests in the Shares of the Fund were to withdraw from participation, the liquidity of the affected Shares may decrease, which may adversely affect the value of your Shares or lead to tracking error between the market price per Share and the net asset value per Share.

(14)	As the Managing Owner and Its Trading Principals Have No History of Operating Investment Vehicles Like the Fund, Their Experience May Be Inadequate or Unsuitable to Manage the Fund.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Fund and has no history of past performance. The Managing Owner and its trading principals have not managed any other public commodity pool or any other commodity pool that seeks to track an index of commodity futures, although certain of the trading principals do have experience managing other types of private commodity pools, and therefore there is no indication of their ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

(15)	The Fund Has No Past Performance on Which to Rely on in Deciding Whether to Buy Shares.

The Fund has not commenced trading and does not have a performance history upon which to evaluate your investment in the Fund. Although past performance is not necessarily indicative of future results, if the Fund had a performance history, such performance history might (or might not) provide you with more information on which to evaluate an investment in the Fund.

(16)	Fees and Commissions are Charged Regardless of Profitability and May Result in Depletion of Assets and, as a Result, Losses to Your Investment.

Investors in the Fund will pay fees in the aggregate amount of approximately 1.00% per annum as described herein. Additionally, investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor.

The Fund is expected to earn interest income equal to 0.60% per annum, based upon the blended yield of 3-month U.S. Treasury bills and TIPS ranging in maturity from 1 to 5 years with an average duration of three years, based on prevailing rates on August 18, 2010.

Consequently, depending upon the interest rate environment, and, because the interest rate on the TIPS is linked to the rate of inflation, the rate of inflation and the expenses of the Fund could, over time, result in losses to your investment therein. You may never achieve profits, significant or otherwise, by investing in the Fund.

(17)	The Fund May Terminate Because The Managing Owner May Be Unwilling Or Unable To Continue To Service The Fund Or Owners May Vote To Terminate The Fund, Each Of Which May Adversely Affect The Value Of Your Portfolio.

You cannot be assured that the Managing Owner will be willing or able to continue to service the Fund for any length of time. The Managing Owner may withdraw from the Fund upon 120 days’ notice, which would cause the Fund to terminate unless a substitute managing owner were obtained. If the Managing Owner discontinues its activities on behalf of the Fund and a substitute managing owner has not been appointed, the Fund will terminate and your investment in Shares will be terminated at a time that is not of your choosing, and may adversely affect the value of your portfolio.

Owners of a majority (over 50%) of the Shares have the power to terminate the Fund. If it is so exercised, investors who may wish to continue to invest in the Index through a fund vehicle will have to find another vehicle, and may not be able to find another vehicle that offers the same features as the Fund. See “Description of the Shares; The Fund; Certain Material Terms of the Declaration of Trust – Termination Events” for a summary of termination events. Such detrimental developments could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the NFA of the Managing Owner or the Clearing Broker were revoked or suspended, such entity would no longer be able to provide services to the Fund.

(18)	The Value of Your Shares May Be Adversely Affected by Redemption Orders That Are Subject to Suspension Postponement or Rejection Under Certain Circumstances.

The Fund may, in its discretion, suspend the right of redemption or postpone the redemption settlement date, (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, or (2) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders of the Fund. In addition, the Fund will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Authorized Participant. For example, the resulting delay may adversely affect the value of the Authorized Participant’s redemption proceeds if the net asset value of the applicable Fund declines during the period of delay. The Fund and the Managing Owner disclaim any liability for any loss or damage that may result from any such suspension or postponement.

(19)	Various Actual and Potential Conflicts of Interest May Be Detrimental to Shareholders.

The Fund will be subject to actual and potential conflicts of interest involving the Managing Owner, various commodity futures brokers and Authorized Participants. The Managing Owner and its trading principals, all of whom are engaged in other investment activities, are not required to devote substantially all of their time to the business of the Fund, which also presents the potential for numerous conflicts of interest with the Fund. As a result of these and other relationships, parties involved with the Fund may have a financial incentive to act in a manner other than in the best interests of the Fund and the Shareholders. The Managing Owner has not established formal procedures to resolve all of the actual and potential conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Shareholders.

The Fund may be subject to certain conflicts with respect to the Clearing Broker, including, but not limited to, conflicts that result from receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third party accounts traded through the Clearing Broker.

(20)	Shareholders Do Not Have Certain Rights and Protections Enjoyed by Investors in Certain Other Vehicles, Such As Corporations.

As beneficial interests in a Delaware statutory trust, the Shares do not have all of the statutory rights normally associated with the ownership of shares of a corporation. In addition, the Shares have limited voting and distribution rights (for example, Shareholders do not have the right to elect directors and the Fund is not required to pay regular distributions, although the Fund may pay distributions in the discretion of the Managing Owner). Therefore, an investment in Shares does not provide certain rights and protections offered by an investment in certain other investment vehicles, such as corporations.

(21)	The Value of the Shares Will Be Adversely Affected If the Fund is Required to Indemnify the Trustee or the Managing Owner.

Under the Declaration of Trust, the Trustee has the right to be indemnified for any liability or expense it incurs without its fraud, gross negligence, bad faith or willful misconduct and the Managing Owner has the right to be indemnified for any liability or expense it incurs without its fraud, gross negligence, bad faith, willful misconduct or a material breach of the Declaration of Trust. That means the Managing Owner may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the Trustee in connection with the Fund. Any sale of that kind would reduce the net asset value of the Fund.

(22)	The Net Asset Value Calculation of the Fund, And In Turn, The Value Of Your Shares, May Be Overstated or Understated Due to the Valuation Method Employed When a Settlement Price Is Not Available on the Date of Net Asset Value Calculation.

Calculating the net asset value of the Fund includes, in part, any unrealized profits or losses on open commodity futures contracts. Under normal circumstances, the net asset value of the Fund reflects the settlement price of open commodity futures contracts on the date when the net asset value is being calculated. However, if a commodity futures contract traded on an exchange (both U.S. and, to the extent it becomes applicable, non-U.S. exchanges) could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. In such a situation, there is a risk that the calculation of the net asset value of the Fund on such day will not accurately reflect the realizable market value of such commodity futures contract. For example, daily limits are generally triggered in the event of a significant change in market price of a commodity futures contract. Therefore, as a result of the daily limit, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the Fund could be under or overstated, perhaps to a significant degree.

(23)	Although the Shares are Limited Liability Investments, Certain Circumstances such as Bankruptcy of the Fund or Indemnification of the Fund by the Shareholders Will Increase a Shareholder’s Liability.

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by any state, local or foreign taxing authority in which such shareholders reside.

Index Related Risks

(24)	You May Not Rely on Past Index Results in Deciding Whether to Buy Shares, Therefore, You Will Have to Make Your Decision to Invest in the Fund on the Basis of Limited Information.

The Index has a limited history which might (or might not) be indicative of the future Index results or of the future performance of the Fund. Therefore, you will have to make your decision to invest in the Fund on the basis of limited information.

(25)	The Fund’s Performance May Not Always Replicate Exactly the Changes in the Level of the Index. As a Result, There Will be Times When the Fund’s Performance Will Not Meet the Investment Expectations of the Shareholders.

It is possible that the Fund’s performance may not fully replicate the changes in the level of the Index due to disruptions in the markets for the relevant Index Commodities, the imposition of speculative position limits (as discussed in “The Risks You Face - (46) Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted by Regulatory and Exchange Position Limits and Other Rules and Could Result in Tracking Error Between Changes in the Net Asset Value per Share and Changes in the Level of the Index, or Could Result in the Shares Trading at a Premium or Discount to Net Asset Value per Share”), or due to other extraordinary circumstances. As the Fund approaches or reaches position limits with respect to certain futures contracts comprising the Index and the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that is a part of the Index, the Fund may invest in a futures contract referencing the particular Index Commodity other than the specific contract that is a part of the Index, or invest in one or more Futures-Linked Investments referencing the particular Index Commodity, including forward agreements, swaps, or other OTC derivatives, or invest in other futures contracts or Futures-Linked Investments not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such replacement instruments tend to exhibit trading prices or returns that correlate with a futures contract that is a part of the Index. In addition, the Fund is not able to replicate exactly the changes in the level of the

Index because the total return generated by the Fund is reduced by expenses and transaction costs, including those incurred in connection with the Fund’s trading activities, and increased by interest income from the Fund’s holdings of 3-month U.S. Treasury bills, TIPS and short-term high quality fixed income securities. Tracking the Index requires trading of the Fund’s portfolio with a view to tracking the Index over time and is dependent upon the skills of the Managing Owner and its trading principals, among other factors.

(26)	The Fund is Not Actively Managed and Will Track the Index During Periods in Which the Index Is Flat or Declining as Well as When the Index Is Rising. Therefore, Investors Will Not be Protected Against Declines in the Index That Can Have a Significantly Adverse Impact on the Shares.

The Fund is not actively managed by traditional methods. For example, if the Index Commodities or the Futures-Linked Investments owned by the Fund are declining in value, the Fund will not close out the futures positions underlying the Index Commodities or terminate the Futures-Linked Investments, except in connection with a change in the composition or weighting of the Index. The Managing Owner will seek to cause the net asset value of the Fund to track the Index during periods in which the Index is flat or declining as well as when the Index is rising.

(27)	Fewer Representative Commodities Sectors May Result in Greater Index Volatility.

The nineteen Index Commodities that may be included in the Index from time-to-time are WTI Crude Oil, Heating Oil, RBOB Gasoline, Natural Gas, Corn, Soybeans, Live Cattle, Gold, Aluminum, Copper, Sugar, Cotton, Cocoa, Coffee, Nickel, Wheat, Lean Hogs, Orange Juice, and Silver.

The physical commodities underlying either the exchange-traded futures contracts included as Index Commodities of the Index or the related Futures-Linked Investments from time-to-time may be heavily concentrated in a limited number of sectors, particularly energy and agriculture. An investment in the Fund may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors. Concentration in fewer Index Commodities may result in a greater degree of volatility in the Index and the net asset value of the Fund under specific market conditions over time.

(28)	The Index May Be Potentially Over-Concentrated in a Particular Index Commodity Sector, and in Turn, Your Shares May Become More Volatile.

The commodities underlying the futures contracts included in the Index Commodities will be from one of the following categories: energy, base metals, precious metals, and agriculture. As a result, the Index may become concentrated in a specific category. As the Index concentration increases in a category, the corresponding futures contracts or Futures-Linked Investments owned by the Fund will increase accordingly. Additional concentration increases the opportunity for greater potential losses and gains. Therefore, an increase in the concentration within a category may cause the Shares to magnify their potential losses.

(29)	Changes in the Value of the Index Commodities May Offset Each Other.

The performance of the Shares is linked to the aggregate changes in the closing levels of the Index Commodities. Price movements between the Index Commodities representing different commodity classes may not correlate with each other. At a time when the value of an Index Commodity representing a particular commodity class increases, the value of other Index Commodities representing different commodity classes may not increase as much or may decline. Therefore, in calculating the closing level of the Index, increases in the value of some of the Index Commodities may be moderated by lesser increases, or more than offset by declines in the closing levels of other Index Commodities.

(30)	Shareholders Have No Rights Against the Index Oversight Committee For Decisions That May Negatively Affect the Existence of the Index or the Index Level.

Although the Index Oversight Committee may make certain decisions (such as discontinuing the Index) that may negatively affect the existence of the Index or the Index levels, Shareholders will have no rights against the Index Oversight Committee. The Index Oversight Committee has no obligations relating to this offering or to the Shareholders.

(31)	The Index Oversight Committee and Index Calculation Agent Have No Obligation to Consider Your Interests in Calculating or Revising the Index. Some of Their Actions Could Adversely Affect the Value of the Shares.

The Index Oversight Committee and Index Calculation Agent calculate and maintain the Index. The Index Oversight Committee may add, eliminate or substitute the instruments underlying the Index or make other methodological changes that may change the level of an Index Commodity. You should realize that changing an underlying instrument included in the Index may significantly affect its results, either negatively or positively. Additionally, the Index Oversight Committee and or the Index Calculation Agent may alter, discontinue or suspend calculation or dissemination of an Index Commodity. Any of these actions could adversely affect the value of the Shares. The Index Oversight Committee and Index Calculation Agent have no obligation to consider your interests in calculating or revising an Index Commodity.

(32)	The Index Calculation Agent Has No Obligation to Consider Your Interests and May Adjust the Index in ways that May Negatively Affect its Level, and, In Turn, the Value of Your Shares.

The Index Calculation Agent calculates and maintains the Index. The Index Calculation Agent is entitled to exercise limited discretion in relation to the Index, including, but not limited to, calculating the Index levels should an extraordinary event (as provided by the Index rules) occur. Although the Index Calculation Agent will act and make all determinations in good faith, it should be noted that the policies and judgments for which the Index Calculation Agent is responsible may have an impact, positive or negative, on the Index levels, and in turn, the value of your Shares.

(33)	Jefferies Group, Inc. and Its Affiliates May Publish Research That Conflicts With Each Other and Which May Negatively Impact the Value of the Fund and Your Shares.

Jefferies Group, Inc. and its affiliates may publish research from time-to-time on commodity markets and other matters that may influence the value of the Shares, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Shares. Jefferies Group,

Inc. and its affiliates may have published or may publish in the future research or other opinions that call into question the investment view implicit in an investment in the Shares. Any research, opinions or recommendations expressed by these entities may not be consistent with each other and may be modified from time-to-time without notice. Shareholders should make their own independent investigation of the merits of investing in the Shares.

(34)	The Investment Strategy Used to Construct the Index Involves Rebalancing and Weighting Limitations that are Applied to the Index Commodities, Which May Limit the Potential Results of the Index, and in Turn, the Potential Value of Your Shares.

The Index Commodities are subject to rebalancing and weighting limits. By contrast, a synthetic portfolio that does not rebalance and is not subject to any weighting limits could see greater compounded gains over time through exposure to a consistently and rapidly appreciating portfolio consisting of the Index Commodities. Therefore, the investment strategy of the Index may constrain the potential results of a particular Index, and in turn, decrease the potential value of your Shares.

(35)	Because the Index Commodities May Not Be Equally Weighted, the Index Commodities With Greater Weight Will Have a Larger Impact on the Aggregate Results of the Index, and May Increase the Potential Losses to Your Shares.

The Index Commodities that comprise the Index may have different weights at various times. One consequence of such an unequal weighting of the Index Commodities is that the same percentage change in two of the Index Commodities may have different effects on the level of the Index due to the unequal weightings. Therefore, as the weighting of an Index Commodity increases, a decrease in the value of such an Index Commodity would further decrease the value of the Index, and in turn, the value of your Shares.

(36)	Correlation of Changes in the Closing Levels Among the Index Commodities May Reduce the Performance of the Shares.

Changes in the closing levels amongst the Index Commodities may become highly correlated from time-to-time, including, but not limited to, a period during which there is a substantial decline in a particular sector represented by the Index Commodities. Furthermore, such Index Commodities may have a higher weighting in the Index relative to any of the other sectors. High correlation during periods of negative returns among heavily weighted Index Commodities representing any one sector may adversely impact the closing levels of the Index, and in turn, the value of your Shares.

(37)	The Level of the Index May Be Lower Than the Level of an Index Based Upon Different Combinations of the Index Commodities.

The closing levels of the Index depend on the results of the underlying Index Commodities, as determined by the index methodology. There can be no assurance that the selection of the Index Commodities will actually produce higher closing levels than a different combination of index commodities, methodologies, or strategies.

(38)	Certain of the Futures Contracts Underlying the Index Commodities and the Related Futures-Linked Investments Will Be Subject to Pronounced Risks of Pricing Volatility.

Certain of the futures contracts underlying the Index Commodities, most notably agricultural products, tend to have only a few contract months each year that trade with sufficient liquidity. Thus, the futures contracts corresponding to these Index Commodities tend to expire infrequently, roll forward less frequently than monthly, and may have further pronounced pricing volatility during extended periods of low liquidity. In turn, the related Futures-Linked Investments may also reflect greater volatility accordingly.

Certain of the Index Commodities, notably those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts may be rolled forward every month. In respect of the futures contracts underlying the Index Commodities that represent energy, it should be noted that, due to the significant level of its continuous and worldwide consumption, limited reserves, and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages. In turn, the related Futures-Linked Investments may also reflect greater volatility accordingly.

As a result of the additional volatility of the Index Commodities, the closing levels of the applicable Index, and in turn the value of your Shares, may also become subject to a corresponding increase in volatility.

Treasury Security Related Risks

(39)	Certain Interest Rate Environments May Cause TIPS to Experience Greater Losses Than Other Fixed Income Securities With Similar Duration.

The Fund will invest in TIPS which are special types of treasury bonds that were created to offer bond investors protection from inflation. The value of TIPS is subject to the effects of changes in real interest rates that may change as a result of different factors. The value of TIPS tends to decrease when real interest rates increase and increase when real interest rates decrease. Real interest rates are tied to the relationship between nominal interest rates and the rate of inflation. If nominal interest rates increase at a faster rate than inflation, real interest rates may rise, leading to a decrease in value of the TIPS. Therefore, in certain interest rate environments, such as when real interest rates are rising faster than nominal interest rates, TIPS may experience greater losses than other fixed income securities with similar duration.

The values of the TIPS are automatically adjusted to the inflation rate as measured by the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for all Urban Consumers, the Consumer Price Index, or CPI, published monthly by the U.S. Department of Labor’s Bureau of Labor Statistics. If the CPI goes up by half a percent, the value of the TIPS also goes up by half a percent. However if the CPI falls, the value of the TIPS does not fall because the government guarantees that the original investment will remain the same. The CPI measurement may not be completely accurate and, as a result, the principal balance of the TIPS may not increase commensurately with true interest.

(40)	There Can Be No Assurance That the Inflation Adjustment Made to TIPS Will Be Accurate.

TIPS are fixed income securities whose principal value is periodically adjusted according to the rate of inflation as measured by the CPI. The index for measuring the inflation rate for inflation-linked U.S. Treasury securities, such as TIPS, is the CPI. Although interest payments on TIPS will vary along with changes in the CPI, there can be no assurance that the CPI will accurately measure the change in the general price increase of a certain good or service. Therefore the inflation adjustment made to TIPS may not be accurate.

(41)	Deflation Causes the Principal Value of TIPS to Fall, Reducing the Potential Interest Earned by the Fund’s Holdings of TIPS.

Generally, during periods of rising inflation, the value of TIPS will tend to increase, and during periods of deflation, the value of TIPS will tend to decrease. If the TIPS’s principal value falls due to deflation, the TIPS will be adjusted downward, and consequently the interest payable on the TIPS (calculated with respect to a smaller principal amount) will be reduced. While deflation will cause a reduction in the interest payment made on TIPS, the repayment of principal at the maturity of the TIPS is guaranteed by the U.S. Treasury to be no less than the original face or par amount of the TIPS at the time of issuance.

THE INFLATION PROTECTION OFFERED BY THE FUND’S INVESTMENT IN TIPS DOES NOT GUARANTEE THAT THE FUND WILL BE PROFITABLE.

Regulatory Related Risks

(42)	Shareholders Will Not Have the Protections Associated With Ownership of Shares in an Investment Company Registered Under the Investment Company Act of 1940. Such Protections Are Intended To Decrease Certain Conflicts And Also Impose A Number Of Investment Restrictions And Diversification Requirements.

The Fund is not registered as an investment company under the Investment Company Act of 1940, and it is not required to register under such Act. Consequently, Shareholders will not have the regulatory protections provided to investors in registered and regulated investment companies, such as, for example, the requirement that investment companies must have a board of directors comprised of disinterested directors which oversees the registered fund’s activities with respect to entering into advisory contracts and other agreements and the requirement that investment companies must establish policies and procedures that address various conflicts of interest. Furthermore, the Investment Company Act of 1940 imposes a number of investment restrictions and diversification requirements, prohibitions against certain transactions with affiliates, and regulates a number of additional areas. Investors in Shares will not have the benefit of any of these protections.

(43)	Trading on Commodity Exchanges Outside the United States, such as The London Metal Exchange, Is Not Subject to U.S. Regulation. Shareholders Could Incur Substantial Losses From Trading on Commodity Exchanges Which Such Shareholders Would Not Have Otherwise Been Subject Had the Fund’s Trading Been Limited to U.S. Markets.

Some of the Fund’s trading is expected to be conducted on commodity exchanges outside the United States. Specifically, the Fund’s trading of aluminum and nickel will be conducted on The London Metal Exchange, or the LME. Trading on such exchanges is not regulated by any United States governmental agency and may involve certain risks not applicable to trading on United States exchanges, including different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, Shares will be subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Shareholders could incur substantial losses from trading on commodity exchanges which such Shareholders would not have otherwise been subject had the Fund’s trading been limited to U.S. markets.

Based on the historical closing levels of the Index, the Managing Owner estimates that approximately 7% of the Fund’s trading is expected to be conducted on the LME and other commodity exchanges outside the United States.

The above estimate is only an approximation. The actual percentage may be either lesser or greater than above-listed.

(44)	The Effect Of Market Disruptions, Governmental Intervention And The Dodd-Frank Wall Street Reform And Consumer Protection Act Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.

The global financial markets have in the past few years gone through pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition — as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action — these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

The Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to market participants from their banks, dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the affected market participants. Market disruptions may from time to time cause dramatic losses, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

In response to the recent financial crises, the Obama Administration and the U.S. Congress proposed sweeping reform of the U.S. financial regulatory system. After over a year of debate, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Reform Act, became law in July 2010. The Reform Act seeks to regulate markets, market participants and financial instruments that previously have been unregulated and substantially alters the regulation of many other markets, market participants and financial instruments. Because many provisions of the Reform Act require rulemaking by the applicable regulators before becoming fully effective and the Reform Act mandates multiple agency reports and studies (which could result in additional legislative or regulatory action), it is difficult to predict the impact of the Reform Act on the Fund, the Managing Owner, and the markets that affect the large cap U.S. equity markets, the option markets, the futures markets and the markets for other instruments that contribute to the level of the VIX Futures Index, the Net Asset

Value of the Fund or the market price of the Shares. The Reform Act could result in the Fund’s investment strategy becoming non-viable or non-economic to implement. The Reform Act and regulations adopted pursuant to the Reform Act could have a material adverse impact on the profit potential of the Fund. See also Risk Factor (45) “The Effects of New Regulation of the Over-the-Counter Derivatives Markets is Unknown and May Have a Detrimental Effect on the Value of Your Shares” below.

(45)	The Effects of New Regulation of the Over-the-Counter Derivatives Markets is Unknown and May Have a Detrimental Effect on the Value of Your Shares.

The Reform Act includes provisions that comprehensively regulate the OTC derivatives markets for the first time.

The Reform Act mandates that a substantial portion of OTC derivatives must be executed in regulated markets and submitted for clearing to regulated clearinghouses. OTC trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as possible SEC or CFTC mandated margin requirements. The regulators also have broad discretion to impose margin requirements on non-cleared OTC derivatives and new requirements will apply to the holding of customer collateral by OTC derivatives dealers. These requirements may increase the amount of collateral that the Fund is required to provide and the costs associated with providing it. Although the Reform Act includes limited exemptions from the clearing and margin requirements for so-called “end-users,” the Fund will not be able to rely on these exemptions. In addition, the OTC derivative dealers with which the Fund expects to execute the majority of its OTC derivatives will not be able to rely on the end-user exemptions under the Reform Act and therefore these dealers will be subject to clearing and margin requirements irrespective of whether the Fund is subject to these requirements. OTC derivative dealers also will be required to post margin to the clearinghouses through which they clear their customers’ trades instead of using those assets in their operations, as is currently permitted. This will increase the OTC derivative dealers’ costs, and these increased costs are expected to be passed through to other market participants in the form of higher upfront and mark-to-market margin, less favorable trade pricing, and the possible imposition of new or increased fees.

The SEC and CFTC may also require a substantial portion of derivative transactions that are currently executed on a bi-lateral basis in the OTC markets to be executed through a regulated securities, futures, or swap exchange or execution facility. Such requirements may make it more difficult and costly for investment funds, including the Fund, to enter into highly tailored or customized transactions. They may also render Futures-Linked Investments in which the Fund might otherwise engage impossible or so costly that they will no longer be economical to implement.

OTC derivative dealers and major OTC derivatives market participants will be required to register with the SEC and/or CFTC. The Fund or the Managing Owner may be required to register as major participants in the OTC derivatives markets. Dealers and major participants will be subject to minimum capital and margin requirements. These requirements may apply irrespective of whether the OTC derivatives in question are exchange-traded or cleared. OTC derivatives dealers will also be subject to new business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory burdens. These requirements may further increase the overall costs for OTC derivative dealers, which costs are also likely to be passed along to market participants. The overall impact of the Reform Act on the Fund is highly uncertain and it is unclear how the OTC derivatives markets will adapt to this new regulatory regime.

(46)	Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted by Regulatory and Exchange Position Limits, Position Accountability Levels and Other Rules and Could Result in Tracking Error Between Changes in the Net Asset Value per Share and Changes in the Level of the Index, or Could Result in the Shares Trading at a Premium or Discount to Net Asset Value per Share.

CFTC and commodity exchange rules impose speculative position limits and position accountability levels on market participants, including the Fund, trading in certain commodities. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts.

The Index is composed of 19 Index Commodities, of which 17 are subject to speculative position limits imposed by either the CFTC or the rules of the futures exchanges on which the futures contracts for the applicable Index Commodities are traded. The purposes of speculative position limits are to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts. Currently, speculative position limits (i) for corn, wheat, soybean and cotton are determined by the CFTC and (ii) for all other commodities are determined by the futures exchanges. Generally, speculative position limits in the physical delivery markets are set at a stricter level in the month when the futures contract matures and becomes deliverable, known as the “spot month,” versus the limits set for all other months. Subject to any relevant exemptions, traders, such as the Fund, may not exceed speculative position limits, either individually, or in the aggregate with other persons with whom they are under common control or ownership. If the Managing Owner determines that the Fund’s trading may be approaching any of these speculative position limits, the Fund may reduce its trading in that commodity or trade in other commodities or instruments that the Managing Owner determines comply with the rules and goals of the Index.

The Fund is subject to certain position limits (see “Investment Objective of the Fund—Investment Objective”) and, consequently, the Fund’s ability to issue new Baskets or to reinvest income in additional futures contracts corresponding to the Affected Index Commodities may be limited to the extent that these activities would cause the Fund to exceed the applicable position limits, unless the Fund establishes long positions in alternative futures contracts or Futures-Linked Investments, such as forward contracts, swaps or other OTC derivatives in addition to and as a proxy for futures on the Affected Index Commodities. Speculative position limits and the use of alternative futures contracts or Futures-Linked Investments in addition to or as a proxy for futures on the Affected Index Commodities may affect the correlation between changes in the net asset value per Share and changes in the level of the Index, and the correlation between the price of the Shares, as traded on the NYSE Arca and the net asset value per Share.

It is possible that in the future, the CFTC may propose new rules with respect to position limits in agricultural, energy and any other commodities for traders engaged in indexed-based trading, such as the trading engaged in by the Fund. Depending on the outcome of any future CFTC rulemaking, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to the Fund. For example, if the amended rules are detrimental to the Fund, the Fund’s ability to issue new Baskets, or its ability to reinvest income in additional futures contracts corresponding to the Affected Index Commodities, may be limited to the extent these activities would cause the Fund to exceed the applicable position limits. Limiting the size of the Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of the Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the Fund.

(47)	The NYSE Arca May Halt Trading in the Shares Which Would Adversely Impact Your Ability to Sell Shares.

Trading in Shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in Shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline.

Additionally, there can be no assurance that the requirements necessary to maintain the listing of the Shares will continue to be met by the Fund or will remain unchanged by the NYSE Arca. The Fund will be terminated if the Shares are delisted from the NYSE Arca and are not successfully registered on another exchange.

Tax Related Risks

(48)	Shareholders Will Be Subject to Taxation on Their Allocable Share of the Fund’s Taxable Income, Whether or Not They Receive Cash Distributions.

Shareholders will be subject to U.S. federal income taxation and, in some cases, state, local, or foreign income taxation on their allocable share of the Fund’s taxable income, whether or not they receive cash distributions from the Fund. Shareholders may not receive cash distributions equal to their share of the Fund’s taxable income or even the tax liability that results from such income.

(49)	Items of Income, Gain, Deduction, Loss and Credit with Respect to Shares Could Be Reallocated if the IRS Does Not Accept the Assumptions or Conventions Used by the Fund in Allocating Fund Tax Items.

U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects Shareholders’ beneficial shares of partnership items, but these assumptions and conventions may not be in compliance with all aspects of applicable tax requirements. It is possible that the IRS will successfully assert that the conventions and assumptions used by the Fund do not satisfy the technical requirements of the Code and/or Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects you.

(50)	The Current Treatment of Long-Term Capital Gains Under Current U.S. Federal Income Tax Law May Be Adversely Affected, Changed or Repealed in the Future, And In Turn, May Adversely Affect The Value Of Your Shares.

Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

PROSPECTIVE INVESTORS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISERS AND COUNSEL WITH RESPECT TO THE POSSIBLE TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE SHARES; SUCH TAX CONSEQUENCES MAY DIFFER WITH RESPECT TO DIFFERENT INVESTORS.

Other Risks

(51)	Futures-Linked Investments, such as Forward Agreements, Swaps, or other OTC Derivatives Are Not Regulated and Are Subject to the Risk of Counterparty Non-Performance Resulting in the Fund Not Realizing a Trading Gain.

The Managing Owner may determine that the Fund may enter into one or more Futures-Linked Investments through a dealer market which is dominated by major money center banks and is substantially unregulated. Thus, you do not receive the same protection as provided to futures traders in United States markets by the CFTC, regulatory scheme or the statutory scheme of the Commodity Exchange Act.

Markets in which the Fund may effect a transaction in one or more Futures-Linked Investments are in the “over-the-counter” unregulated private markets. The participants and dealers in such markets are typically not subject to the same level of credit evaluation and regulatory oversight as are members of the exchange-based markets. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a credit or liquidity problem or a dispute over the terms of the contract (whether or not bona fide), thus causing the Fund to suffer a loss. Such counterparty risk is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or in instances where the Fund has concentrated its transactions with a single or small group of counterparties. Recent events surrounding the bankruptcies or similar proceedings of various counterparties and dealers have demonstrated certain risks of the Fund engaging in these “over-the-counter” transactions in unregulated private markets. Therefore, the Fund faces the risk of non-performance by the counterparties to the Futures-Linked Investments and such non-performance may cause some or all of the Fund’s gain, if any, on its Futures-Linked Investments to be unrealized.

The Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding from a counterparty and the Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

The Futures-Linked Investments have terms that make them less marketable than futures on the Index Commodities. Futures-Linked Investments are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, are not transferable without the consent of the counterparty.

(52)	Failure of Futures Commission Merchants or Commodity Brokers to Segregate Assets May Increase Losses; Despite Segregation of Assets, the Fund Remains at Risk of Significant Losses Because the Fund May Only Receive a Pro-Rata Share of the Assets, or No Assets at All.

The Commodity Exchange Act requires a clearing broker to segregate all funds received from customers from such broker’s proprietary assets. If the Clearing Broker fails to do so, the assets of the Fund might not be fully protected in the event of the Clearing Broker’s bankruptcy. Furthermore, in the event of the Clearing Broker’s bankruptcy, the Fund could be limited to recovering either a pro-rata share of all available funds segregated on behalf of the Clearing Broker’s combined customer accounts or the Fund may not recover any assets at all, even though certain property specifically traceable to the Fund was held by the Clearing Broker. The Clearing Broker may, from time-to-time, have been the subject of certain regulatory and private causes of action. Such material actions, if any, are described under “The Commodity Brokers.”

In the event of a bankruptcy or insolvency of any exchange or a clearing house, the Fund could experience a loss of the funds deposited through its Clearing Broker as margin with the exchange or clearing house, a loss of any profits on its open positions on the exchange, and the loss of unrealized profits on its closed positions on the exchange.

(53)	You Should Consult Your Own Legal, Tax And Financial Advisers Regarding The Desirability Of An Investment In The Shares Because No Independent Advisers Were Appointed To Represent You In Connection With The Formation And Operation Of The Fund.

The Managing Owner has consulted with counsel, accountants and other advisers regarding the formation and operation of the Fund. No counsel has been appointed to represent you in connection with the offering of the Shares. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Shares.

(54)	Competing Claims Over Ownership of Intellectual Property Rights Related to the Fund Could Adversely Affect the Fund and an Investment in the Shares.

While the Managing Owner believes that all intellectual property rights needed to operate the Fund are either owned by or licensed to the Managing Owner or have been obtained, third parties may allege or assert ownership of intellectual property rights which may be related to the design, structure and operations of the Fund. To the extent any claims of such ownership are brought or any proceedings are instituted to assert such claims, the negotiation, litigation or settlement of such claims, or the ultimate disposition of such claims in a court of law if a suit is brought, may adversely affect the Fund and an investment in the Shares, for example, resulting in expenses or damages or the termination of the Fund.

CAUTIONARY NOTE REGARDING

FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements that reflect the Managing Owner’s current expectations about the future results, performance, prospects and opportunities of the Fund. The Managing Owner has tried to identify these forward-looking statements by using words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “should,” “estimate” or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the Managing Owner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” in this Summary, in “The Risks You Face” and elsewhere in this Prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, the Managing Owner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this Prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this Prospectus.

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INVESTMENT OBJECTIVE OF THE FUND

Investment Objective

The Fund seeks to track changes, whether positive or negative, in the level of the Index, over time. The Fund will pursue its investment objective primarily by maintaining long futures positions corresponding to the futures contracts that comprise the Index, with an aggregate notional amount equal to the Fund’s total capital. The Fund may use alternative futures contracts or Futures-Linked Investments under certain circumstances. The Fund’s performance also will reflect the difference, positive or negative, between its interest income from its holdings of 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities, over the expenses of the Fund. The Shares are designed for investors who want a cost effective and convenient way to invest in a diversified index of commodity futures on U.S. and non-U.S. markets.

Advantages of investing in the Shares include:

•

Ease and Flexibility of Investment. The Shares will trade on the NYSE Arca and provide investors with indirect access to the commodity futures markets. The Shares may be bought and sold throughout the business day at real-time prices on the NYSE Arca like other exchange-listed securities. Investors may purchase and sell Shares through traditional brokerage accounts.

•

Shares May Provide A More Cost Effective Alternative. Investing in the Shares can be easier and less expensive for an investor than constructing and trading a comparable commodity futures portfolio. For example, investors seeking to construct a similar portfolio of commodities would have to trade on their own in commodity futures contracts, or retain a commodity trading advisor to manage their commodity futures trading, or become a participant with limited liability in a private or public commodity pool. Through an investment in the Shares, investors buy into a fund that already trades futures contracts on the 19 Index Commodities that comprise the Index.

•	Margin. Shares are eligible for margin accounts.

•	Diversification. The Shares may help to diversify a portfolio because the Index historically has tended to exhibit low to negative correlation with both equities and conventional bonds.

•

Transparency. Because the Fund is designed to track the Index, the components of which are disclosed daily on the Managing Owner’s website, the Shares provide a more transparent investment in commodities than mutual funds that invest in commodity-linked notes.

•

Potential Inflation Protection for Investors. The Fund expects to invest a significant amount of its holding of cash in the form of 3-month U.S. Treasury bills and TIPS, which are backed by the full faith and credit of the U.S. government. Because repayment of the original principal upon maturity (as adjusted for inflation) is guaranteed by the U.S. government, TIPS provide a degree of protection against inflation.

Investing in the Shares does not insulate Shareholders from certain risks, including price volatility.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for the Fund to gain a full or a partial exposure to any Index Commodity by investing in a specific futures contract that is a part of the Index, the Fund may:

•	invest in a futures contract referencing the particular Index Commodity other than the specific futures contract that is a part of the Index,

•	invest in a forward agreement, swap or other OTC derivative referencing the particular Index Commodity, collectively referred to as Futures-Linked Investments, or

•	invest in other futures contracts or a Futures-Linked Investment not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such above instruments tend to exhibit trading prices or returns that correlate with a futures contract that is a part of the Index. Investing in Futures-Linked Investments exposes the Fund to counterparty risk, or the risk that a Futures-Linked Investment counterparty will default on its obligations under the Futures-Linked Investment.

Below is a chart that sets forth certain relevant information, including current speculative position limits for each Affected Index Commodity that any person may hold, separately or in combination, net long or net short, for the purchase or sale of any commodity futures contract or, on a futures-equivalent basis, options thereon. Speculative position limit levels are subject to change by the CFTC or the relevant exchanges. Please see “The Risks You Face – ‘(46) Certain Operations of the Fund, Including the Creation of Baskets, May Be Restricted by Regulatory and Exchange Position Limits, Position Accountability Levels and Other Rules and Could Result in Tracking Error Between Changes in the Net Asset Value per Share and Changes in the Level of the Index, or Could Result in the Shares Trading at a Premium or Discount to Net Asset Value per Share.’”

Affected Index Commodity	Exchange (Symbol)[1]	Exchange Position Limits
Group I
WTI Crude Oil	NYMEX (CL)	3,000 – Last three days of trading in the Spot Month 10,000 – Single Month 20,000 – All Months Combined

Heating Oil	NYMEX (HO)	1,000 – Last three days of trading in the Spot Month 5,000 – Single Month 7,000 – All Months Combined

RBOB Gasoline	NYMEX (RB)	1,000 – Last three days of trading in the Spot Month 5,000 – Single Month 7,000 – All Months Combined
Group II
Natural Gas	NYMEX (NG)	1,000 – Last three days of trading in the Spot Month 6,000 – Single Month 12,000 – All Months Combined

Corn	CBOT (C)

600 – Spot Month

13,500 – Single Month – Additional futures contracts may be held outside of the spot month as part of futures/futures spreads within a crop year provided that the total of such positions, when combined with outright positions, does not exceed the all months combined limit.

22,000 – All Months Combined

Soybeans	CBOT (S)

600 – Spot Month

6,500 – Single Month – Additional futures contracts may be held outside of the spot month as part of futures/futures spreads within a crop year provided that the total of such positions, when combined with outright positions, does not exceed the all months combined limit.

10,000 – All Months Combined

Live Cattle	CME (LC)

450 – Spot Month – As of the close of business on the first business day following the first Friday of the contract month

300 – Spot Month – As of the close of business on the business day immediately preceding the last five business days of the contract month

5,400 – Single Month

Affected Index Commodity	Exchange (Symbol)[1]	Exchange Position Limits
Not Applicable – All Months Combined

Gold	COMEX (GC)	3,000 – Spot Month 6,000 – Single Month 6,000 – All Months Combined

Copper	COMEX (HG)	1,200 – Spot Month 5,000 – Single Month 5,000 – All Months Combined
Group III

Sugar	ICE - US (SB)

5,000 – Spot Month – As of the opening of trading on the second business day following the expiration of the regular option traded on the expiring futures contract

10,000 – Single Month

15,000 – All Months Combined

Cotton	ICE - US (CT)	300 – Spot Month 3,500 – Single Month 5,000 – All Months Combined

Cocoa	ICE - US (CC)	1,000 – Spot Month 6,000 – Single Month 6,000 – All Months Combined

Coffee	ICE - US (KC)	500 – Spot Month 5,000 – Single Month 5,000 – All Months Combined
Group IV
Wheat	CBOT (W)

600 – Spot Month – In the last five trading days of the expiring futures month in May, the speculative position limit will be 600 contracts if deliverable supplies are at or above 2,400 contracts, 500 contracts if deliverable supplies are between 2,000 and 2,399 contracts, 400 contracts if deliverable supplies are between 1,600 and 1,999 contracts, 300 contracts if deliverable supplies are between 1,200 and 1,599 contracts, and 220 contracts if deliverable supplies are below 1,200 contracts. Deliverable supplies will be determined from the CBOT’s Stocks of Grain report on the Friday preceding the first notice day for the May contract month.

5,000 – Single Month – Additional futures contracts may be held outside of the spot month as part of futures/futures spreads within a crop year provided that the total of such positions, when combined with outright positions, does not exceed the all months combined limit.

6,500 - All Months Combined

Lean Hogs	CME (LH)	950 – Spot Month – As of the close of business on the fifth business day of the contract month 4,100 – Single Month

Orange Juice	ICE - US (OJ)	300 – Spot Month 3,200 – Single Month 3,200 – All Months Combined

Silver	COMEX (SI)	1,500 – Spot Month 6,000 – Single Month 6,000 – All Months Combined

[1]	Legend:

“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.

“ICE - US” means ICE Futures U.S., Inc. or its successor.

“NYMEX” means the New York Mercantile Exchange or its successor.

“COMEX” means the Commodity Exchange Inc., New York or its successor.

“CME” means Chicago Mercantile Exchange, Inc. or its successor.

The Index Calculation Agent obtains information for inclusion in, or for use in the calculation of, the Index from sources the Index Calculation Agent considers reliable. None of the Index Calculation Agent, the Managing Owner, the Fund or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of the Index or any data included in the Index.

The intra-day indicative value per Share is based on the prior day’s final net asset value, adjusted once every fifteen seconds throughout the trading day to reflect the percentage price changes of the Fund’s futures contracts and holdings of TIPS and United States Treasuries and other high credit quality short-term fixed income securities to provide a continuously updated estimated net asset value per Share. The final net asset value of the Fund and the final net asset value per Share will be calculated as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is latest, and posted in the same manner. Although a time gap may exist between the close of the NYSE Arca and the close of the exchanges on which the Index Commodities are traded, there is no effect on the net asset value calculations as a result.

The Shares are intended to provide investment results that generally correspond to the changes, whether positive or negative, in the level of the Index, over time.

The value of the Shares is expected to fluctuate in relation to changes in the net asset value of the Fund. The market price of the Shares may not be identical to the net asset value per Share, but these two valuations are generally expected to be very close. See “The Risks You Face – (3) Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets May Be Created or Redeemed at a Value that Differs From the Market Price of the Shares.”

There can be no assurance that the Fund will achieve its investment objective or avoid substantial losses. The Fund has no performance history. The value of the Shares on the secondary market is expected to fluctuate generally in relation to changes in the net asset value of the Fund.

Role of Managing Owner

The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the NFA.

The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund.

Specifically, the Managing Owner:

•	will select the Trustee, commodity broker, administrator, custodian, transfer agent, distributor, marketing agent, auditor and other third-party service providers of the Fund;

•	will negotiate various agreements and fees for the Fund;

•	will perform such other services as the Managing Owner believes that the Fund may from time-to-time require;

•	will manage the Fund’s portfolio, including futures and Futures-Linked Investments (if any); and

•

will monitor the performance results of the Fund’s portfolio and reallocate assets within the portfolio with a view to causing the performance of the Fund’s portfolio to track that of the Index, as applicable, over time.

The principal office of the Managing Owner is located at One Station Place, Three North, Stamford, CT 06902. The telephone number of the Managing Owner is (203) 708-6500.

DESCRIPTION OF THE THOMSON REUTERS /

JEFFERIES CRB 3 MONTH FORWARD

INDEX

Thomson Reuters is a brand licensor for the Index and acts as the Index Calculation Agent. Thomson Reuters does not approve, endorse or recommend the Fund or the Managing Owner. “Thomson,” “Thomson Reuters,” “Reuters” and “CRB” are service marks or trademarks of Thomson Reuters (Markets) LLC, a Thomson Reuters company, or its affiliates.

General

The Index is designed to provide timely and accurate representation of a long-only, broadly diversified investment in commodities through a transparent and disciplined calculation methodology. The Index is currently composed of futures contracts on the following 19 physical commodities, each of which are referred to as an Index Commodity: aluminum, cocoa, coffee, copper, corn, cotton, crude oil, gold, heating oil, lean hogs, live cattle, natural gas, nickel, orange juice, silver, soybeans, sugar, RBOB gasoline, and wheat. The Index Commodities currently trade on United States futures exchanges, with the exception of aluminum and nickel, which trade on the LME.

The Index tracks the changes in the closing levels of the futures positions that would in three months comprise the Thomson Reuters / Jefferies CRB Index. A commodity futures contract is a bilateral agreement that provides for the purchase and sale of a specified type and quantity of a commodity during a stated delivery month for a fixed price.

The history of the Thomson Reuters / Jefferies CRB Index dates back to 1957, when the Commodity Research Bureau constructed an index comprised of 28 commodities that made its inaugural appearance in the 1958 CRB Commodity Year Book. Since then, as commodity markets have evolved, the original index has undergone periodic updates to remain an important benchmark for the performance of commodities as an asset class. The original index was renamed the Reuters/Jefferies CRB Index in 2005 when it underwent its tenth and most recent revision — as the collaborative effort of Reuters, the global information company, and Jefferies Financial Products, LLC, an affiliate of the Managing Owner — to maintain its representation of modern commodity markets. The original index was renamed the Thomson Reuters/Jefferies CRB Index, or the TR/J CRB Index, in 2009 to reflect the 2008 combination of the Thomson Corporation and Reuters Group PLC. The TR/J CRB Index is currently being calculated in accordance with the methodology adopted in 2005.

The Index was first published in April 2007 and tracks the changes in the closing levels of the futures positions that would in three months comprise the TR/J CRB Index. The Index is calculated daily by the Index Calculation Agent.

The Index historically has tended to exhibit low to negative correlation with both equities and conventional bonds, respectively. The correlation table below illustrates the low and negative correlation of the Index to the S&P 500® Index (Total Return) and the Barclays Capital US Aggregate Bond Index (Total Return), respectively, for the period January 1, 1995 through December 31, 2009. In this table, statistically, investments with a correlation of 100% increase or decrease at the same time, while investments with a correlation of -100% always move in the opposite direction.

Index	Correlation
S&P 500® Index (Total Return)	17.14%
Barclays Capital US Aggregate Bond Index (Total Return)	-8.52%

The methodology for determining the composition and weighting of the Index is subject to modification by Thomson Reuters and Jefferies at any time. The changes in the closing levels of the Index are reported on a number of financial information sites, including Thomson Reuters under the ticker symbol RJCTB.ER. For a more complete description of the Index, please see the Index Calculation Supplement which is available at http://www.jamfunds.com/jcis.

Weighting Factors: A Tiered Approach

The Index uses a four-tiered approach to allocate among the Index Commodities. Group I includes only petroleum products; Group II includes seven Index Commodities which are highly liquid; Group III is comprised of four liquid Index Commodities; Group IV includes Index Commodities that may provide diversification.

All Index Commodities are equally weighted within Groups II, III and IV, as provided below.

THOMSON REUTERS / JEFFERIES CRB 3 MONTH FORWARD INDEX

Group	Index Commodity	Index Weight*	Contract Months	Exchange
	WTI Crude Oil	23%	Jan-Dec	NYMEX
Group I	Heating Oil	5%	Jan-Dec	NYMEX
	RBOB Gasoline	5%	Jan-Dec	NYMEX
	Total	33%

	Natural Gas	6%	Jan-Dec	NYMEX
	Corn	6%	Mar, May, Jul, Sep, Dec	CBOT
	Soybeans	6%	Jan, Mar, May, Jul, Nov	CBOT
Group II	Live Cattle	6%	Feb, Apr, Jun, Aug, Oct, Dec	CME
	Gold	6%	Feb, Apr, Jun, Aug, Dec	COMEX
	Aluminum	6%	Mar, Jun, Sep, Dec	LME
	Copper	6%	Mar, May, Jul, Sep, Dec	COMEX
	Total	42%

	Sugar	5%	Mar, May, Jul, Oct	ICE-US
	Cotton	5%	Mar, May, Jul, Dec	ICE-US
Group III	Cocoa	5%	Mar, May, Jul, Sep, Dec	ICE-US
	Coffee	5%	Mar, May, Jul, Sep, Dec	ICE-US
	Total	20%

	Nickel	1%	Mar, Jun, Sep, Dec	LME
	Wheat	1%	Mar, May, Jul, Sep, Dec	CBOT
Group IV	Lean Hogs	1%	Feb, Apr, Jun, Jul, Aug, Oct, Dec	CME
	Orange Juice	1%	Jan, Mar, May, Jul, Sep, Nov	ICE-US
	Silver	1%	Mar, May, Jul, Sep, Dec	COMEX
	Total	5%

Legend:

“NYMEX” means the New York Mercantile Exchange, or its successor.

“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.

“CME” means the Chicago Mercantile Exchange, Inc., or its successor.

“COMEX” means the Commodity Exchange Inc., New York, or its successor.

“LME” means The London Metal Exchange Limited or its successor.

“ICE-US” means ICE Futures U.S., Inc., or its successor.

A “Contract Month” means the month in which the futures contract matures and becomes deliverable.

*	The Index Weights included in this table show the allocation among the Index Commodities as measured from the Base Date (as defined herein) of the Index and as rebalanced after each monthly rebalancing of the Index Commodities.

Group I - Petroleum Sector

Group I of the Index includes only petroleum products – WTI crude oil, heating oil and unleaded gasoline. These Index Commodities are among the most economically significant and frequently traded and historically have contributed meaningfully to the return and correlative characteristics of commodity benchmark indices.

Petroleum-linked futures have grown over the past several decades. Crude oil, heating oil, and RBOB gasoline are liquid, widely followed and economically significant commodities futures contracts.

WTI crude oil, heating oil and RBOB gasoline, which comprise Group I, tend to correlate to certain major bond and equity benchmarks.

Therefore, a representative commodity index, such as the Index, cannot ignore the importance of petroleum to both the asset class and the global economy.

In order to reflect the role of petroleum in the global economy and maintain the diversified nature of the Index, the Index has assigned an Index Weight of 33% to the Group I Index Commodities, represented by the WTI crude oil, RBOB gasoline and heating oil contracts traded on the NYMEX.

Group II - Highly Liquid Commodities

Group II is comprised of futures contracts on seven Index Commodities that are traded in markets that are highly liquid. These seven markets represent a diverse cross section across several commodity sectors. Each Index Commodity is assigned an Index Weight of 6% of the Index. In turn, Group II constitutes 42% of the Index.

Group III - Liquid Commodities

Group III is comprised of futures contracts on four Index Commodities that are traded in markets that are liquid. These four Index Commodities include a second cross section of diverse and liquid markets in order to diversify the Index. Each Index Commodity in Group III is assigned an Index Weight of 5% of the Index. In turn, Group III constitutes 20% of the Index.

Group IV - Diversifying Commodities

Group IV is comprised of futures contracts on five Index Commodities that may provide additional diversification to the Index by increasing the exposure of the Index to the Softs, Grains, Industrial Metals, Meats and Precious Metals markets. Each Index Commodity in Group IV is assigned an Index Weight of 1% of the Index. In turn, Group IV constitutes 5% of the Index.

Rollover Methodology

A rolling futures position is a position where, on a periodic basis, futures contracts on physical commodities specifying delivery in a particular month are sold and futures contracts specifying delivery in a later month are purchased. An investor with a rolling futures position is able to avoid taking delivery of the underlying physical commodity while maintaining exposure to those commodities. To maximize liquidity and transparency, this “rolling” process for the Index Commodities occurs over the first four Business Days of each month according to a fixed schedule as set forth on the next page. (In the context of the Index, “Business Day” is any day on which the New York Mercantile Exchange is open for business.)

All calendar months for every Index Commodity included in this rollover schedule have historically been relatively liquid as measured by trading volume and open interest. The rollover methodology assumes a constant dollar investment and rolls a proportionally equal amount of the active contracts on the Index Commodity to the deferred month contract on the Index Commodity at the end of each roll Business Day.

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Rollover Schedule—Thomson Reuters / Jefferies CRB 3 Month Forward Index

Commodity	Exchange	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
WTI Crude Oil	NYMEX	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr
Heating Oil	NYMEX	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr
RBOB Gasoline	NYMEX	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr
Natural Gas	NYMEX	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr
Corn	CBOT	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May
Soybeans	CBOT	May	Jul	Jul	Nov	Nov	Nov	Nov	Jan	Jan	Mar	Mar	May
Live Cattle	CME	Jun	Jun	Aug	Aug	Oct	Oct	Dec	Dec	Feb	Feb	Apr	Apr
Gold	COMEX	Jun	Jun	Aug	Aug	Dec	Dec	Dec	Dec	Feb	Feb	Apr	Apr
Aluminum	LME	Jun	Jun	Sep	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	Jun
Copper	COMEX	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May
Sugar	ICE - US	May	Jul	Jul	Oct	Oct	Oct	Mar	Mar	Mar	Mar	Mar	May
Cotton	ICE -US	May	Jul	Jul	Dec	Dec	Dec	Dec	Dec	Mar	Mar	Mar	May
Cocoa	ICE -US	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May
Coffee	ICE -US	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May
Nickel	LME	Jun	Jun	Sep	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	Jun
Wheat	CBOT	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May
Lean Hogs	CME	Jun	Jun	Jul	Aug	Oct	Oct	Dec	Dec	Feb	Feb	Apr	Apr
Orange Juice	ICE -US	May	Jul	Jul	Sep	Sep	Nov	Nov	Jan	Jan	Mar	Mar	May
Silver	COMEX	May	Jul	Jul	Sep	Sep	Dec	Dec	Dec	Mar	Mar	Mar	May

[Remainder of page left blank intentionally.]

Rebalancing Methodology

The Index employs arithmetic averaging with monthly rebalancing, while maintaining a uniform exposure to the various Index Commodities over time.

The Index Commodities are rebalanced monthly, generally following the close of business on the sixth Business Day of each month, to return to the specified dollar weights, referenced as “Index Weight” in the first table above. This rebalancing is achieved by selling Index Commodities that have gained in value relative to other Index Commodities and buying Index Commodities that have lost in value relative to other Index Commodities. This monthly rebalancing helps to maintain both the stability and consistency of the Index and the consistent exposure to the Index Weights of the underlying Index Commodities over time.

The physical commodities underlying the exchange-traded futures contracts included as Index Commodities may from time-to-time be heavily concentrated in a limited number of sectors, particularly energy and agriculture. An investment in the Fund may therefore carry risks similar to a concentrated securities investment in a limited number of industries or sectors.

The composition of the Index may be adjusted in the event that the Index Calculation Agent is not able to calculate the closing prices of the Index Commodities.

Index Calculation

The Index reflects the changes in market value over time, whether positive or negative, of the Index Commodities relative to the value of the Index Commodities as of a starting date, or the Base Date. The Base Date of the Index is considered to be January 3, 1994, on which date the closing level of the Index was 100, although the date the Index first began publishing index values was April 5, 2007. In the case of the Index, for example, a quote of “125.75” means the Index’s value has risen 25.75% since the Index’s Base Date.

The Index Calculation Agent calculates the closing level of the Index on both an excess return basis and a total return basis. An excess return index reflects the changes in market value over time, whether positive or negative, of the Index Commodities. A total return is the sum of the changes in market value over time, whether positive or negative, of the Index Commodities incorporating the return of 3-month U.S. Treasury bills. The Fund is designed to track the Index as calculated on an excess return, not a total return, basis.

Change in the Methodology of the Index

The Index Calculation Agent employs the methodology described above. While the Index Calculation Agent currently employs the above described methodology to calculate the Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting the Index, the Index Commodities, or any other exchange instrument, derivative or otherwise) will not arise that would, in the view of the Index Oversight Committee (as further described below), necessitate a modification of or change to such methodology and in such circumstances the Index Oversight Committee may make any such modification or change as it determines appropriate. The Index Oversight Committee may also make modifications to the terms of the Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of the Index. The Index Calculation Agent and/or Index Oversight Committee will publish notice of any such modification or change.

Publication of Closing Levels and Adjustments

In order to calculate the indicative Index levels, the Index Calculation Agent determines the real time price of each Index Commodity every 15 seconds. The Index Calculation Agent then applies a set of rules to these values to create the indicative level of the Index. These rules are consistent with the rules which the Index Calculation Agent applies at the end of each trading day to calculate the closing levels of the Index. A similar polling process is applied to the 3-month U.S. Treasury bills and TIPS to determine the indicative value of the 3-month U.S. Treasury bills and TIPS held by the Fund every 15 seconds throughout the trading day.

The intra-day indicative value per Share is calculated by adding the intra-day 3-month U.S. Treasury bills and TIPS level plus the intra-day level of the Index which is then applied to the last published net asset value of the Fund, less accrued fees.

The Index Calculation Agent will publish the closing level of the Index daily. The Managing Owner will publish the net asset value of the Fund, the net asset value per Share and the number of outstanding Shares daily. Additionally, the Index Calculation Agent will publish the intra-day Index level, and the Managing Owner will publish the indicative value per Share (quoted in U.S. dollars) and the number of outstanding Shares once every fifteen seconds throughout each trading day. All of the foregoing information will be published as follows:

The intra-day level of the Index (symbol: RJCTB.ER) and the intra-day indicative value per Share (symbol: RRETIV) (each quoted in U.S. dollars) will be published once every fifteen seconds throughout each trading day on the consolidated tape, Thomson Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto.

The current trading price per Share (symbol: RRET) (quoted in U.S. dollars) will be published continuously as trades occur throughout each trading day on the consolidated tape, Thomson Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto.

The number of outstanding Shares (symbol: RRETSO) will be published once every fifteen seconds throughout the trading day and as of the close of business on the consolidated tape, Thomson Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor.

The most recent end-of-day Index closing level (symbol: RJCTB.ER) will be published as of the close of the NYSE Arca each trading day on the consolidated tape, Thomson Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto.

The most recent end-of-day net asset value of the Fund (symbol: RRETNV) will be published as of the close of business on Thomson Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.jamfunds.com/jcis, or any successor thereto. In addition, the most recent end-of-day net asset value of the Fund will be published the following morning on the consolidated tape.

Any adjustments made to the Index will be published on the Managing Owner’s website http://www.jamfunds.com/jcis, or any successor thereto.

Interruption of Index Calculation

Calculation of the Index may not be possible or feasible under certain events or circumstances, including, for example, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Calculation Agent and that the Index Calculation Agent determines affects the Index, the Index Commodities, or any substitute instrument with respect to an Index Commodity, as applicable. Additionally, Index calculations may be disrupted by Rollover Disruptions, Rebalancing Disruptions and/or Market Emergencies, as provided below.

Rollover Disruptions

A Rollover Disruption Event, or RDE, is defined as any day, on which an Index Commodity is scheduled to roll, in which either:

•	the front month or back month contracts for the Index Commodity settle at the daily maximum or minimum price as determined by the rules for the relevant exchange, or

•	the exchange fails to publish an official settlement price for the Index Commodity, or

•	the exchange on which the Index Commodity trades is not scheduled to be open.

If a RDE occurs for any Index Commodity, that portion of the rollover for that Index Commodity only which was scheduled to occur on that day is deferred until the next Business Day upon which no RDE occurs for that Index Commodity. For example, if a RDE occurred on the first day upon which corn was scheduled to roll, then the amount to be rolled on the second roll day would increase to 50%. If a second and third consecutive RDE occurred on the next two days upon which corn was scheduled to roll, then the entire roll would take place at the end of the first Business Day in which there was no RDE. These hypothetical rollover disruptions in corn would have no impact on the rollover schedule for other Index Commodities in the Index.

Rebalancing Disruptions

If, on any date the Index is scheduled to rebalance (defined above as the 6th Business Day of each month), an official settlement price for any one or more of the Index Commodities in the Index is unavailable, then the price used in rebalancing the Index for those Index Commodities is the price on the previous Business Day upon which a price is available. In the event any one or more individual Index Commodities settle at the daily maximum price or the daily minimum price, that price will be used for the purpose of rebalancing the Index.

Market Emergencies

A “Market Emergency” is any unscheduled and extraordinary condition in which market liquidity is interrupted (such as an event resulting in the unscheduled closing of one or more futures exchanges). Should a Market Emergency occur, the Index Calculation Agent and/or the Index Oversight Committee may take action with respect to the Index as it deems or they deem appropriate given the circumstances.

Ongoing Index Calculation and the Thomson Reuters/Jefferies CRB Index Oversight Committee

The role of the Thomson Reuters/Jefferies CRB Index Oversight Committee, or the Index Oversight Committee, is to meet periodically in order to review and/or modify the operation and calculation of the Index and procedures relating thereto, and to review proposals by Jefferies or Thomson Reuters to modify the Index. The Committee is comprised of persons, appointed by Jefferies and Thomson Reuters. The Index Oversight Committee will have a significant degree of discretion with regard to the operation and calculation of the Index and may exercise its discretion, as it deems appropriate.

Disclaimers

THE FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THOMSON REUTERS OR ANY OF ITS SUBSIDIARIES OR AFFILIATES, TOGETHER WITH JEFFERIES FINANCIAL PRODUCTS, LLC, THE LICENSORS. LICENSORS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE PRODUCT(S) OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES OR COMMODITIES GENERALLY OR IN THE FUND PARTICULARLY OR THE ABILITY OF THE INDEX TO TRACK GENERAL COMMODITY MARKET PERFORMANCE. THOMSON REUTERS’ ONLY RELATIONSHIP TO THE MANAGING OWNER AND THE FUND, TOGETHER, THE LICENSEE, IS THE LICENSING OF THE INDEX, WHICH IS DETERMINED, COMPOSED AND CALCULATED BY LICENSORS WITHOUT REGARD TO THE LICENSEE OR THE FUND. LICENSORS HAVE NO OBLIGATION TO TAKE THE NEEDS OF THE LICENSEE OR THE OWNERS OF THE FUND INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE INDEX. LICENSORS ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE FUND TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE FUND INTERESTS ARE TO BE CONVERTED INTO CASH. LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF THE FUND.

LICENSORS AND THEIR AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS MAY BUY OR SELL SECURITIES OR COMMODITIES MENTIONED OR CONTEMPLATED HEREIN AS AGENT OR AS PRINCIPAL FOR THEIR OWN ACCOUNTS AND MAY HAVE POSITIONS OR ENGAGE IN TRANSACTIONS BASED ON OR INDEXED TO THE INDEX. IT IS POSSIBLE THAT LICENSORS’ TRADING ACTIVITY WILL AFFECT THE VALUE OF INDEX. LICENSORS MAY OPERATE AND MARKET OTHER INDEXES THAT MAY COMPETE WITH THE INDEX.

LICENSORS DO NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. LICENSORS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE FUND, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. LICENSORS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LICENSORS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Past Index levels are not necessarily indicative of future Index levels.

Historical Closing Levels

Set out below is a comparison chart with closing levels back-calculated to January 3, 1994. While the Index began publishing closing values on April 2007, the chart covers a period starting from January 3, 1994 through March 2010. The Notes and Legends that accompany the chart are set forth on page 48. The Index Sponsor has not independently verified the information in the chart.

Cautionary Statement – Statistical Information

Statistical information is presented in the following chart, relating to the Closing Levels of the Index, including certain comparisons of the Index to an equities index and a commodities index. In reviewing such information, prospective investors should consider that:

•	Changes in Closing Levels of the Index during any particular period or market cycle may be volatile.

•

Neither the fees charged by the Fund nor the execution costs associated with establishing futures positions in the Index Commodities are incorporated into the Closing Levels of the Index. Accordingly, such Index Levels have not been reduced by the costs associated with an actual investment, such as the Fund, with an investment objective of tracking the Index.

•

The Index began publishing closing values in April 2007, and is independently calculated by the Index Calculation Agent. The Index calculation methodology and commodity futures contracts selection is the same before and after April 2007, as described above. Accordingly, the Closing Levels of the Index, terms of the Index methodology and Index Commodities, reflect an element of hindsight at the time the Index was established.

•

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX BEGAN PUBLISHING CLOSING VALUES IN APRIL 2007, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

•

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

•

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1994 THROUGH APRIL 2007, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF COMMODITY CONTRACTS, IN HINDSIGHT.

•

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

•

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE NOT OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS THAT TRACK A COMMODITY FUTURES INDEX. CERTAIN OF THE MANAGING OWNER’S TRADING PRINCIPALS HAVE OPERATED EXEMPT COMMODITY POOLS TO WHICH SPECIFIC CFTC DISCLOSURE STANDARDS DO NOT APPLY. PURSUANT TO APPLICABLE CFTC REGULATIONS, THE PERFORMANCE

OF THESE EXEMPT POOLS IS NOT REQUIRED TO BE, AND IS NOT, PRESENTED IN THIS PROSPECTUS. THESE POOLS ARE STRUCTURED DIFFERENTLY FROM THE FUND IN THAT THEY DO NOT SEEK TO TRACK COMMODITY FUTURES INDEXES.

•

THERE IS NO INDICATION OF THE ABILITY OF THE MANAGING OWNER AND ITS TRADING PRINCIPALS TO MANAGE INVESTMENT VEHICLES SUCH AS THE FUND. IF THE EXPERIENCE OF THE MANAGING OWNER AND ITS TRADING PRINCIPALS IS NOT ADEQUATE OR SUITABLE TO MANAGE INVESTMENT VEHICLES SUCH AS THE FUND, THE OPERATIONS OF THE FUND MAY BE ADVERSELY AFFECTED. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

•

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE NOT MANAGED ANY OTHER COMMODITY POOL OF THIS TYPE, AND THEREFORE THERE IS NO INDICATION OF THEIR ABILITY TO MANAGE INVESTMENT VEHICLES SUCH AS THE FUND. IF THE EXPERIENCE OF THE MANAGING OWNER AND ITS TRADING PRINCIPALS IS NOT ADEQUATE OR SUITABLE TO MANAGE INVESTMENT VEHICLES SUCH AS THE FUND, THE OPERATIONS OF THE FUND MAY BE ADVERSELY AFFECTED. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

COMPARISON OF ANNUAL RETURNS OF COMPARABLE INDEXES

(January 1994 – March 2010)

NEITHER THE PAST PERFORMANCE OF THE FUND, WHEN AVAILABLE, NOR THE PRIOR INDEX CLOSING LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

EACH OF THE TR/J CRB 3M FWD INDEX, SPX INDEX AND DJUBS INDEX IS AN INDEX AND DOES NOT REFLECT ACTUAL TRADING OR ANY FEES OR EXPENSES. TR/J CRB 3M FWD INDEX IS CALCULATED ON AN EXCESS RETURN BASIS.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX BEGAN PUBLISHING CLOSING VALUES IN APRIL 2007, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1994 THROUGH APRIL 2007, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF COMMODITY CONTRACTS, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION AS SET FORTH, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE NOT OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS THAT TRACK A COMMODITY FUTURES INDEX. CERTAIN OF THE MANAGING OWNER’S TRADING PRINCIPALS HAVE OPERATED EXEMPT COMMODITY POOLS TO WHICH SPECIFIC CFTC DISCLOSURE STANDARDS DO NOT APPLY. PURSUANT TO APPLICABLE CFTC REGULATIONS, THE PERFORMANCE OF THESE EXEMPT POOLS IS NOT REQUIRED TO BE, AND IS NOT, PRESENTED IN THIS PROSPECTUS. THESE POOLS ARE STRUCTURED DIFFERENTLY FROM THE FUND IN THAT THEY DO NOT SEEK TO TRACK COMMODITY FUTURES INDEXES.

THERE IS NO INDICATION OF THE ABILITY OF THE MANAGING OWNER AND ITS TRADING PRINCIPALS TO MANAGE INVESTMENT VEHICLES SUCH AS THE FUND. IF THE EXPERIENCE OF THE MANAGING OWNER AND ITS TRADING PRINCIPALS IS NOT ADEQUATE OR SUITABLE TO MANAGE INVESTMENT VEHICLES SUCH AS THE FUND, THE OPERATIONS OF THE FUND MAY BE ADVERSELY AFFECTED. BECAUSE THERE ARE NO ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Please refer to notes and legends

NOTES AND LEGENDS:

1. “TR/J CRB 3M FWD Index” is the Thomson Reuters / Jefferies CRB 3 Month Forward Index or the Index. The Index is designed to provide timely and accurate representation of a long-only, broadly diversified investment in 19 commodities through a calculation methodology involving rolling futures positions and is calculated on an excess return basis. The Index was launched and began publishing closing values on April 5, 2007, and all data prior to its launch date is a historical estimation using available data.

2. “SPX Index” is the Standard and Poor’s S&P 500® Index. Widely regarded as the benchmark gauge of the large cap U.S. equities market, this index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. Although the S&P 500 focuses on the large-cap segment of the market, it also serves as a proxy for the total market. The index has over $3.5 trillion benchmarked, with index assets comprising approximately $915 billion of this total. The index was first published in 1957.

3. “DJUBS Index” is the Dow Jones-UBS Commodity Indexsm or the DJ-UBSCIsm. The DJUBS Index is a broadly diversified index composed of futures contracts on 19 physical commodities that allows investors to track commodity futures through a single measure and is calculated on an excess return basis. The DJUBS Index was launched on July 14, 1998, and all data prior to its launch date is a historical estimation using available data.

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MANAGEMENT’S DISCUSSION AND

ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with U.S. generally accepted accounting principles requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Fund’s application of these policies involves judgments and actual results may differ from the estimates used.

The Managing Owner believes that the accounting policies that will be most critical to the Fund’s financial condition and results of operations relate to the valuation of the Fund’s financial instruments, including the futures contracts underlying the Index Commodities and, if applicable, Futures-Linked Investments such as forward contracts, swaps or OTC derivatives. All financial instruments will be accounted for at fair value. The Fund will hold a significant portion of its assets in futures contracts and 3-month U.S. Treasury bills, generally with a maturity of less than one year and TIPS.

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). In determining fair value, the Fund maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the financial instrument based on market data obtained from independent sources. Unobservable inputs reflect the Managing Owner’s assumptions that market participants would use in pricing the financial instrument developed based on the best information available in the circumstances. Greater use of management judgment is required in determining fair value when inputs are less observable or unobservable in the marketplace.

At the inception of trading, the Managing Owner expects that the majority of the Fund’s financial instruments will be exchange-traded futures contracts, which will be valued daily at settlement prices published by the exchanges. U.S. Treasury bills are measured based on quoted market prices. Thus, the Managing Owner expects that substantially all of the Fund’s assets will be valued on a daily basis at fair value using objective measures.

Fair value pricing with respect to the Futures-Linked Investments may require subjective determinations about the value of the Futures-Linked Investments. Valuation in these instances is based on consideration of available information including market data obtained from independent sources. Prices or quotes are weighted when estimating fair value with greater reliability placed on information from transactions that are considered to be representative of orderly market transactions.

Liquidity and Capital Resources

As of the date of this Prospectus, the Fund has not begun trading activities. Once the Fund begins trading activities, it is anticipated that all of its total net assets will be allocated to commodities trading, unless the Fund commences trading in one or more Futures-Linked Investments such as forward contracts, swaps or OTC derivatives. If the Fund establishes long positions in Futures-Linked Investments, a portion of its proceeds of the offering may be used to collateralize the Futures-Linked Investments in accordance with normal practices in the over-the-counter derivatives markets.

A significant portion of the net asset value of the Fund will be held in 3-month U.S. Treasury bills and TIPS and cash which will be used as margin for the Fund’s trading in commodity futures contracts and collateral for Futures-Linked Investments. The percentage that the 3-month U.S. Treasury bills and TIPS bears to the total net assets of the Fund varies from period to period as the market values of the commodity futures contracts and the Futures-Linked Investments change. The balance of the Fund’s cash, 3-month U.S. Treasury bills and TIPS will be held in its account with the Custodian. Interest earned on the Fund’s interest-bearing funds will be paid to the Fund.

The Fund’s futures contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges may limit fluctuations in certain futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract has increased or decreased by an amount equal to the daily limit, such positions can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodities futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Fund from promptly liquidating its futures positions. As a result, the current settlement price is unavailable. Because the settlement price on the most recent day on which the position could have been liquidated would be used in lieu of the actual settlement price on the date of determination, there is a risk that the resulting calculation of the net asset value of the Fund could be under or overstated, perhaps to a significant degree.

The Fund’s Futures-Linked Investments, if any, may also be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, certain over-the-counter derivatives are not traded on an exchange, do not have uniform terms and conditions, and in general are not transferable without the consent of the counterparty. Entry into Futures-Linked Investments may further impact liquidity because these contractual agreements are executed between private parties and, therefore, the time required to offset or “unwind” these positions may be greater than that for exchange-traded instruments. This potential delay could be exacerbated to the extent a counterparty is not a United States person.

Because the Fund will establish long positions in futures contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk). Additionally, if the Fund establishes long positions in Futures-Linked Investments, its capital would be at risk due to changes in the value of these Futures-Linked Investments (market risk) or the inability of counterparties to perform under the terms of the Futures-Linked Investments (credit risk).

Market Risk

Investing in futures contracts involves the Fund entering into contractual commitments to purchase or sell a particular commodity or financial contract at a specified date and price. The market risk to be associated with the Fund’s long exposure to futures contracts will be limited to the gross or face amount of the contracts held.

The Fund’s exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of the Fund’s trading as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

When the Fund enters into futures contracts or Futures-Linked Investments, the Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and on most foreign futures exchanges is the clearing house associated with the particular exchange. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., some foreign exchanges, which may become applicable in the future), it may be backed by a consortium of banks or other financial institutions.

Futures-Linked Investments are contracted for directly with counterparties. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Fund.

Swap agreements do not generally involve the delivery of the underlying assets either at the outset of a transaction or upon settlement. Accordingly, if the counterparty to a swap agreement defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any. Swap counterparty risk is generally limited to the amount of any unrealized gains, although in the event of a counterparty bankruptcy, there could be delays and costs associated with recovering the collateral posted in segregated tri-party accounts at the Fund’s custodian bank.

Forward agreements do not involve the delivery of the underlying assets at the onset of a transaction, but may be settled physically in the underlying asset if such contracts are held to expiration (particularly, for example, in the case of forwards). Thus, prior to settlement, if the counterparty to a forward contract defaults, the Fund’s risk of loss consists of the net amount of payments that the Fund is contractually entitled to receive, if any.

The Managing Owner will attempt to minimize these market and credit risks by requiring the Fund to abide by various trading limitations and policies, which will include limiting margin accounts and trading only in liquid markets. The Managing Owner will also attempt to mitigate the Fund’s credit risk by transacting only with large, well-capitalized institutions using measures designed to determine the creditworthiness of a counterparty. The Managing Owner will take various steps to limit counterparty credit risk, which steps may include some or all of the following (but will not necessarily be limited to the following) depending upon circumstances:

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one commodity contract or all commodity contracts combined;

•	generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions;

•	limiting the outstanding amounts due from counterparties to the Fund with respect to the over-the-counter derivatives; and

•	ensuring that deliverable contracts are not held to such a date when delivery of the underlying asset could be called for with respect to the Futures-Linked Investments.

The Clearing Broker, when acting as the Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures trading and the Clearing Broker will not be allowed to commingle such assets with other assets of the Clearing Broker.

OFF-BALANCE SHEET ARRANGEMENTS

AND CONTRACTUAL OBLIGATIONS

As of the date of this Prospectus, the Fund has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and have no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

The Fund’s contractual obligations are with the Managing Owner and the Fund’s services providers, including the Administrator, the Transfer Agent, the Custodian, the Trustee and the Clearing Broker. Management Fee payments made to the Managing Owner are calculated as a fixed percentage of the Fund’s Net Asset Value, as are fees paid to certain other service providers. However, the fees and expenses of certain service providers are not calculated based on a fixed percentage of the Fund’s net asset value. As such, the Managing Owner cannot anticipate with certainty the payments that will be required to be paid under these arrangements. These agreements generally are effective for one year terms, renewable automatically for additional one year terms unless terminated. However, these contracts may be terminated earlier by either party for various reasons.

INFORMATION BARRIERS BETWEEN THE

INDEX OVERSIGHT COMMITTEE AND

THE MANAGING OWNER’S PORTFOLIO

MANAGEMENT TEAM

It is Jefferies Group, Inc.’s policy that procedures are implemented to prevent the improper sharing of information between different departments of the company. Specifically, the procedures discussed below create an information barrier between the personnel within Jefferies Group, Inc. who sit on the Index Oversight Committee, or the Committee Group, and other Jefferies Group, Inc.’s personnel of the Managing Owner who are involved in making portfolio management and trading decisions for the Fund, or Public Personnel, and also are intended to prevent the improper sharing of certain Index-related information to others who could act on the information to the detriment of the Fund. Effective information barriers between the Committee Group and Public Personnel will help ensure that Public Personnel may continue to trade in the futures contracts underlying the Index (otherwise, restrictions might apply regarding trading on nonpublic information under applicable law).

As such, the information barriers erected under these procedures require the Committee Group to adhere to the following procedures:

The Committee Group may not share any non-public, proprietary or confidential information concerning the Index. In particular, the Committee Group may not release any information concerning a change in the methodology of calculating the Index or a new composition of the Index to Public Personnel or others unless and until such information has been previously published by NYSE Arca, on Thomson Reuters under the symbol RJCTB.ER, or Bloomberg or on the website http://www.jefferies.com, or any successor thereto.

The Committee Group and Public Personnel may not coordinate or seek to coordinate decision-making on the selection of the Index’s constituent instruments.

The Committee Group also may not enter into any trades based on any non-public, proprietary or confidential information with respect to the Index.

These procedures supplement and do not override policies and procedures concerning information barriers otherwise adopted by Jefferies Group, Inc. or any of its subsidiaries.

USE OF PROCEEDS

A substantial amount of proceeds of the offering of the Shares will be used by the Fund to engage in the trading of exchange-traded futures that comprise the Index with a view to tracking the changes, whether positive or negative, in the level of the Index over time, less the expenses of the operations of the Fund. The Fund’s portfolio also holds 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities for deposit with the Fund’s Clearing Broker as margin. The Fund may also hold Futures-Linked Investments, such as forward contracts, swaps or OTC derivatives.

To the extent that the Fund establishes long positions in futures contracts on United States exchanges, the assets deposited by the Fund with its Clearing Broker as margin must be segregated pursuant to the regulations of the CFTC. Such segregated funds may be invested only in a limited range of instruments — principally U.S. government obligations.

To the extent that the Fund trades in futures on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges will be invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of “customer segregated funds,” although applicable CFTC rules prohibit funds employed in trading on foreign exchanges from being deposited in “customer segregated fund accounts.”

Although the percentages set forth below may vary substantially over time, as of the date of this Prospectus, the Fund estimates:

(i) up to approximately 25% of the net asset value of the Fund will be placed in segregated accounts in the name of the Fund with the Clearing Broker in the form of 3-month U.S. Treasury bills and TIPS or cash to margin positions of all commodities combined. Such funds will be segregated pursuant to CFTC rules;

(ii) the remainder of the net asset value of the Fund will be maintained in segregated accounts in the name of the Fund in bank deposits or United States Treasury and United States Government Agencies issues.

Should the Fund invest in Futures-Linked Investments, such as forward contracts, swaps or other OTC derivatives, the Fund will deposit collateral with Futures-Linked Investment counterparties in order to initiate and maintain positions in Futures-Linked Investments. Such collateral provided will be held in U.S. government securities or in cash, for which the Fund will receive interest credits at short-term rates. The Futures-Linked Investment counterparties may receive a benefit as a result of the deposit of such cash in the form of a reduction in their outstanding overnight borrowing, despite such cash belonging to the Fund, not the Futures-Linked Investment counterparties.

The Managing Owner is a registered commodity pool operator and commodity trading advisor, and will be responsible for the cash management activities of the Fund, including investing in 3-month U.S. Treasury bills, TIPS, United States Government Agencies issues and other high credit short-term fixed income securities.

In addition, assets of the Fund not required to margin positions may be maintained in United States bank accounts opened in the name of the Fund and may be held in 3-month U.S. Treasury bills and TIPS (or other securities approved by the CFTC for investment of customer funds).

The Fund receives 100% of the interest income earned on its fixed income assets on deposit with the Clearing Broker or the Custodian.

CHARGES

See “Summary — Breakeven Amounts” and “Summary — ‘Breakeven Table’” for additional breakeven related information.

Management Fee

The Fund will pay the Managing Owner a Management Fee, monthly in arrears, in an amount equal to 0.85% per annum of the daily net asset value of the Fund and will not be subject to the Overall Expense Cap. The Management Fee will be paid in consideration of the Managing Owner’s futures trading advisory services.

Organization and Offering Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), subject to the Overall Expense Cap described below.

Organization and offering expenses relating to the Fund means those expenses incurred in connection with its formation, the qualification and registration of the Shares and in offering, distributing and processing the Shares under applicable federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Fund or the offering of the Shares, including, but not limited to, expenses such as:

•	initial and ongoing registration fees, filing fees, escrow fees and taxes;

•	costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus;

•	the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Shares;

•	travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Shares;

•	accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith;

•	any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto; and

•	tax preparation and related fees.

The Managing Owner will not allocate to the Fund the indirect expenses of the Managing Owner.

The aggregate amount of the organization and offering expenses of the Fund accrued through May 31, 2010 by the Managing Owner are $383,380. The Managing Owner currently estimates that the aggregate amount of the initial organization and offering expenses will be approximately $500,000.

Brokerage Commissions and Fees

The Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities, which are referred to collectively as Brokerage Expenses, subject to the Overall Expense Cap.

Give-up fees are the fees paid in connection with give-up transactions. A broker gives up a transaction when the broker executes a contract for the client of another broker and the client order is turned over to the second broker. The broker accepting the order from the customer collects a fee from the carrying broker for the use of the facilities. Give ups are often used to consolidate many small orders or to disperse large ones.

Pit brokerage fees are the fees paid to the pit broker, the person with exchange trading privileges who, in any pit, ring, post, or other place provided by a futures exchange for the meeting of persons similarly engaged, executes for another person any orders for the purchase or sale of any commodity for future delivery.

On average, total charges paid to the Clearing Broker are expected to be less than $8.00 per round-turn trade, although the Clearing Broker’s brokerage commissions and fees will be determined on a contract-by-contract, or round-turn basis. A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase. The Managing Owner does not expect brokerage commissions and fees to exceed 0.10% of the net asset value of the Fund in any year, although the actual amount of brokerage commissions and fees in any year or any part of any year may be greater.

Routine Operational, Administrative and Other Ordinary Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all of the routine operational, administrative and other ordinary expenses of the Fund, including, but not limited to, computer services, the fees and expenses of the Trustee, distribution and marketing fees, legal and accounting fees and expenses, audit fees and expenses, tax preparation fees and expenses, filing fees, and printing, mailing and duplication costs, subject to the Overall Expense Cap described below. The Managing Owner expects that all of the routine operational, administrative and other ordinary expenses of the Fund will be approximately 0.03%  per annum of the Fund’s net asset value.

Overall Expense Cap

The Managing Owner has agreed to pay the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s trading operations), the Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund, which are referred to as Covered Expenses, to the extent that, in the aggregate, they exceed 0.15% per annum of the daily net asset value of the Fund in any month, or the Overall Expense Cap. Any such amounts paid by the Managing Owner will be subject to reimbursement by the Fund, without interest. Any expense reimbursement payment during any month will be counted toward the 0.15% per annum overall expense cap in respect of such month. The 0.85% per annum Management Fee described above and the extraordinary fees and expenses described below are not subject to the Overall Expense Cap. If in any month the Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. If the Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time.

Extraordinary Fees and Expenses

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all the extraordinary fees and expenses, if any, of the Fund. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses will not be subject to the Overall Expense Cap. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Management Fee and Expenses to be Paid First out of Interest Income

The Management Fee, all expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of Shares, Brokerage Expenses, and the routine operational, administrative and other ordinary expenses of the Fund (including reimbursement payments to the Managing Owner) will be paid first out of interest income from the Fund’s holdings of 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities.

To the extent interest income is not sufficient to cover the fees and expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

Selling Commission

Investors may purchase and sell Shares through traditional brokerage accounts. Investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

WHO MAY SUBSCRIBE

Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in the Fund will be created by the Initial Purchaser. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a direct participant in DTC, and (3) have entered into an agreement with the Fund and the Managing Owner, or a Participant Agreement.

Each Authorized Participant must be registered as a broker dealer under the Securities Exchange Act of 1934, or the Exchange Act, and regulated by FINRA, or is exempt from being, or otherwise is not required to be, so regulated or registered, and is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

CREATION AND REDEMPTION OF BASKETS

The Fund will create and redeem Shares from time-to-time, but only in one or more Baskets. A Basket is a block of 50,000 Shares. Baskets may be created or redeemed only by Authorized Participants, except that the initial Baskets in the Fund will be created by the Initial Purchaser. Except when aggregated in Baskets, the Shares are not redeemable securities. Authorized Participants pay a transaction fee of $500 in connection with each order to create or redeem a Basket. Authorized Participants may sell the Shares included in the Baskets they purchase from the Fund to other investors.

The Participant Agreement sets forth the procedures for the creation and redemption of Baskets and for the payment of cash required for such creations and redemptions. The Managing Owner may delegate its duties and obligations under the Participant Agreement to ALPS Distributors or the Administrator without consent from any Shareholder or Authorized Participant. The Participant Agreement and the related procedures attached thereto may be amended by the Managing Owner without the consent of any Shareholder or Authorized Participant. To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant is required to pay a transaction fee of $500 per order to create or redeem Baskets. Authorized Participants who purchase Baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Managing Owner or the Fund, and no such person has any obligation or responsibility to the Managing Owner or the Fund to effect any sale or resale of Shares.

Authorized Participants are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, or the Securities Act, as described in “Plan of Distribution.”

Authorized Participants may act for their own accounts or as agents for broker dealers, custodians and other securities market participants that wish to create or redeem Baskets.

Persons interested in purchasing Baskets who are not Authorized Participants should contact the Managing Owner or the Administrator to obtain the contact information for the Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

Under the Participant Agreement, the Managing Owner has agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities. The Managing Owner has agreed to reimburse the Authorized Participants, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Declaration of Trust and the form of Participant Agreement for more detail. The Declaration of Trust and the form of Participant Agreement will be filed as exhibits to the registration statement of which this Prospectus is a part.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Managing Owner to create one or more Baskets. For purposes of processing both purchase and redemption orders, a “business day” means any day other than a day when banks in New York City are required or permitted to be closed. Purchase orders must be placed by 11:00 a.m., Eastern time. The day on which the Managing Owner receives a valid purchase order is the purchase order date. Purchase orders are irrevocable. By placing a purchase order, and prior to delivery of such Baskets, an Authorized Participant’s DTC account will be charged the non refundable transaction fee due for the purchase order.

Determination of Required Payment

The total payment required to create each Basket is the net asset value of 50,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which its futures contracts are traded, whichever is latest, on the purchase order date. Baskets are issued as of noon, Eastern time, on the Business Day immediately following the purchase order date at the applicable net asset value per Share as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is latest, on the purchase order date, but only if the required payment has been timely received.

Because orders to purchase Baskets must be placed by 11:00 a.m., Eastern time, but the total payment required to create a Basket will not be determined until 4:00 p.m., Eastern time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a Basket at the time they submit an irrevocable purchase order for the Basket. The net asset value of the Fund and the total amount of the payment required to create a Basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Managing Owner may reject a purchase order if:

•	It determines that the purchase order is not in proper form;

•	The Managing Owner believes that the purchase order would have adverse tax consequences to the Fund or its Shareholders;

•	The acceptance or receipt of the purchase order would, in the opinion of counsel to the Managing Owner, be unlawful; or

•	Circumstances outside the control of the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets.

The Managing Owner will not be liable for the rejection of any purchase order.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more Baskets mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets. Redemption orders must be placed by 11:00 a.m., Eastern time. The day on which the Managing Owner receives a valid redemption order is the redemption order date. Redemption orders are irrevocable. The redemption procedures allow Authorized Participants to redeem Baskets. Individual Shareholders may not redeem directly from the Fund. Instead, individual Shareholders may only redeem Shares in integral multiples of 50,000 and only through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Baskets to be redeemed through DTC’s book-entry system to the Fund not later than noon, Eastern time, on the business day immediately following the redemption order date. By placing a redemption order, and prior to receipt of the redemption proceeds, an Authorized Participant’s DTC account will be charged the non refundable transaction fee due for the redemption order.

Determination of Redemption Proceeds

The redemption proceeds from the Fund consist of the cash redemption amount. The cash redemption amount is equal to the net asset value of the number of Baskets of the Fund requested in the Authorized Participant’s redemption order as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is latest, on the redemption order date. The Managing Owner will distribute the cash redemption amount at noon, Eastern time, on the business day immediately following the redemption order date through DTC to the account of the Authorized Participant as recorded on DTC’s book-entry system.

Delivery of Redemption Proceeds

The redemption proceeds due from the Fund will be delivered to the Authorized Participant at noon, Eastern time, on the business day immediately following the redemption order date if, by such time on such business day immediately following the redemption order date, the Fund’s DTC account has been credited with the Baskets to be redeemed. If the Fund’s DTC account has not been credited with all of the Baskets to be redeemed by such time, the redemption distribution is delivered to the extent of whole Baskets received. Any remainder of the redemption distribution is delivered on the next business day to the extent of remaining whole Baskets received if the Managing Owner receives the fee applicable to the extension of the redemption distribution date which the Managing Owner may, from time-to-time, determine and the remaining Baskets to be redeemed are credited to the Fund’s DTC account by noon, Eastern time, on such next business day. Any further outstanding amount of the redemption order shall be cancelled. The Managing Owner will also be authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Fund’s DTC account by noon, Eastern time, on the business day immediately following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book-entry system on such terms as the Managing Owner may determine from time-to-time.

Suspension, Postponement or Rejection of Redemption Orders

The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date (1) for any period during which an emergency exists as a result of which the redemption distribution is not reasonably practicable, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust’s assets is not reasonably practicable, or (3) for such other period as the Managing Owner determines to be necessary for the protection of the Shareholders. The Managing Owner will not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Managing Owner will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

As it relates to suspension, postponement or rejection of redemption orders, an emergency may include, but not be limited to, the occurrence of any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of existing hostilities or other calamity or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such to make it, in the Managing Owner’s judgment, impracticable or inadvisable to process redemption orders.

Creation and Redemption Transaction Fee

To compensate the Transfer Agent for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a transaction fee of $500 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Managing Owner. The Managing Owner will notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice.

THE COMMODITY BROKERS

A variety of executing brokers will execute futures transactions on behalf of the Fund. The executing brokers will give-up all transactions to Credit Suisse Securities (USA) LLC, or CSSU, which will serve as the Fund’s clearing broker, or Clearing Broker. In its capacity as clearing broker, the Clearing Broker will execute and clear the Fund’s futures transactions and will perform certain administrative services for the Fund.

CSSU is a broker-dealer registered with the SEC and a futures commission merchant registered with the CFTC and is a member of the NFA in such capacity. CSSU, like most full-service investment banks and broker dealers, receives inquiries and is sometimes involved in investigations and has been involved in various judicial, regulatory and arbitration proceedings concerning matters arising in connection with the conduct of its business. CSSU fully cooperates with the authorities in all such matters. CSSU is a member of FINRA and information from CSSU’s Form BD can be viewed on FINRA’s website. CSSU is also an indirect, wholly owned subsidiary of Credit Suisse Group AG, or CS Group, which files periodic reports and other information with the SEC, including an Annual Report on Form 20-F. For purposes of this section, “Credit Suisse” includes CS Group and its subsidiaries.

There have been no administrative, civil or criminal actions, whether pending or concluded, against CSSU or any of its individual principals during the past five years which would be considered “material” as that term is defined in Section 4.24(l)(2) of the regulations of the CFTC, except as may be described below.

Litigation relating to IPO allocation

Since January 2001, CSSU, one of its affiliates and several other investment banks have been named as defendants in a large number of putative class action complaints filed in the U.S. District Court for the Southern District of New York, or the SDNY, concerning initial public offering, or IPO, allocation practices. In April 2002, the plaintiffs filed consolidated amended complaints alleging various violations of the federal securities laws resulting from alleged material omissions and misstatements in registration statements and prospectuses for the IPOs and, in some cases, follow-on offerings, and with respect to transactions in the aftermarket for those offerings. The complaints contain allegations that the registration statements and prospectuses either omitted or misrepresented material information about commissions paid to investment banks and aftermarket transactions by certain customers that received allocations of shares in the IPOs. The complaints also allege that misleading analyst reports were issued to support the issuers’ allegedly manipulated stock price and that such reports failed to disclose the alleged allocation practices or that analysts were allegedly subject to conflicts of interest. In September 2008, a settlement in principle was reached between the plaintiffs and the underwriter and issuer defendants, and in October 2009, the SDNY issued an order granting final approval of the settlement. A notice of appeal has since been filed by certain members of the settlement class challenging the SDNY’s approval of the settlement.

Research-related litigation

Putative class action lawsuits were filed against CSSU in the wake of publicity surrounding the 2002 industry-wide governmental and regulatory investigations into research analyst practices. Currently, one federal class action is pending. That case, pending in the U.S. District Court for the District of Massachusetts, is brought on behalf of purchasers of shares of AOL Time Warner Inc. A motion for class certification was filed in this action in March 2007. In September 2008, the district court granted class certification; the U.S. Court of Appeals for the First Circuit has declined to hear CSSU’s appeal of that decision. CSSU filed a motion for summary judgment in November 2008, which remains pending before the district court.

Enron-related litigation and inquiries

Numerous actions have been filed against CSSU and certain affiliates relating to Enron Corp. or its affiliates, or Enron. In April 2002, CSSU and certain of its affiliates and certain other investment banks were named as defendants along with, among others, Enron, Enron executives and directors and external law and accounting firms in a putative class action complaint filed in the U.S. District Court for the Southern District of Texas (Newby, et al. v. Enron, et al.), or Newby. The Newby action was filed by purchasers of Enron securities and alleges violations of the federal securities laws. In May 2003, the lead plaintiff in Newby filed an amended complaint that, among other things, named as defendants additional Credit Suisse entities, expanded the putative class to include purchasers of certain Enron-related securities and alleged additional violations of the federal securities laws. In June 2006, the Credit Suisse entities filed a motion for summary judgment to dismiss the action. In July 2006, the court certified a class in the action. The Credit Suisse entities and other defendants appealed this class certification decision to the U.S. Court of Appeals for the Fifth Circuit, or the Fifth Circuit, and oral argument was held in February 2007. In a decision in March 2007, the Fifth Circuit reversed the class certification decision, rejected plaintiffs’ scheme liability theory and remanded the matter back to the district court “for further proceedings as appropriate.” In light of this decision, the district court stayed all proceedings in this matter while the plaintiffs pursued a petition for writ of certiorari in the U.S. Supreme Court. In January 2008, the U.S. Supreme Court denied plaintiffs’ certiorari petition, and thus left standing the Fifth Circuit’s ruling and remanded the case to the district court. In February 2008, the district court ordered the parties to file supplemental briefs on the pending summary judgment motions, addressing the impact of the Fifth Circuit’s ruling and of a recent decision by the U.S. Supreme Court in a similar but unrelated case in which the U.S. Supreme Court also rejected plaintiffs’ scheme liability theory. The last of these supplemental briefs was submitted in June 2008. In January 2009, two plaintiffs in the Newby action moved for leave to amend the Newby complaint to add Texas state law claims on behalf of only those two plaintiffs against affiliates of CSSU and other defendants. In March 2009, the district court granted summary judgment in favor of all Credit Suisse entities, dismissing all pending claims and denying plaintiffs’ motion to amend the putative class action complaint, and ordered that certain motions then pending, including the motion for leave to amend the Newby complaint, were rendered moot. In December 2009, the district court entered an order and final judgment dismissing with prejudice all claims against all remaining defendants in the Newby case.

Three actions filed against CSSU and/or certain of its affiliates and other parties that were consolidated or coordinated with the Newby action remain pending; all other coordinated and consolidated cases in which CSSU and/or certain of its affiliates were named as defendants have been dismissed and/or settled. The proceedings in all three of these pending cases were stayed by the district court pending resolution of the summary judgment motions in the Newby action. In two of these remaining cases, CSSU and its affiliates have moved to dismiss the complaints. Those motions are fully briefed and await decision. In the third remaining case, an amended complaint was filed in September

2006, but no motion to dismiss has yet been filed; counsel for plaintiffs in that case have indicated that they will be moving to further amend their complaint in light of the U.S. Supreme Court’s ruling in the Stoneridge case, but no such motion has been filed.

National Century Financial Enterprises, Inc. litigation

Since February 2003, lawsuits have been filed against CSSU and certain affiliates with respect to services that it provided to National Century Financial Enterprises, Inc. and its affiliates, or NCFE. From January 1996 to May 2002, CSSU acted as a placement agent for bonds issued by NCFE that were to be collateralized by health-care receivables and, in July 2002, as a placement agent for a sale of NCFE preferred stock. NCFE filed for bankruptcy protection in November 2002. In these lawsuits, which have since been consolidated in the U.S. District Court for the Southern District of Ohio, or SDO, and are known as the MDL cases, investors in NCFE’s bonds and preferred stock have sued numerous defendants, including the founders and directors of NCFE, the trustees for the bond issuances, NCFE’s auditors and law firm, the rating agencies that rated NCFE’s bonds and NCFE’s placement agents, including CSSU. The allegations include claims for breach of contract, negligence, fraud and violation of federal and state securities laws. CSSU and its affiliates filed motions to dismiss these cases. In December 2007, the SDO denied, in large part, CSSU’s and its affiliates’ motions to dismiss, allowing most of the investor claims to proceed. In February 2009, CSSU and its affiliates filed motions for summary judgment seeking to dismiss the bond investors’ remaining claims, and certain of the bond investors filed summary judgment motions seeking judgment on certain of their claims. In June 2009, one of the bond investors agreed to settle its lawsuit against CSSU and its affiliates. In November 2009, the SDO heard oral argument on the summary judgment motions.

In addition, in November 2004, the trust created through NCFE’s confirmed bankruptcy plan commenced two actions against CSSU and certain affiliates. The trust filed an action in the SDO asserting common law claims similar to those asserted in the MDL cases against several of the same defendants, and it also alleged statutory claims under the Ohio Corrupt Practices Act, claims for professional negligence and claims under the U.S. Bankruptcy Code. CSSU and its affiliates filed a motion to dismiss that action in March 2005. In March 2009, the SDO issued a decision in large part denying that motion. In May 2009, CSSU and its affiliates moved for summary judgment, and the SDO heard oral argument on that motion in November 2009. The trust also filed an action in the U.S. Bankruptcy Court for the Southern District of Ohio objecting to the proofs of claim filed by CSSU and its affiliates in NCFE’s bankruptcy and seeking disgorgement of amounts previously distributed to CSSU and its affiliates under the bankruptcy plan. CSSU and its affiliates have answered that complaint.

Refco-related litigation

In October 2005, CSSU was named, along with other financial services firms, accountants, officers, directors and controlling persons, as a defendant in several federal class action lawsuits filed in the SDNY relating to Refco, Inc., or Refco. The actions allege violations of the disclosure requirements of the federal securities laws in connection with a Refco notes offering in August 2004 and Refco’s IPO in August 2005. The actions have been consolidated into the matter In re Refco, Inc. Securities Litigation. In July 2006, CSSU and certain other defendants filed a motion to dismiss plaintiffs’ claims related to the Refco notes offering in 2004. The SDNY subsequently granted that motion and dismissed those claims. In December 2007, the plaintiffs filed an amended complaint in which they named additional defendants and again alleged, against CSSU and others, violations of the disclosure requirements of the federal securities laws in connection with the August 2004 notes offering and the August 2005 IPO. In February 2008, CSSU and certain other defendants moved to dismiss portions of the amended complaint. In August 2008, the SDNY granted that motion to dismiss. In September 2008, CSSU and certain other defendants filed an answer to the remaining claims in the amended complaint.

In August 2007, CSSU was named, along with other financial services firms, accountants, officers, directors and controlling persons, as a defendant in a lawsuit filed in Illinois state court on behalf of the estate of Refco and certain of its affiliates. The lawsuit asserts claims against CSSU for aiding and abetting breaches of fiduciary duty by Refco insiders in connection with Refco’s August 2004 notes offering and August 2005 IPO. The lawsuit also asserts claims against CSSU for professional malpractice and negligent misrepresentation in connection with CSSU’s role as a financial advisor to Refco. CSSU and certain other defendants removed this action to Illinois federal district court and the case has now been transferred (by the Judicial Panel on Multi-District Litigation) to the SDNY. In May

2008, CSSU and certain other defendants filed a motion to dismiss plaintiffs’ claims. In April 2009, the SDNY granted CSSU’s and other defendants’ motion to dismiss. In December 2009, following an appeal by the plaintiffs to the U.S. Court of Appeals for the Second Circuit, or the Second Circuit, the Second Circuit certified certain questions of law to the New York Court of Appeals. The Second Circuit will resume consideration of plaintiffs’ appeal after disposition of certification by the New York Court of Appeals.

In March 2008, CSSU was named, along with other financial services firms, accountants, officers, directors and controlling persons, as a defendant in an action filed in New York state court by the Joint Official Liquidators of various Sphinx Funds and the trustee of the Sphinx Trust. The lawsuit asserts claims against CSSU for aiding and abetting breaches of fiduciary duty by Refco insiders in connection with Refco’s August 2004 notes offering and Refco’s August 2005 IPO, aiding and abetting fraud, and interference with contract/prospective contract. CSSU and certain other defendants have removed the action to the SDNY. In November 2008, CSSU and certain other defendants filed a motion to dismiss plaintiffs’ claims, which remains pending.

CSSU and certain of its affiliates have received subpoenas and requests for information from certain regulators, including the SEC, regarding Refco. CSSU and its affiliates have cooperated with such inquiries and requests.

Residential mortgage inquiries

CSSU and certain of its affiliates have received subpoenas and/or requests for information from certain regulators regarding the origination, purchase, securitization and servicing of subprime and non-subprime residential mortgages and related issues. CSSU and its affiliates are cooperating with such inquiries and requests. CSSU and certain of its affiliates have also been named as defendants in various civil litigation matters related to the residential mortgage business.

Bank loan litigation

On January 3, 2010, Credit Suisse AG and other affiliates were named as defendants in a lawsuit filed in the U.S. Federal Court in Idaho by homeowners in four real estate developments: Tamarack Resort, Yellowstone Club, Lake Las Vegas and Ginn Sur Mer. Credit Suisse AG arranged, and was the agent bank for, syndicated loans provided for all four developments, which are now in bankruptcy or foreclosure. The complaint generally alleges that Credit Suisse AG and other affiliates committed fraud by using an unaccepted appraisal method to overvalue the properties with the intention to have the borrowers take out loans they could not repay because it would allow Credit Suisse AG and other affiliates to later push the borrowers into bankruptcy and take ownership of the properties. The claims include Racketeer Influenced and Corrupt Organizations, or RICO, fraud, negligent misrepresentation, breach of fiduciary duty, tortious interference and conspiracy, among others. The complaint demands USD $24 billion in damages (USD $8 billion tripled under the RICO statute). An amended complaint was filed January 25, 2010, adding six new homeowner plaintiffs in the same four real estate developments. A response to the amended complaint was due March 29, 2010. Credit Suisse AG believes the amount demanded in the claim is baseless and that the lawsuit is without merit and intends to defend itself vigorously.

Huntsman litigation

Huntsman Corporation, or Huntsman, sued CSSU, along with another lender, in Texas state court alleging tortious interference in connection with the merger agreement between Hexion Specialty Chemicals, or Hexion, and Huntsman and a prior merger agreement between Huntsman and Basell that was terminated in favor of the Hexion deal. Huntsman has also asserted causes of action for fraud, negligent misrepresentation and civil conspiracy. In June 2009, CSSU and the other lender entered into a settlement agreement with Huntsman to end the litigation among the parties. CSSU and the other lender each paid Huntsman USD $316 million in cash and provided USD $550 million of senior debt financing to a subsidiary of Huntsman, to be repaid over seven years.

Auction Rate Securities

CSSU is responding to a number of customer demands and defending against litigation and FINRA arbitrations relating to the sale of certain auction rate securities, or ARS.

In February 2008, ST Microelectronics, or ST, brought a FINRA arbitration against CSSU concerning the purchase and sale of USD $415 million notional amount of ARS. The brokers of record for ST, who are no longer employed by CSSU, have since been criminally convicted. In February 2009, the FINRA arbitration panel awarded ST USD

$406 million in damages in exchange for CSSU taking possession of the ARS. ST subsequently filed an action in the SDNY to confirm this award, which on March 23, 2010 was granted. CSSU disagrees with the decision and is evaluating an appeal. Separately, in 2008, ST filed an action in the U.S. District Court for the Eastern District of New York against CSSU and CS Group alleging violations of the federal securities laws and various common law causes of action relating to this ARS portfolio. The Credit Suisse entities moved to dismiss that action. On March 16, 2010, ST moved to file an amended complaint.

In October 2009, Roche International Ltd. filed an action in the SDNY against CS Group alleging violations of the federal securities laws and various common law causes of action relating to its ARS portfolio. In January 2010, the parties entered into a settlement agreement, covered by existing litigation reserves, pursuant to which CSSU agreed to repurchase the remaining ARS in the portfolio.

In September 2008, CSSU, along with many other Wall Street firms, agreed to a settlement in principle with the New York Attorney General and the North American Securities Administrators Association Task Force whereby Credit Suisse agreed to repurchase up to USD $550 million par value of ARS from individual customers.

ADR litigation

A putative class action was filed on April 21, 2008 in the SDNY against CS Group and certain executives by certain purchasers of American Depositary Receipts, or ADRs, and shares alleging violations of Sections 10 and 20 of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. Plaintiffs in this action allege that Credit Suisse’s stock price was artificially inflated as a result of allegedly misleading disclosures relating to the company’s business and financial results. A second putative class action complaint making similar allegations was filed in May 2008. These actions were consolidated in an amended complaint against CS Group and certain executives in October 2008. In December 2008, CS Group and defendant executives filed a motion to dismiss the amended complaint. In October 2009, the SDNY issued a decision dismissing the case for lack of subject matter jurisdiction. In November 2009, plaintiffs filed a motion for leave to amend their complaint, and CS Group and defendant executives opposed that motion. On February 11, 2010, the SDNY denied in part and granted in part plaintiffs’ motion. The SDNY found that the U.S. purchaser plaintiffs could proceed with their proposed amended claims but that the foreign purchaser plaintiffs could not. On March 10, 2010, the U.S. purchaser plaintiffs filed their second amended complaint.

US economic sanctions matter

In December 2009, Credit Suisse AG announced that it had reached a settlement with the New York County District Attorney’s Office, the U.S. Department of Justice, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York and the Office of Foreign Assets Control, or OFAC, of their investigation into U.S. dollar payments during the period April 2002 to 2007 involving parties that are subject to U.S. economic sanctions. As part of the settlement, Credit Suisse AG entered into deferred prosecution agreements and an agreement with OFAC and agreed to pay a total of USD $536 million, for which reserves were recorded in 2009. Credit Suisse AG has taken a series of actions designed to prevent practices of this type from occurring in the future, including: (i) the termination of business with all OFAC-sanctioned parties by 2007, a process largely completed in 2006, including closing our representative office in Tehran; (ii) enhancing our global compliance program, including appointing a global sanctions compliance officer, establishing competency centers and designating individuals responsible for coordinating and monitoring compliance with sanctions programs and enhancing our global policies, procedures and employee training programs, which will continue to be regularly reviewed for effectiveness; and (iii) implementing enhanced sanctions filters screening designed to cover incoming and outgoing transactions. CS Group has received a request for information from the SEC regarding activities involving certain sanctioned countries. CS Group is cooperating with such request.

German data matter

The media has reported that German authorities have initiated an investigation into 1,100 Credit Suisse clients for possible tax evasion. The information about the clients is reported by the media to have come from a CD-rom acquired by the German authorities. Based on information the German authorities have provided to certain of our clients, we now have reason to believe Credit Suisse is one of the firms that has been the victim of a data theft or otherwise had certain client information acquired. We are conducting an internal review to determine how this information was obtained. We believe our data security and other similar controls are effective.

We take this matter very seriously and will deal with the issues in an appropriate manner reflecting our legal obligations and the interests of our clients, employees and the firm. We intend to cooperate with all relevant governmental authorities in any investigation. Credit Suisse has filed criminal charges against the individuals who committed the data theft, who are currently unknown. We have no reason to believe the German authorities are investigating Credit Suisse.

The Fund will pay to the Clearing Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities, which are referred to collectively as Brokerage Expenses, subject to the Overall Expense Cap. For a more detailed explanation of the Brokerage Expenses, see page 53–54. On average, total charges paid to the Clearing Broker are expected to be less than $8.00 per round-turn trade, although the Clearing Broker’s brokerage commissions and trading fees will be determined on a contract-by-contract, or round-turn basis.

A round-turn trade is a completed transaction involving both a purchase and a liquidating sale, or a sale followed by a covering purchase.

Additional or replacement Clearing Brokers may be appointed in respect of the Fund in the future.

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FUTURES-LINKED INVESTMENT

COUNTERPARTIES

The Fund may enter into Futures-Linked Investments with counterparties selected by the Managing Owner. The Managing Owner may select Futures-Linked Investment counterparties giving due consideration to such factors as it deems appropriate, including, without limitation, creditworthiness, familiarity with the Index, and price. Under no circumstances will the Fund enter into Futures-Linked Investments with any counterparty whose credit rating is lower than investment-grade as determined by a nationally recognized statistical rating organization (e.g., BBB- and above as determined by Standard & Poor’s, Baa3 and above as determined by Moody’s) at the time the Futures-Linked Investment is entered into or, if the counterparty is not rated, the Managing Owner reasonably determines not to pose a greater counterparty credit risk. The Managing Owner anticipates that the counterparties to these Futures-Linked Investments are likely to be banks, broker dealers and other financial institutions. The Managing Owner expects that these Futures-Linked Investments may be on terms that are consistent with standard custom and practice in the market for such Futures-Linked Investments.

CONFLICTS OF INTEREST

General

The Managing Owner has not established formal procedures to resolve all of the actual and potential conflicts of interest. Consequently, investors will be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Managing Owner attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Managing Owner to ensure that these conflicts do not, in fact, result in adverse consequences to the Fund.

Prospective investors should be aware that the Managing Owner presently intends to assert that Shareholders have, by subscribing for Shares of the Fund, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Managing Owner to investors.

The Managing Owner

The Managing Owner may have a conflict of interest in allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Managing Owner also service other affiliates of the Managing Owner and their respective clients. Although the Managing Owner and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the business and affairs of the Fund, the Managing Owner intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the business and affairs of the Fund consistent with its or their respective fiduciary duties to the Fund and others.

The Clearing Broker

The Clearing Broker may act from time-to-time as a commodity broker for other accounts with which it is affiliated or in which it or one of its affiliates has a financial interest. The compensation received by the Clearing Broker from such accounts may be more or less than the compensation received for brokerage services provided to the Fund. In addition, various accounts traded through the Clearing Broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The Clearing Broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The Managing Owner will, however, not retain any commodity broker for the Fund which the Managing Owner has reason to believe would knowingly or deliberately favor any other customer over the Fund with respect to the execution of commodity trades.

The Clearing Broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the Clearing Broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the Clearing Broker may be members of United States commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Proprietary Trading/Other Clients

The Managing Owner, its affiliates, and its and their trading principals may trade in the commodity and foreign exchange markets for their own accounts and for the accounts of their clients, and in doing so may take positions opposite to those held by the Fund or may compete with the Fund for positions in the marketplace. Among other things, the Managing Owner’s trading principals may trade in the commodity or foreign exchange markets on behalf of affiliates of the Managing Owner and for the accounts of other clients. Such trading may create conflicts of interest on behalf of one or more such persons in respect of their obligations to the Fund. Records of proprietary trading and trading on behalf of other clients will not be available for inspection by Shareholders.

Because the Managing Owner, its affiliates, and its and their trading principals and affiliates may trade for their own or other client accounts at the same time that they are managing the account of the Fund, prospective investors should be aware that — as a result of, among other things, a neutral allocation system, testing a new trading system, trading their proprietary accounts more aggressively or other activities not constituting a breach of fiduciary duty — such persons may from time-to-time take positions in proprietary accounts or other client accounts which are opposite, or ahead of, the positions taken for the Fund.

Thomson Reuters/Jefferies CRB 3 Month Forward Index Oversight Committee

The Thomson Reuters/Jefferies CRB Index Oversight Committee reviews and modifies the operation and calculation of the Index and procedures relating thereto, and reviews proposals by Jefferies or Thomson Reuters to modify the Index. The Committee is comprised of persons, appointed by Jefferies and Thomson Reuters. The Index Oversight Committee has a significant degree of discretion with regard to the operation and calculation of the Index and may exercise its discretion, as it deems appropriate. The members of the Index Oversight Committee that are appointed by Jefferies may have a conflict of interest in the performance of their duty to the Index Oversight Committee which could compel such individuals to act in the best interest of Jefferies and Thomson Reuters to the detriment of the Fund.

Transactions By The Managing Owner And Its Affiliates Involving The Index Commodities

The Managing Owner’s affiliate Jefferies Financial Products, LLC, or JFP, is the designer of the construction and methodology for the Index, and JFP’s personnel serve on the Index Oversight Committee. The Managing Owner, JFP and their affiliates may from time-to-time engage in long or short transactions involving the Index Commodities (and/or sub-components thereof) for their proprietary accounts and for accounts under their management, and they also may enter into certain instruments with customers, such as long or short swaps and options, based on the value of the Index or its components. These activities may involve fees that are the same as, higher than or lower than the fees payable by the Fund to the Managing Owner. There can be no assurance that any of the foregoing will not have an adverse effect on the performance of the Index and/or the Fund. Notwithstanding the above, the activities of JFP and its affiliates will be subject to the information barriers described above. See “Information Barriers Between the Index Oversight Committee and the Managing Owner’s Portfolio Management Team” on page 51.

In implementing the Fund’s investment strategy, the Managing Owner may use certain techniques or methodologies used by the Managing Owner’s affiliates. The Managing Owner’s affiliates may change or discontinue operation of their trading techniques and methodologies at any time without regard for any effect on the Fund.

Transactions By The Index Calculation Agent Involving The Index Commodities

The Index Calculation Agent and its affiliates may from time-to-time engage in transactions involving the Index Commodities (and/or sub-components thereof) for their proprietary accounts and for accounts under their management. Such transactions may have a positive or negative effect on the value or level of the Index Commodities (and/or sub-components thereof) and consequently upon the Index level, and in engaging in such transactions, none of the Index Calculation Agent nor any of their affiliates will be under any obligation to act in the interests of users of the Index and/or parties exposed to products referencing the Index.

Index Calculation Agent Acting In Other Capacities

The Index Calculation Agent and its affiliates may from time-to-time act in multiple capacities with regard to the Index or any products referencing the Index. Potential conflicts of interest may exist between the Index Calculation Agent and its affiliates and any users of the Index and/or parties exposed to products referencing the Index.

Issuing Of Other Derivative Instruments In Respect Of The Index Commodities

JFP and its affiliates may issue derivative instruments in respect of the Index or Index Commodities (and/or sub-components thereof) and the introduction of such products into the marketplace may affect the Index level.

Market-Making For Futures Contracts Linked To The Index Or To The Index Commodities

JFP currently acts as a market maker with respect to the Thomson Reuters Jefferies/CRB Index futures contracts (symbol: CR) that trades on the ICE Futures U.S. JFP and its affiliates may, in certain cases, act as a market-maker or sponsor for additional futures contracts linked to the Index or to the Index Commodities (or sub-components thereof). By such sponsoring or market-making, such entity may, to some extent, determine the price of the Index or the Index Commodities (or sub-components thereof), and consequently influence the Index level. The prices quoted by the JFP or its affiliates in its sponsoring or market-making function will not always correspond to the prices which would have prevailed without such sponsoring or market-making and in a liquid market.

Obtaining Of Non-Public Information With Respect To The Index

The Managing Owner, the Index Calculation Agent and/or its or their respective affiliates may acquire non-public information with respect to the Index Commodities (or sub-components thereof), and none of them undertakes to disclose any such information to any user of the Index. In addition, one or more of such parties may publish research reports with respect to the Index Commodities (or sub-components thereof). Such activities could present conflicts of interest and may affect the Index level.

DESCRIPTION OF THE SHARES; THE FUND; CERTAIN MATERIAL TERMS OF THE DECLARATION OF TRUST

The following summary describes in brief the Shares and certain aspects of the operation of the Fund and the respective responsibilities of the Trustee and the Managing Owner concerning the Fund and the material terms of the Declaration of Trust. Prospective investors should carefully review the Form of Declaration of Trust filed as an exhibit to the registration statement of which this Prospectus is a part and consult with their own advisers concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have such meanings assigned to them under the Declaration of Trust.

Description Of The Shares

The Fund will issue common units of beneficial interest, or Shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Shares will be listed on the NYSE Arca under the symbol RRET.

The Shares may be purchased or redeemed from the Fund on a continuous basis, but only by Authorized Participants and only in blocks of 50,000 Shares, or Baskets. Individual Shares may not be purchased or redeemed from the Fund. Shareholders that are not Authorized Participants may not purchase from the Fund or redeem Shares or Baskets.

The Fund; Principal Office; Location Of Records

The Fund is organized as a statutory trust under the Delaware Statutory Trust Act. The Fund is managed by the Managing Owner, whose office is located at One Station Place, Three North, Stamford, CT 06902, telephone: (203) 708-6500.

The books and records of the Fund will be maintained as follows: all marketing materials will be maintained at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577; Basket creation and redemption books and records, accounting and certain other financial books and records (including Fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details) and trading and related documents received from futures commission merchants are maintained by The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4412. All other marketing materials, books and records of the Fund (including minute books and other general corporate records, trading records and related reports and other items received from the Fund’s Clearing Brokers) are maintained at the Fund’s principal office, c/o Jefferies Commodity Investment Services, LLC, One Station Place, Three North, Stamford, CT 06902; telephone number (203) 708-6500.

The books and records of the Fund will be located at the foregoing addresses, and available for inspection and copying (upon payment of reasonable reproduction costs) by Shareholders or their representatives for any purposes reasonably related to a Shareholder’s interest as a beneficial owner of the Fund during regular business hours as provided in the Declaration of Trust. The Managing Owner will maintain and preserve the books and records of the Fund for a period of not less than six years.

The Trustee

Wilmington Trust Company, a Delaware banking corporation, is the sole Trustee of the Fund. The Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Managing Owner. The Trustee’s duties and liabilities with respect to the offering of the Shares and the management of the Fund will be limited to its express obligations under the Declaration of Trust.

The rights and duties of the Trustee, the Managing Owner and the Shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Declaration of Trust.

The Trustee will serve in a passive role as the sole trustee of the Fund in the State of Delaware. The Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. To the fullest extent permitted by applicable law, the Trustee does not owe any other duties to the Fund, the Managing Owner or the Shareholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Fund, provided, that any such resignation will not be effective until a successor Trustee is appointed by the Managing Owner. The Declaration of Trust provides that the Trustee is compensated by the Fund, as appropriate, and is indemnified by the Fund, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Fund, as appropriate, or the performance of its duties pursuant to the Declaration of Trust, except to the extent that such expenses result from fraud, gross negligence, bad faith or willful misconduct of the Trustee. The Managing Owner has the discretion to replace the Trustee.

Only the Managing Owner has signed the registration statement of which this Prospectus is a part, and only the assets of the Fund and the Managing Owner are subject to issuer liability under the federal securities laws for the information contained in this Prospectus and under federal securities laws with respect to the issuance and sale of the Shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Shares. The Trustee’s liability in connection with the issuance and sale of the Shares is limited solely to the express obligations of the Trustee set forth in the Declaration of Trust.

Under the Declaration of Trust, the Managing Owner has the exclusive management, authority and control of all aspects of the business of the Fund. The Trustee has no duty or liability to supervise or monitor the performance of the Managing Owner, nor will the Trustee have any liability for the acts or omissions of the Managing Owner. The Shareholders have no voice in the day to day management of the business and operations of the Fund, other than certain limited voting rights as set forth in the Declaration of Trust. In the course of its management of the business and affairs of the Fund, the Managing Owner may, in its sole discretion, appoint an affiliate or affiliates of the Managing Owner as additional managing owners (except where the Managing Owner has been notified by the Shareholders that it is to be replaced as the managing owner or if the concurrence of owners of a majority (over 50%) of the Shares is not obtained) and retain such persons, including affiliates of the Managing Owner, as it deems necessary for the efficient operation of the Fund, as appropriate.

Because the Trustee has no management authority with respect to the Fund it is not registered in any capacity with the CFTC.

The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Fund. The Trustee’s only duties are to satisfy the requirements of the Delaware Statutory Trust Act that a Delaware statutory trust have at least one trustee with its principle place of business in Delaware. The Declaration of Trust provides that the management authority with respect to the Fund is vested directly in the Managing Owner.

The Managing Owner

Background

Jefferies Commodity Investment Services, LLC, a Delaware limited liability company, will serve as Managing Owner of the Fund. The Managing Owner was formed on December 2, 2009. The Managing Owner will serve as the commodity pool operator and commodity trading advisor of the Fund. The Managing Owner has been registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, or the CFTC, and has been a member of the NFA since December 22, 2009. Its principal place of business is One Station Place, Three North, Stamford, CT 06902, telephone number (203) 708-6500.

In its capacity as a commodity pool operator, the Managing Owner is an organization which operates or solicits funds for commodity pools; that is, an enterprise in which funds contributed by a number of persons are combined for the purpose of trading futures contracts. In its capacity as a commodity trading advisor, the Managing Owner is an organization which, for compensation or profit, advises others as to the value of or the advisability of buying or selling futures contracts.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Fund and has no history of past performance. The Managing Owner and its trading principals have not managed any other public commodity pool or any other commodity pool that seeks to track an index of commodity futures, although certain of the trading principals do have experience managing other types of private commodity pools, and therefore there is no indication of their ability to manage investment vehicles such as the Fund. If the experience of the Managing Owner and its trading principals is not adequate or suitable to manage investment vehicles such as the Fund, the operations of the Fund may be adversely affected.

Principals and Key Employees

The following principals serve in the below capacities on behalf of the Managing Owner:

Name	Capacity
Adam C. De Chiara	Co-President
Bradford L. Klein	Co-President
Peregrine C. Broadbent	Executive Vice President & Chief Financial Officer
Andrew R. Kaplan	Executive Vice President & General Counsel
Satyanarayan (“Satch”) R. Chada	Managing Director, Global Head of Investor Solutions
Patricia Schoor Rube	Managing Director, Associate General Counsel
Robert B. Hyman	Senior Vice President & Portfolio Manager
Michael S. Sheehy	Senior Vice President & Chief Compliance Officer
Todd Streichler	Managing Director, Finance
Michael S. Kaplan	Managing Director, Operations

Each of the principals listed in the above table is a trading principal of the Managing Owner, except for Satyanarayan (“Satch”) R. Chada, Andrew Kaplan and Patricia S. Rube, each of whom is a non-trading principal of the Managing Owner.

Jefferies Group, Inc. is also a principal of the Managing Owner.

The Managing Owner is managed by a Board of Directors. The Board of Directors is comprised of Adam C. De Chiara, Bradford L. Klein and Peregrine C. Broadbent.

The Board of Directors has concluded that, based on each Director’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of the other Directors, each Director should serve as a Director of the Managing Owner. Among the attributes common to all Directors are their ability to exercise sound business judgment in the performance of their duties as Directors, to review critically, evaluate, question and discuss information provided to them regarding the commodity pools operated by the Managing Owner, including the Fund, and their business and operations, and to interact effectively with the officers and other professional staff of the Managing Owner, including the traders responsible for executing the Fund’s investment strategy, as well as the Fund’s counsel, independent registered public accounting firm, and other service providers. A Director’s ability to perform his duties effectively may have been attained through the Director’s educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of other investment funds and their operators or advisors, other public companies, or not-for-profit entities or other organizations; and/or other life experiences. Set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Director.

Adam C. De Chiara joined the Managing Owner in 2009 and serves as Co-President with responsibility for overseeing the management of the Managing Owner. Mr. De Chiara has been a principal and associated person of the Managing Owner since December 11, 2009 and December 22, 2009, respectively. Since November 2003, Mr. De Chiara has served as Co-President of two affiliates of the Managing Owner: Jefferies Asset Management, LLC, or JAM, an investment adviser registered with the SEC, a commodity trading adviser registered with the CFTC and member of the NFA; and Jefferies Financial Products, LLC, or JFP. Mr. De Chiara has been a principal and associated person of JAM since November 26, 2007 and April 8, 2008, respectively. JFP conducts proprietary commodity futures trading, and engages in OTC commodity swap, option and OTC foreign exchange transactions with institutional counterparties and hedges those swaps and OTC foreign exchange transactions by trading in the OTC and futures markets. Since April 2008, Mr. De Chiara has served as portfolio manager for JAM’s Commodity Division. At JFP, Mr. De Chiara engages in activities such as senior level product development, marketing and other strategic initiatives; he generally does not play an active role in JFP’s trading activities. Mr. De Chiara has been an associated person of Jefferies & Company, Inc., a registered broker-dealer, since October 13, 2003. Mr. De Chiara also serves on the Executive Committee, an advisory committee to senior management of Jefferies Group, Inc. and its affiliates. Mr. De Chiara received his A.B. in History and Economics from Harvard University in 1987 where he was elected to Phi Beta Kappa and received his J.D. (with honors) from Harvard Law School in 1990. Mr. De Chiara’s experience and skill with futures trading and OTC commodity swap, option and OTC foreign exchange transactions and his experience with product development and marketing were the material considerations that led the Board of Directors of the Managing Owner to conclude that Mr. De Chiara should serve as a director of the Managing Owner.

Bradford L. Klein joined the Managing Owner in 2009 and serves as Co-President with responsibility for overseeing management of the Managing Owner. Mr. Klein has been a principal of the Managing Owner since December 11, 2009. Mr. Klein also serves on the Executive Committee, an advisory committee to senior management of Jefferies Group, Inc. and its affiliates. Since November 2003, Mr. Klein has served as Co-President of JAM and JFP with responsibility for overseeing their management. Mr. Klein has been a principal of JAM since April 8, 2008. Mr. Klein graduated with honors from George Washington University in Washington, D.C. in 1984 with a Bachelors Degree in finance. Mr. Klein’s experience on the Executive Committee and his management skills exhibited, and experience obtained, during his long term of service in a senior executive capacity at Jefferies Group, Inc. and its affiliates were the material considerations that led the Board of Directors of the Managing Owner to conclude that Mr. Klein should serve as a director of the Managing Owner.

Peregrine C. Broadbent joined the Managing Owner in 2009 and serves as Chief Financial Officer with responsibility for finance and accounting. Mr. Broadbent has been a principal of the Managing Owner since December 22, 2009. Since November 2007, Mr. Broadbent has been Executive Vice President and Chief Financial Officer for Jefferies & Co., Inc., a registered broker-dealer, and Jefferies Group, Inc., a global financial services firm with responsibility for finance and accounting. Mr. Broadbent has been a principal of JAM since April 13, 2009 and a principal of Jefferies & Company, Inc. since April 4, 2008. Prior to joining Jefferies, Mr. Broadbent was employed by the financial services firm Morgan Stanley & Co., Inc., or Morgan Stanley, for 16 years from November 1991 to November 2007, including serving as Managing Director, Head of Institutional Controllers (Fixed Income, Equity and Investment Banking) of Morgan Stanley since November 2003 and was Morgan Stanley’s Managing Director, Head of Fixed Income Infrastructure (Operations and Controllers) from March 2002 through November 2003, with responsibility for operations and accounting. Mr. Broadbent is a Chartered Accountant in the United Kingdom and received his BSc from University of Exeter, England in 1986. Mr. Broadbent’s experience, qualification and skill in finance and accounting, operations and controls were the material considerations that led the Board of Directors of the Managing Owner to conclude that Mr. Broadbent should serve as a director of the Managing Owner.

Andrew R. Kaplan joined the Managing Owner in 2009 and serves as Executive Vice President and General Counsel and provides legal and regulatory advice. Mr. Kaplan has been a principal of the Managing Owner since December 11, 2009. Since March 2004, Mr. Kaplan has served as Executive Vice President and General Counsel of JAM and JFP with responsibility for providing legal and regulatory advice. Mr. Kaplan has been a principal of JAM since March 12, 2008. Mr. Kaplan received his B.A. from Tufts University in 1980 and his J.D. from Cornell Law School in 1983.

Satyanarayan (“Satch”) R. Chada joined the Managing Owner in 2010 and serves as Managing Director with responsibility for supervising the portfolio management team and new product development. Mr. Chada has been a principal of the Managing Owner since April 14, 2010. Since February 2009, Mr. Chada has been Managing Director and Global Head of Investor Solutions for Jefferies Asset Management, LLC with responsibility for new product development. Prior to joining Jefferies, Mr. Chada began his career at Merrill Lynch, Pierce, Fenner & Smith Inc., a global financial services firm, from July 1997 to February 2009, as an equity derivatives trader responsible for trading Japanese index and index-linked products, and then as managing director responsible for Structured Products Origination business globally for Merrill Lynch’s wealth management business. Mr. Chada received his B.S. in computer science in 1989 from the University of Michigan, an M.S. in computer science in 1991 from Michigan State University and an M.B.A. in 1997 from the University of Chicago.

Patricia Schoor Rube joined the Managing Owner in 2010, and serves as Managing Director and Associate General Counsel with responsibility for providing legal and regulatory advice. Ms. Rube has been principal of the Managing Owner since April 14, 2010. Since September 2003, Ms. Rube has been Associate General Counsel for Jefferies & Company, Inc., with responsibility for providing legal and regulatory advice and she currently serves as Managing Director and Associate General Counsel for Jefferies Asset Management, LLC (since November 2003), Jefferies Financial Products, LLC (since November 2003) and Jefferies & Company, Inc. Ms. Rube received her A.B. in Social Studies from Harvard University in 1988 (summa cum laude) where she was elected to Phi Beta Kappa and she received her J.D. (with honors) from Harvard Law School in 1992.

Robert B. Hyman is a Senior Vice President for the Managing Owner and the Portfolio Manager to the Fund. Mr. Hyman has been a principal of the Managing Owner since June 1, 2010. From August 2009 to May 2010, Mr. Hyman was a proprietary trader at The Gelber Group, a brokerage and clearing firm, focusing on commodity futures, spreads and foreign exchange trading. From April 2007 to February 2009, Mr. Hyman was a proprietary trader for First New York Securities, LLC, a principal trading firm, where he traded commodity futures, time spreads, exchange of futures for physicals, and commodity related equities. From January 2004 to April 2006, Mr. Hyman was a portfolio manager for JAM’s Real Asset Division, where he traded commodity futures, options, indices, foreign exchange, ETF’s, and commodity related equities. From April 2006 to April 2007, and again February 2009 to August 2009 Mr. Hyman was self-employed, trading commodity futures for his own account.

Michael S. Sheehy joined the Managing Owner in 2009 and serves as Chief Compliance Officer with responsibility for overseeing the compliance program. Mr. Sheehy has been a principal of the Managing Owner since December 11, 2009. Since July 2007, Mr. Sheehy has served as Chief Compliance Officer of JAM and JFP with responsibility for overseeing their compliance programs. Mr. Sheehy has been a principal of JAM since March 31, 2008. Prior to joining JAM and JFP, Mr. Sheehy was an associate at the law firm of Cobb & Associates LLC (formerly Cobb & Eisenberg LLC) from February 2006 to July 2007, where he counseled investment advisers, broker dealers and private investment funds on compliance, securities, tax and other legal and regulatory issues. From September 2003 through February 2006, Mr. Sheehy was an associate in the business practice group at the law firm of Wiggin and Dana LLP, where he provided advice relating to mergers and acquisitions, securities offerings and general corporate matters. Mr. Sheehy received an A.B. in History from Brown University in 1998, and a J.D. (with honors) from the University of Connecticut School of Law in 2002 where he was a member of the Connecticut Law Review.

Todd Streichler joined the Managing Owner in 2009 and serves as Director of Finance with responsibility for financial and accounting services. Mr. Streichler has been a principal of the Managing Owner since December 11, 2009. Since January 2004, Mr. Streichler has served as Director of Finance of JAM and JFP with responsibility for financial and accounting services. Mr. Streichler has been a principal of JAM since March 11, 2008. Mr. Streichler received his undergraduate degree from the University of Buffalo in 1988 and received an MBA from St. John’s University in 1991.

Michael S. Kaplan joined the Managing Owner in 2009 and serves as Director of Operations with responsibility for overseeing operational infrastructure. Mr. Kaplan has been a principal of the Managing Owner since December 11, 2009. Since January 2004, Mr. Kaplan has served as Director of Operations of JAM and JFP with responsibility for overseeing operational infrastructure. Mr. Kaplan has been a principal of JAM since March 27, 2008. Mr. Kaplan graduated with honors from Lehigh University in 1978 with a Bachelors Degree in Management.

Jefferies Group, Inc., which controls numerous operating companies, including the Managing Owner, Jefferies Commodity Investment Services, LLC, Jefferies & Company, Inc. and various other U.S. and foreign regulated financial institutions, has been a principal of the Managing Owner since December 15, 2009.

Fiduciary and Regulatory Duties of the Managing Owner

An investor should be aware that the Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith and fairness in all dealings affecting the Fund.

As managing owner of the Fund, the Managing Owner effectively is subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. The Managing Owner has a fiduciary responsibility to the Shareholders to exercise good faith, fairness and loyalty in all dealings affecting the Fund, consistent with the terms of the Declaration of Trust. A form of the Declaration of Trust is filed as an exhibit to the registration statement of which this Prospectus is a part. The general fiduciary duties which would otherwise be imposed on the Managing Owner (which would make the operation of the Fund as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are defined and limited in scope by the disclosure of the business terms of the Fund, as set forth herein and in the Declaration of Trust (to which terms all Shareholders, by purchasing the Shares, are deemed to consent).

The Declaration of Trust provides that the Managing Owner and its affiliates shall have no liability to the Fund or to any Shareholder for any loss suffered by the Fund arising out of any action or inaction of the Managing Owner or its affiliates or their respective directors, officers, shareholders, partners, members, managers or employees (the “Managing Owner Related Parties”) if the Managing Owner Related Parties, in good faith, determined that such course of conduct was in the best interests of the Fund and such course of conduct did not constitute fraud, gross negligence, bad faith or willful misconduct by the Managing Owner Related Parties. The Fund has agreed to indemnify the Managing Owner Related Parties against any losses, judgment, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with their activities for the Fund, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute fraud, gross negligence, bad faith, willful misconduct or a material breach of the Declaration of Trust on the part of the Managing Owner Related Parties and was done in good faith and in a manner reasonably believed to be in the best interests of the Fund, as applicable.

Under Delaware law, a beneficial owner of a statutory trust (such as a Shareholder of the Fund) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages from a managing owner of such statutory trust for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where a managing owner has failed or refused to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, or the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from a managing owner where the losses result from a violation by the managing owner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, Shareholders also have the right to institute a reparations proceeding before the CFTC against the Managing Owner (a registered commodity pool operator and commodity trading advisor), the Clearing Broker (registered futures commission merchant), as well as those of their respective employees who are required to be registered under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the Commodity Exchange Act, as amended. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

There are substantial and inherent conflicts of interest in the structure of the Fund which are, on their face, inconsistent with the Managing Owner’s fiduciary duties. One of the purposes underlying the disclosures set forth in this Prospectus is to disclose to all prospective Shareholders these conflicts of interest so that the Managing Owner may have the opportunity to obtain investors’ informed consent to such conflicts. Prospective investors who are not willing to consent to the various conflicts of interest described under “Conflicts of Interest” and elsewhere should not invest in the Fund. The Managing Owner currently intends to raise such disclosure and consent as a defense in any proceeding brought seeking relief based on the existence of such conflicts of interest.

The foregoing summary describing in general terms the remedies available to Shareholders under federal and Delaware law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Ownership or Beneficial Interest in the Fund

The Managing Owner has made and expects to maintain an aggregate investment of at least $1,000 in the Fund. No principal has an ownership or beneficial interest in the Fund.

Management; Voting by Shareholders

The Shareholders of the Fund take no part in the management or control, and have no voice in the operations or the business of the Fund. Shareholders, may, however, on a reasonable prior written notice to the Managing Owner, remove the Managing Owner as the managing owner of the Fund, by the affirmative vote of owners of a majority (over 50%)

of the Shares. The owners of a majority (over 50%) of the outstanding Shares then owned by Shareholders may also continue the Fund or compel dissolution of the Fund. The owners of 30% of the outstanding Shares then owned by Shareholders have the right to bring a matter before a vote of the Shareholders. The Managing Owner has no power under the Declaration of Trust to restrict any of the Shareholders’ voting rights. Any Shares purchased by the Managing Owner or its affiliates in the Fund are non-voting.

The Managing Owner has the right unilaterally to amend the Declaration of Trust provided that any such amendment is for the benefit, provided that no amendment affecting the rights or duties of the Trustee shall be binding upon or effective against the Trustee unless consented by the Trustee in writing, of and not adverse to the Shareholders or the Trustee and also in certain unusual circumstances — for example, if doing so is necessary to comply with certain regulatory requirements or in response to regulatory changes (including, but not limited to, proposals by regulatory bodies, self-regulatory organizations, legislative bodies or any other applicable lawmaking, rulemaking or similar body), such as, but not limited to, adverse changes in speculative positions limits applicable to the futures contracts underlying the Fund’s Index Commodities.

Recognition of the Fund in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Fund has been formed in the State of Delaware. It is possible, although unlikely, that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Shareholders against any loss of limited liability, the Declaration of Trust provides that no written obligation may be undertaken by the Fund unless such obligation is explicitly limited so as not to be enforceable against any Shareholder personally. Furthermore, the Fund indemnifies all its Shareholders against any liability that such Shareholders might incur only because they are beneficial owners.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of the Declaration of Trust. In addition, although the Managing Owner is not aware of this provision ever having been invoked in the case of any public futures fund, Shareholders of the Fund will indemnify the Fund for any harm suffered by it as a result of

•	Shareholders’ actions unrelated to the business of the Fund, or

•	taxes imposed on the Shares by any state, local or foreign taxing authority in which such shareholders reside.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Fund for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes so that the tax status of the Fund in such states might, theoretically, be challenged — although the Managing Owner is unaware of any instance in which this has actually occurred) are commonplace in statutory trusts and limited partnerships.

Shares Freely Transferable

The Shares will trade on the NYSE Arca and provide investors with direct access to the Fund. The Fund establishes long positions in futures contracts underlying the Index with a view of tracking the changes, whether positive or negative, in the level of the Index over time, less expenses. The Fund’s Shares may be bought and sold on the NYSE Arca like any other exchange listed security.

Book-Entry Form

Individual certificates will not be issued for the Shares. Instead, a global certificate will be deposited by the Managing Owner with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificate evidences all of the Shares outstanding at any time. Under the Fund’s Declaration of Trust, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies, or DTC Participants, (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant, or Indirect Participants, and (3) those banks, brokers, dealers, trust companies and others who hold interests in the Shares through DTC Participants or Indirect Participants. The Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers are made in accordance with standard securities industry practice.

Reports to Shareholders

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.

You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.jamfunds.com/jcis. The Fund will file periodic, quarterly and annual reports with the SEC. Investors can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

Net Asset Value

Net asset value means the total assets of the Fund including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Fund, each determined on the basis of generally accepted accounting principles. In particular, net asset value includes any unrealized profit or loss on open futures contracts, Futures-Linked Investments (if any) and any other credit or debit accruing to the Fund but unpaid or not received by the Fund. All open futures contracts traded on a United States exchange are calculated at their then current market value, which are based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which net asset value is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, are based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which net asset value is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Fund pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Fund’s foreign exchange futures brokerage account will be accrued at least monthly. The amount of any distribution will be a liability of the Fund from the day when the distribution is declared until it is paid.

In calculating the net asset value of the Fund, the settlement value of a Futures-Linked Investment is determined by either applying the then-current disseminated value for the futures contracts underlying Index Commodities or the terms as provided under the applicable Futures-Linked Investment. However, in the event that the futures contracts underlying Index Commodities are not trading due to the operation of daily limits or otherwise, the Managing Owner may in its sole discretion choose to fair value the Fund’s Futures-Linked Investment in order to calculate the Fund’s net asset value.

Net asset value per Share is the net asset value of the Fund divided by the number of its outstanding Shares.

Termination Events

The Fund will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner, or an event of withdrawal unless (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the Fund or (ii) within 90 days of such event of withdrawal all the remaining Shareholders agree in writing to continue the business of the Fund and to select, effective as of the date of such event, one or more successor managing owners. If the Fund is terminated as the result of an event of withdrawal and a failure of all remaining Shareholders to continue the business of the Fund and to appoint a successor managing owner as provided above within 120 days of such event of withdrawal, Shareholders holding Shares representing at least a majority (over 50%) of the net asset value of the Fund (not including Shares held by the Managing Owner and its affiliates) may elect to continue the business of the Fund by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Declaration of Trust. Any such election must also provide for the election of a managing owner to the reconstituted trust. If such an election is made, all Shareholders of the Fund shall be bound thereby and continue as Shareholders of the reconstituted trust.

•	The occurrence of any event which would make unlawful the continued existence of the Fund.

•

In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator or commodity trading advisor under the CEAct, or membership as a commodity pool operator or commodity trading advisor with the NFA (if, in either case, such registration is required under the CEAct or the rules promulgated thereunder) unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated.

•	The Fund becomes insolvent or bankrupt.

•

The Shareholders holding Shares representing at least a majority (over 50%) of the net asset value (which excludes the Shares of the Managing Owner) vote to dissolve the Fund, notice of which is sent to the Managing Owner not less than ninety (90) days prior to the effective date of termination.

•

The determination of the Managing Owner that the aggregate net assets of the Fund in relation to the operating expenses of the Fund make it unreasonable or imprudent to continue the business of the Fund, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Fund because the aggregate net asset value of the Fund as of the close of business on any business day declines below $10 million.

•	The Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

DISTRIBUTIONS

The Fund will make distributions at the discretion of the Managing Owner. To the extent that the Fund’s actual and projected interest income from its holdings of 3-month U.S. Treasury bills, TIPS and other high credit quality short-term fixed income securities exceeds the actual and projected fees and expenses of the Fund, the Managing Owner expects periodically to make distributions of the amount of such excess. The Fund currently does not expect to make distributions with respect to capital gains. Depending on the Fund’s performance for the taxable year and your own tax situation for such year, your income tax liability for the taxable year for your allocable share of the Fund’s net ordinary income or loss and capital gain or loss may exceed any distributions you receive with respect to such year.

THE ADMINISTRATOR

The Managing Owner, on behalf of the Fund, has appointed The Bank of New York Mellon as the administrator, or Administrator, of the Fund and has entered into an Administration and Accounting Agreement, or the Administration Agreement, in connection therewith. The Bank of New York Mellon will serve as custodian, or Custodian, of the Fund and has entered into a Global Custody Agreement, or Custody Agreement, in connection therewith. The Bank of New York Mellon will also serve as the transfer agent, or Transfer Agent, of the Fund and has entered into a Transfer Agency and Service Agreement in connection therewith.

The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York with trust powers, has an office at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217. The Bank of New York Mellon is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding the net asset value of the Fund, creation and redemption transaction fees and the current list of names of the parties that have executed a Participant Agreement may be obtained from The Bank of New York Mellon by calling the following number: (718) 315-4412. A list of the names of the parties that have executed a Participant Agreement as of the date of this Prospectus may be found in the “Plan of Distribution” Section. A copy of the Administration Agreement is available for inspection at The Bank of New York Mellon’s trust office identified above.

Pursuant to the Administration Agreement, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.

The Administrator will retain certain financial books and records, including: Basket creation and redemption books and records, fund accounting records, ledgers with respect to assets, liabilities, capital, income and expenses, the register, transfer journals and related details and trading and related documents received from futures commission merchants, c/o The Bank of New York Mellon, 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, telephone number (718) 315-4412.

A summary of the material terms of the Administration Agreement is disclosed in the “Material Contracts” section.

The Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, the Administrator up to 0.04% of the daily net asset value per annum of the Fund for administration fees, monthly in arrears, subject to the Overall Expense Cap.

The Administrator and any of its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Administrator and any successor administrator must be a participant in DTC or such other securities depository as shall then be acting.

The Transfer Agent also will receive a transaction processing fee in connection with orders from Authorized Participants to create or redeem Baskets in the amount of $500 per order. These transaction processing fees are paid by the Authorized Participants and not by the Fund.

The Fund is expected to retain the services of one or more additional service providers to assist with certain tax reporting requirements of the Fund and its Shareholders.

THE DISTRIBUTOR

The Managing Owner, on behalf of the Fund, has appointed ALPS Distributors, Inc., or ALPS Distributors, to assist the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, which include the following: consultation with the marketing staff of the Managing Owner and its affiliates with respect to FINRA compliance in connection with marketing efforts; review and filing of marketing materials with FINRA; and consultation with the Managing Owner and its affiliates in connection with marketing and sales strategies. Investors may contact ALPS Distributors toll free in the U.S. at (877) 369-4617.

ALPS Distributors will retain all marketing materials for the Fund, at the offices of ALPS Distributors, Inc., 1290 Broadway, Suite 1100, Denver, Colorado 80203; telephone number (303) 623-2577.

The Fund will pay ALPS Distributors for performing its duties on behalf of the Fund and may pay ALPS Distributors additional compensation in consideration of the performance by ALPS Distributors of additional marketing, distribution and ongoing support services to the Fund. Such additional services may include, among other services, the development and implementation of a marketing plan and the utilization of ALPS Distributors’ resources, which include an extensive broker database and a network of internal and external wholesalers. ALPS Distributors is affiliated with ALPS Fund Services, Inc., a Denver based outsourcing solution for administration, compliance, fund accounting, legal, marketing, tax administration, transfer agency and shareholder services for open-end, closed-end, hedge and exchange-traded funds. ALPS Fund Services, Inc. and its affiliates provide fund administration services to funds with assets in excess of $40 billion. ALPS Distributors, Inc. provides distribution services to funds with assets of more than $220 billion.

THE SECURITIES DEPOSITORY; BOOK-ENTRY ONLY SYSTEM; GLOBAL SECURITY

DTC acts as securities depository for the Shares. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency”

registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of DTC Participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC has agreed to administer its book-entry system in accordance with its rules and by laws and the requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate is signed by the Managing Owner on behalf of the Fund, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate evidences all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificate is made and intended for the purpose of binding only the Fund and not the Trustee or the Managing Owner individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Managing Owner and the Authorized Participants designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares is shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to Shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the Shareholder has purchased their Shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Shareholders that are DTC Participants may transfer the Shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Managing Owner. Under such circumstances, the Managing Owner will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the Shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the Shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

SHARE SPLITS

If the Managing Owner believes that the per Share price of the Fund in the secondary market has fallen outside a desirable trading price range, the Managing Owner may declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

MATERIAL CONTRACTS

Brokerage Agreement

The Clearing Broker and the Fund have entered into a brokerage agreement or a Brokerage Agreement. As a result the Clearing Broker:

•	acts as the clearing broker;

•	acts as custodian of the Fund’s assets; and

•	performs such other services for the Fund as the Managing Owner may from time-to-time request.

As clearing broker for the Fund, the Clearing Broker receives orders for trades from the Managing Owner.

Confirmations of all executed trades are given to the Fund by the Clearing Broker. The Brokerage Agreement incorporates the Clearing Broker’s standard customer agreements and related documents, which generally include provisions that:

•	all funds, futures and open or cash positions carried for the Fund will be held as security for the Fund’s obligations to the Clearing Broker;

•	the margins required to initiate or maintain open positions will be as from time-to-time established by the Clearing Broker and may exceed exchange minimum levels; and

•	the Clearing Broker may close out positions, purchase futures or cancel orders at any time it deems necessary for its protection, without the consent of the Fund.

As custodian of the Fund’s assets, the Clearing Broker is responsible, among other things, for providing periodic accountings of all dealings and actions taken by the Fund during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of the Fund.

Administrative functions provided by the Clearing Broker to the Fund include, but are not limited to, preparing and transmitting daily confirmations of transactions and monthly statements of account, calculating equity balances and margin requirements.

The Brokerage Agreement is not exclusive and will continue in effect from commencement of trading operations unless terminated. The Brokerage Agreement is terminable by the Fund at any time without penalty, or by the Clearing Broker without penalty upon fifteen (15) days’ prior written notice.

The Brokerage Agreement provides that the Clearing Broker shall have no responsibility or liability to the Fund (i) in connection with the performance or non-performance by any exchange or market, clearing house, clearing firm or other third party except if selected by the Clearing Broker without reasonable care (including floor brokers and banks) to the Clearing Broker of its obligations in respect of any contract or other property of the Fund, in particular the Clearing Broker shall not be liable to the Fund if any such third party makes an error in filling orders or fails to fill an order for the Fund; (ii) as a result of any prediction, recommendation or advice made or given by a representative of the Clearing Broker whether or not made or given at the request of the Fund; (iii) as a result of the Clearing Broker’s reliance on any instruction, notice or communication that it believes to be that of an individual authorized to act on behalf of the Fund; (iv) as a result of any delay in the performance or non-performance of any of the Clearing Broker’s obligations under the Brokerage Agreement directly or indirectly caused by the occurrence of any contingency beyond the control of the Clearing Broker including, but not limited to, the unscheduled closure of an exchange or market or delays in the transmission of orders due to breakdowns or failures of transmission or communication facilities, execution, and/or trading facilities, other systems, or any other electronic trading systems, facilities or services), it being understood that the Clearing Broker will be excused from performance of its obligations under the Brokerage Agreement for such period of time as is reasonably necessary after such occurrence to remedy the effects therefrom; (v) as a result of any action taken by the Clearing Broker or its floor brokers to comply with applicable law; (vi) as a result of any actions taken by the Clearing Broker in connection with the exercise of the available remedies in an event of default or (vii) for any acts or omissions of those neither employed nor supervised by the Clearing Broker or its affiliates, except if selected by the Clearing Broker without reasonable care. The Clearing Broker shall not be responsible for any loss, liability, damage or expense except to the extent that such loss, liability, damage or expense arises from its negligence or misconduct. In no event will the Clearing Broker or the Fund be liable to the other for consequential, incidental or special damages.

The Brokerage Agreement provides that the Fund will release, indemnify and hold harmless the Clearing Broker, its officers, directors, employees, agents and affiliated persons for any loss, claim, damage or expense (including reasonable attorneys’

fees and expenses, reasonable accountants’ fees and expenses, fines and penalties) incurred by the Clearing Broker and such persons arising out of or in connection with the Brokerage Agreement or any contracts contemplated thereunder or pursuant to authorized instructions received by the Clearing Broker from the Fund or its agent, and to fully reimburse the Clearing Broker and such persons for any reasonable legal or other fees and expenses, including the cost of any investigation and preparation, incurred by them in connection with any claim, action, proceeding or activities of the Clearing Broker and such persons in connection with the Brokerage Agreement or contracts contemplated thereunder, except to the extent caused by or arising from the Clearing Broker’s or such person’s misconduct or bad faith.

Administration and Accounting Agreement

Pursuant to the Administration and Accounting Agreement, or the Administration Agreement, between the Fund and the Administrator, the Administrator will perform or supervise the performance of services necessary for the operation and administration of the Fund (other than making investment decisions), including receiving and processing orders from Authorized Participants to create and redeem Baskets, net asset value calculations, accounting and other fund administrative services.

The Administration Agreement will continue in effect from the commencement of trading operations unless terminated on at least 90 days’ prior written notice by either party to the other party. Notwithstanding the foregoing, the Administrator may terminate the Administration Agreement with the Fund upon 30 days’ prior written notice if the Fund has materially failed to perform its obligations under the Administration Agreement or upon the termination of the Global Custody Agreement.

The Administrator is both exculpated and indemnified under the Administration Agreement.

Except as otherwise provided in the Administration Agreement, the Administrator will not be liable for any costs, expenses, damages, liabilities or claims (including attorneys’ and accountants’ fees) incurred by the Fund, except those costs, expenses, damages, liabilities or claims arising out of the Administrator’s own gross negligence or willful misconduct. In no event will the Administrator be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with the Administration Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Administrator will not be liable for (i) acting in accordance with any Certificate or Oral Instructions actually received by the Administrator and reasonably believed by the Administrator to be given by an Authorized Person; (ii) acting in accordance with Instructions; (iii) presuming that all instructions that are Instructions and are not contained in a Certificate or Oral Instructions are given only by person(s) duly authorized; (iv) relying upon prices provided by any third party pricing service or broker-dealer believed by the Administrator to be reliable; (v) subject to limitations in the Administration Agreement, for any losses due to forces beyond the control of the Administrator, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (vi) any losses arising from the applicability of any law or regulation now or hereafter in effect; or (vii) any losses, resulting from, arising out of, or in connection with its performance under the Administration Agreement, including its actions or omissions, the incompleteness or inaccuracy of any Proper Instructions, specifications or other information furnished by or on behalf of the Fund, or for delays caused by circumstances beyond the Administrator’s reasonable control, unless such loss arises out of the gross negligence or willful misconduct of the Administrator.

Subject to limitations, the Fund will indemnify and hold harmless the Administrator from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by the Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred or which may be asserted against the Administrator by reason of or as a result of any action taken or omitted to be taken by the Administrator in good faith under the Administration Agreement or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) the registration statement or Prospectus, (iii) any instructions of an officer or the Managing Owner, or (iv) any opinion of legal counsel for the Fund or the Administrator, or arising out of transactions or other activities of the Fund which occurred prior to the commencement of the Administration Agreement; provided, that the

Fund will not indemnify the Administrator for costs, expenses, damages, liabilities or claims for which the Administrator is liable under the preceding paragraph. This indemnity will be a continuing obligation of the Fund and its respective successors and assigns, notwithstanding the termination of the Administration Agreement. Without limiting the generality of the foregoing, the Fund will indemnify the Administrator against and save the Administrator harmless from any loss, damage or expense, including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following: (i) errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to the Administrator by any third party described above or by or on behalf of the Fund; (ii) action or inaction taken or omitted to be taken by the Administrator pursuant to any Certificate, Instructions or Oral Instructions of the Fund or otherwise without gross negligence or willful misconduct; (iii) any action taken or omitted to be taken by the Administrator in good faith after consultation with the Fund in accordance with the advice or opinion of counsel for the Fund or its own counsel; (iv) any improper use by the Fund or its respective agents, distributor or investment advisor of any valuations or computations supplied by the Administrator pursuant to the Administration Agreement; (v) the method of valuation and the method of computing net asset value; or (vi) any valuations or net asset value provided by the Fund.

Actions taken or omitted in reliance on oral or written, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by the Administrator to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Fund or its own counsel, will be conclusively presumed to have been taken or omitted in good faith.

Notwithstanding any other provision contained in the Administration Agreement, the Administrator will have no duty or obligation with respect to, including, without limitation, any duty or obligation to determine, or advise or notify the Fund of: (a) the taxable nature of any distribution or amount received or deemed received by, or payable to any; (b) the taxable nature or effect on the Fund or their shareholders of any corporate actions, class actions, tax reclaims, tax refunds, or similar events; (c) the taxable nature or taxable amount of any distribution or other amount paid, payable or deemed paid by the

Fund to their respective shareholders; or (d) the effect under any federal, state, or foreign income tax laws of the Fund making or not making any distribution or dividend payment, or any election with respect thereto.

Global Custody Agreement

The Bank of New York Mellon will serve as the Fund’s custodian, or Custodian. Pursuant to the Global Custody Agreement between the Fund, on its own behalf and the Custodian, or Custody Agreement, the Custodian will serve as custodian of all securities and cash at any time delivered to the Custodian by the Fund during the term of the Custody Agreement and has authorized the Custodian to hold its securities in registered form in its name or the name of its nominees. The Custodian has established and maintains one or more securities accounts and cash accounts for the Fund pursuant to the Custody Agreement.

The Fund, independently, and the Custodian may terminate the Custody Agreement by giving to the other party a notice in writing specifying the date of such termination, which will be not less than ninety (90) days after the date of such notice. Upon termination thereof, the Fund will pay to the Custodian such compensation as may be due to the Custodian, and will likewise reimburse the Custodian for other amounts payable or reimbursable to the Custodian thereunder. The Custodian will follow such reasonable oral or written instructions concerning the transfer of custody of records, securities and other items as the Fund, gives; provided, that (a) the Custodian will have no liability for shipping and insurance costs associated therewith, and (b) full payment will have been made to the Custodian of its compensation, costs, expenses and other amounts to which it is entitled thereunder. If any securities or cash remain in any account, the Custodian may deliver to the Fund, such securities and cash. Except as otherwise provided therein, all obligations of the parties to each other thereunder will cease upon termination of the Custody Agreement.

The Custodian is both exculpated and indemnified under the Custody Agreement.

Except as otherwise expressly provided in the Custody Agreement, the Custodian will not be liable for any costs, expenses, damages, liabilities or claims, including attorneys’ and accountants’ fees, or losses, incurred by or asserted against the Fund, except those losses arising out of the gross negligence or willful misconduct of the Custodian. The Custodian will have no liability whatsoever for the action or inaction of any depository. Subject to the Custodian’s delegation of its duties to its affiliates, the Custodian’s responsibility with respect to any securities or cash held by a subcustodian is limited to the failure on the part of the Custodian to exercise reasonable care in the selection or retention of such subcustodian in light of prevailing settlement and securities handling practices, procedures and controls in the relevant market. With respect to any losses incurred by the Fund as a result of the acts or the failure to act by any subcustodian (other than an affiliate of the Custodian), the Custodian will take appropriate action to recover such losses from such subcustodian; and the Custodian’s sole responsibility and liability to the Fund will be limited to amounts so received from such subcustodian (exclusive of costs and expenses incurred by the Custodian). In no event will the Custodian be liable to the Fund or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with the Custody Agreement.

The Fund will indemnify the Custodian and each subcustodian for the amount of any tax that the Custodian, any such subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of tax required by reason of an earlier failure to withhold). The Custodian will, or will instruct the applicable subcustodian or other withholding agent to, withhold the amount of any tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any security and any proceeds or income from the sale, loan or other transfer of any security. In the event that the Custodian or any subcustodian is required under applicable law to pay any tax on behalf of the Fund, the Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such tax and to use such cash, or to remit such cash to the appropriate subcustodian, for the timely payment of such tax in the manner required by applicable law.

The Fund will indemnify the Custodian and hold the Custodian harmless from and against any and all losses sustained or incurred by or asserted against the Custodian by reason of or as a result of any action or inaction, or arising out of the Custodian’s performance under the Custody

Agreement, including reasonable fees and expenses of counsel incurred by the Custodian in a successful defense of claims by the Fund; provided however, that the Fund will not indemnify the Custodian for those losses arising out of the Custodian’s gross negligence or willful misconduct. This indemnity will be a continuing obligation of the Fund, its successors and assigns, notwithstanding the termination of the Custody Agreement.

Transfer Agency and Service Agreement

The Bank of New York Mellon will serve the Fund’s transfer agent, or Transfer Agent. Pursuant to the Transfer Agency and Service Agreement between the Fund and the Transfer Agent, the Transfer Agent will serve as the Fund’s transfer agent, dividend or distribution disbursing agent, and agent in connection with certain other activities as provided under the Transfer Agency and Service Agreement.

The term of the Transfer Agency and Service Agreement is one year from the effective date and will automatically renew for additional one year terms unless any party provides written notice of termination (with respect to a specific Fund) at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

Either party terminates prior to the expiration of the initial term in the event the other party breaches any material provision of the Transfer Agency and Service Agreement, including, without limitation in the case of the Fund, its obligations to compensate the Transfer Agent, provided that the non breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within ninety (90) days of receipt of such notice.

The Fund may terminate the Transfer Agency and Service Agreement prior to the expiration of the initial term upon ninety (90) days’ prior written notice in the event that the Managing Owner determines to liquidate the Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Fund.

The Transfer Agent will have no responsibility and will not be liable for any loss or damage unless such loss or damage is caused by its own gross negligence or willful misconduct or that of its employees, or its breach of any of its representations. In no event will the Transfer Agent be liable for special, indirect or consequential damages regardless of the form of action and even if the same were foreseeable.

Pursuant to the Transfer Agency and Service Agreement, the Transfer Agent will not be responsible for, and the Fund will indemnify and hold the Transfer Agent harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability, or Losses, arising out of or attributable to:

All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to the Transfer Agency and Service Agreement, provided that such actions are taken without gross negligence, or willful misconduct.

The Fund’s gross negligence or willful misconduct.

The breach of any representation or warranty of the Fund thereunder.

The conclusive reliance on or use by the Transfer Agent or its agents or subcontractors of information, records, documents or services which (i) are received by the Transfer Agent or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar.

The conclusive reliance on, or the carrying out by, the Transfer Agent or its agents or subcontractors of any instructions or requests of the Fund.

The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

Marketing Agent Agreement

ALPS Distributors provides certain marketing services to the Fund. Pursuant to the Marketing Agent Agreement among the Fund, the Managing Owner and ALPS Distributors, ALPS Distributors assists the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing including reviewing and approving marketing materials.

The Marketing Agent Agreement will continue in effect for an initial period of two years and thereafter will continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by the Managing Owner with respect to the Fund or otherwise as provided under the Marketing Agent Agreement. Upon and after completion of the initial two year period, either ALPS Distributors, on the one hand, or the Managing Owner, on the other hand, may elect to terminate the Marketing Agent Agreement at any time upon sixty (60) days’ prior written notice to the other party. The Marketing Agent Agreement will automatically terminate in the event of its assignment.

Pursuant to the Marketing Agent Agreement, the Fund will indemnify ALPS Distributors as follows:

The Fund agrees to indemnify, defend and hold harmless ALPS Distributors, its partners, stockholders, members, directors, officers and employees of the foregoing, the controlling persons of all of the foregoing, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the successors and assigns of all of the foregoing, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which ALPS Distributors or any such person may incur under the 1933 Act, the 1934 Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon:

(a) any untrue statement or alleged untrue statement of a material fact contained in the Fund’s registration statement (or in the registration statement as amended or supplemented) or in a prospectus (the term Prospectus being deemed to include the prospectus and the prospectus as amended or supplemented), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such registration statement or such prospectus or necessary to make the statements made therein not misleading, except for any statements provided in writing, directly or indirectly by ALPS Distributors to the Managing Owner for inclusion in such registration statement or such prospectus or any material omissions therefrom;

(b) any untrue statement or alleged untrue statement of a material fact or breach by the Managing Owner of any representation or warranty contained in the Marketing Agent Agreement;

(c) the failure by the Fund to perform when and as required any agreement or covenant contained in the Marketing Agent Agreement;

(d) any untrue statement of any material fact contained in any audio or visual materials provided by the Managing Owner or based upon written information furnished by or on behalf of the Managing Owner including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Fund; or

(e) ALPS Distributors’ performance of its duties under the Marketing Agent Agreement except in the case of this clause (e), for any loss, damage, expense, liability or claim resulting from the gross negligence or willful misconduct of ALPS Distributors. In no case is the indemnity of the Fund in favor of ALPS Distributors deemed to protect ALPS Distributors against any liability to the Managing Owner to which ALPS Distributors would otherwise be subject by reason of gross negligence or willful misconduct in the performance of its duties.

If any action, suit or proceeding (each, a “Proceeding”) is brought against ALPS Distributors in respect of which indemnity may be sought against the Managing Owner pursuant to the foregoing paragraph, ALPS Distributors shall promptly notify the Managing Owner in writing of the institution of such Proceeding, and the Managing Owner shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Managing Owner shall not relieve the Managing Owner from any liability which it may have to ALPS Distributors thereunder except to the extent that it has been materially prejudiced by such failure.

MATERIAL U.S. FEDERAL

INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of Shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with Shares held as capital assets by Shareholders who acquired Shares by purchase and does not address special situations, such as those of:

•	dealers in securities, commodities or currencies;

•	financial institutions;

•	regulated investment companies (“RICs”), other than the status of the Fund as a qualified publicly traded partnership (“qualified PTP”) within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding Shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities or commodities that elect to use a mark-to-market method of accounting for their securities or commodities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Regulations”), and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. Shareholder” means a beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Shares, we urge you to consult your own tax adviser.

No statutory, administrative or judicial authority directly addresses the treatment of Shares or instruments similar to Shares for U.S. federal income tax purposes. As a result, we cannot assure you that the United States Internal Revenue Service (the “IRS”) or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain, loss or deduction in respect of an investment in the Shares. If you are considering the purchase of Shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of Shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Declaration of Trust and applicable law (and other relevant documents), in the opinion of Sidley Austin LLP, the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, subject to the discussion below regarding publicly traded partnerships, the Fund will not be a taxable entity for U.S. federal income tax purposes and the Fund will not incur U.S. federal income tax liability.

Special Rules for Publicly Traded Partnerships

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception exists with respect to publicly traded partnerships of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or futures contracts with respect to commodities, income and gains derived from commodities or futures contracts with respect to commodities. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that the Fund should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Managing Owner will use its reasonable efforts to cause the Fund to operate in such manner as is necessary for the Fund to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, the Fund’s items of income, gain, loss and deduction would be reflected only on its tax return rather than being passed through to the Shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations.

In addition, if the Fund were taxable as a corporation, any distribution made by the Fund to a Shareholder would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, as a nontaxable return of capital to the extent of the Shareholder’s tax basis in its Shares, or as taxable capital gain, after the Shareholder’s tax basis in its Shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a Shareholder’s cash flow and after-tax return and thus could result in a substantial reduction of the value of the Shares.

The discussion below is based on the assumption that the Fund will be classified as a partnership for U.S. federal income tax purposes that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Accordingly, each Shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, the items must be included, regardless of whether cash distributions are made by the partnership. Thus, Shareholders may be required to take into account taxable income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions in an amount equal to the taxable income, or if the Shareholder is not able to deduct, in whole or in part, the Shareholder’s allocable share of the Fund’s expenses or capital losses. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Shareholders will take into account their respective share of ordinary income realized by the Fund from accruals of interest on U.S. Treasury bills and TIPS held in the Fund’s portfolio. The Fund may hold TIPS, U.S. Treasury bills or other debt instruments, as applicable, with “acquisition discount” or “original issue discount”, in which case Shareholders will be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt instruments with “market discount.” Upon disposition of market discount obligations, gain will generally be required to be treated as interest income to the extent of the market discount and Shareholders will be required to include as ordinary income their share of the market discount that accrued during the period the obligations were held by the Fund. Shareholders will also be required to include as ordinary income their share of any inflation-adjusted increase in the principal of TIPS held by the Fund. Potential investors should consult their tax advisors regarding the tax consequences of the Fund’s investment in TIPS.

It is expected that a substantial portion of the futures on the Index Commodities will constitute Section 1256 Contracts (as defined below). The Code generally applies a “mark-to-market” system of taxing unrealized gains and losses on and otherwise provides for special rules of taxation with respect to futures and other contracts that are Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts. With the exception of futures traded on certain exchanges, including the LME, discussed below, it is expected that the futures on the Index Commodities held by the Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking-to-market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark-to-market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses. Thus, Shareholders will generally take into account their pro-rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund and taken into account by the Fund in computing its taxable income. If a non-corporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a non-corporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carryback does not increase or produce a net operating loss for the year.

Any futures on Index Commodities held by the Fund which are not classified as Section 1256 Contracts will not be subject to the special tax rules discussed above. Since such futures are not subject to the year end “mark-to-market” rules of Section 1256 described above, long-term or short-term capital gains and losses with respect to such futures will only be recognized by the Fund when such futures positions are assigned or closed (by offset or otherwise). The applicable holding period for qualification for long-term capital gain or loss treatment for the commodity futures held by the Fund which are not Section 1256 Contracts is more than six months (rather than the more than one year holding period applicable to other capital assets).

In addition to the futures on the Index Commodities, the Fund may also invest in Futures-Linked Investments as described above under “Investment Objective of the Fund”. The Fund’s investment in Futures-Linked Investments may have various tax consequences, requiring Shareholders to recognize ordinary income or loss or capital gain or loss, depending on the exact terms of the Futures-Linked Investments. In addition, the proper tax treatment of certain investments may not be entirely free from doubt. Potential investors should consult their tax advisors regarding an investment in the Fund.

Allocation of the Fund’s Profits and Losses

For U.S. federal income tax purposes, a Shareholder’s distributive share of the Fund’s income, gain, loss, deduction and other items will be determined by the Declaration of Trust, unless an allocation under the Declaration of Trust does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” Subject to the discussion below under “—Monthly Allocation and Revaluation Conventions” and “—Section 754 Election,” the allocations pursuant to the Declaration of Trust should be considered to have substantial economic effect or deemed to be made in accordance with the partners’ interests in the Fund.

If the allocations provided by the Declaration of Trust were successfully challenged by the IRS, the amount of income or loss allocated to Shareholders for U.S. federal income tax purposes under the Declaration of Trust could be increased or reduced or the character of the income or loss could be modified or both.

As described in more detail below, the U.S. federal income tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to Shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact Shareholders.

Monthly Allocation and Revaluation Conventions and Transferor/Transferee Allocations

In general, the Fund’s taxable income and losses will be determined monthly and will be apportioned among the Shareholders in proportion to the number of Shares owned by each of them as of the close of the last trading day of the preceding month. By investing in Shares, a U.S. Shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation and revaluation conventions described below.

Under the monthly allocation convention, whomever is treated for U.S. federal income tax purposes as holding Shares as of the close of the last trading day of the preceding month will be treated as continuing to hold the Shares until immediately before the close of the last trading day of the following month. With respect to any Shares that were not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Shares (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Shares for this purpose as of the close of the last trading day of the preceding month. As a result, a Shareholder who has disposed of Shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

Section 706 of the Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of Shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be considered a monthly convention that does not literally comply with that requirement.

If the IRS treats transfers of Shares as occurring throughout each month and a monthly convention is not allowed by the Regulations (or only applies to transfers of less than all of a Shareholder’s Shares) or if the IRS otherwise does not accept the Fund’s convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s methods of allocation between transferors and transferees (as well as among Shareholders whose interests otherwise vary during a taxable period).

In addition, for any month in which a creation or redemption of Shares takes place, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets. This will result in the allocation of items of the Fund’s income, gain, loss, deduction and credit to existing Shareholders to account for the difference between the tax basis and fair market value of property owned by the Fund at the time new Shares are issued or old Shares are redeemed (“reverse Section 704(c) allocations”). The intended effect of these allocations is to allocate any built-in gain or loss in the Fund’s assets at the time of a creation or redemption of Shares to the Shareholders that economically have earned such gain or loss. The Managing Owner has discretion to determine which permitted method of allocation to use with respect to reverse Section 704(c) allocations.

As with the other allocations described above, the Fund generally will use a monthly convention for purposes of the reverse Section 704(c) allocations. More specifically, the Fund generally will credit or debit, respectively, the “book” capital accounts of the existing Shareholders with any unrealized gain or loss in the Fund’s assets based on a calculation utilizing the fair market value of the Shares, rather than the fair market value of its assets at the time of such creation or redemption (the “revaluation convention”). As a result, it is possible that, for U.S. federal income tax purposes, (i) a purchaser of newly issued Shares will be allocated some or all of the unrealized gain in the Fund’s assets at the time it acquires the Shares or (ii) an existing Shareholder will not be allocated its entire share in the unrealized loss in the Fund’s assets at the time of such acquisition. Furthermore, the applicable Regulations generally require that the “book” capital accounts be adjusted based on the fair market value of partnership property on the date of adjustment and do not explicitly allow the adoption of a monthly revaluation convention.

The Code and applicable Regulations generally require that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis, and that adjustments to “book” capital accounts be made based on the fair market value of partnership property on the date of adjustment. The Code and Regulations do not contemplate monthly allocation or revaluation conventions. If the IRS does not accept the Fund’s monthly allocation or revaluation convention, the IRS may contend that taxable income or losses of the Fund must be reallocated among the Shareholders. If such a contention were sustained, the Shareholders’ respective tax liabilities would be adjusted to the possible detriment of certain Shareholders. The Managing Owner is authorized to revise the Fund’s allocation and revaluation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the Shareholders’ interests in the Fund.

Section 754 Election

The Fund will make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of the Section 754 election by the Fund will generally have the effect of requiring a purchaser of Shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s Shares), as if it had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment is attributed solely to a purchaser of Shares and is not added to the bases of the Fund’s assets associated with all of the other Shareholders in the Fund. Depending on the relationship between a Shareholder’s purchase price for Shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the Shareholder as compared to the amount of gain or loss a Shareholder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, it is expected that the Fund will apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs. For example, the Fund may apply a convention in which it deems the price paid by a Shareholder to be the lowest quoted trading price of the Shares during the month in which the purchase occurred, irrespective of the actual price paid. The use of such conventions may result in basis adjustments that do not reflect a Shareholder’s purchase price for its Shares, including less favorable basis adjustments to a Shareholder who paid more than the lowest quoted trading price of the Shares for the month in which the purchase occurred. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made. If the IRS were to sustain such a position, a Shareholder may have adverse tax consequences.

In order to make the basis adjustments permitted by Section 754, the Fund will be required to obtain information regarding each Shareholder’s secondary market transactions in Shares as well as creations and redemptions of Shares. The Fund will seek the requested information from the record Shareholders, and, by purchasing Shares, each beneficial owner of Shares will be deemed to have consented to the provision of the information by the record owner of such beneficial owner’s Shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund makes based on the information it is able to obtain will be effective in eliminating disparity between a Shareholder’s outside basis in its Shares.

Uniformity of Shares

Because the Fund cannot match transferors and transferees of Shares, the Fund will adopt tax accounting positions that may not conform with aspects of existing Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefits available to Shareholders. It also could affect the timing of these tax benefits or the amount of gain on the sale of Shares and could have a negative impact on the value of Shares or result in audits of and adjustments to Shareholders’ tax returns.

Constructive Termination

The Fund will experience a constructive termination for tax purposes if there is a sale or exchange of 50 percent or more of the total Shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for all Shareholders. In the case of a Shareholder reporting on a taxable year other than the taxable year used by the Fund (which is a fiscal year ending December 31), the early closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the Shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a Shareholder only to the extent the distributions exceed the Shareholder’s tax basis in the Shares it is treated as owning (see “— Tax Basis in Fund Shares” below). Any cash distributions in excess of a Shareholder’s tax basis generally will be considered to be gain from the sale or exchange of the Shares (see “— Disposition of Shares” below).

Creation and Redemption of Baskets

Shareholders, other than Authorized Participants (or holders for which an Authorized Participant is acting), generally will not recognize gain or loss as a result of an Authorized Participant’s creation or redemption of a Basket. If the Fund disposes of assets in connection with the redemption of a Basket, however, the disposition may give rise to gain or loss that will be allocated in part to Shareholders. An Authorized Participant’s creation or redemption of a Basket also may affect a Shareholder’s share of the Fund’s tax basis in its assets, which could affect the amount of gain or loss allocated to the Shareholder on the sale or disposition of portfolio assets by the Fund.

Disposition of Shares

If a U.S. Shareholder transfers Shares and the transfer is a sale or other taxable disposition, the U.S. Shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the U.S. Shareholder’s adjusted tax basis in the Shares sold. The amount realized will include an amount equal to the U.S. Shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. Except to the extent Section 751(a) applies to treat any gain or loss as ordinary, the gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate U.S. Shareholders is eligible to be taxed at reduced rates where the Shares sold are considered held for more than one year. Capital gain of corporate U.S. Shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. Shareholder on a sale of Shares will generally be deductible only against capital gains, except that a non-corporate U.S. Shareholder may also offset up to $3,000 per year of ordinary income with capital losses.

Tax Basis in Shares

A U.S. Shareholder’s initial tax basis in its Shares will equal the sum of (a) the amount of cash paid by the U.S. Shareholder for its Shares and (b) the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be increased by (a) the U.S. Shareholder’s share of the Fund’s taxable income, including capital gain, (b) the U.S. Shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the U.S. Shareholder’s share of the Fund’s liabilities. A U.S. Shareholder’s tax basis in its Shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the U.S. Shareholder, (b) the U.S. Shareholder’s share of the Fund’s losses and deductions, (c) the U.S. Shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the U.S. Shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. Shareholder’s “investment interest expense” is generally limited to the amount of the Shareholder’s “net investment income.” Investment interest expense will generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the U.S. Shareholder on any margin account borrowing or other loan incurred to purchase or carry Shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the U.S. Shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a U.S. Shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of the U.S. Shareholder. The Code imposes additional limitations (which limitations are currently being phased out through 2010 and scheduled to be reinstated thereafter) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a U.S. Shareholder. The Fund will report its expenses on a pro-rata basis to the Shareholders, and each U.S. Shareholder will determine separately to what extent they are deductible on the U.S. Shareholder’s tax return. A U.S. Shareholder’s inability to deduct all or a portion of the expenses could result in an amount of taxable income to such U.S. Shareholder with respect to the Fund that exceeds the amount of cash actually distributed to the U.S. Shareholder for the year. If the Managing Owner determines that the Fund is an investor, the Fund will treat the management fees of the Fund as miscellaneous itemized deductions. If, however, the Managing Owner determines that the Fund is a trader, the Fund will treat the management fees as ordinary business deductions.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of 180 months. The Fund intends to make a 709(b) election. A non-corporate U.S. Shareholder’s allocable share of the organizational expenses will constitute miscellaneous itemized deductions. Expenditures in connection with the issuance and marketing of Shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity loss” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non-passive) income. Under current Regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or loss realized by Shareholders will not be available to offset a U.S. Shareholder’s passive losses or passive income from other sources.

Reporting by the Fund to its Shareholders

The Fund will file a partnership tax return. Accordingly, tax information will be provided to Shareholders on Schedule K-1 for each calendar year as soon as practicable after the end of such taxable year but in no event later than March 15. Each Schedule K-1 provided to a Shareholder will set forth the Shareholder’s share of the Fund’s tax items (i.e., interest income from TIPS and U.S. Treasury bills, short-term and long-term capital gain or loss with respect to the futures contracts, and investment expenses for the year) in a manner sufficient for a U.S. Shareholder to complete its tax return with respect to its investment in the Shares.

Each Shareholder, by its acquisition of Shares, will be deemed to agree to allow brokers and nominees to provide to the Fund its name and address and the other information and forms as may be reasonably requested by the Fund for purposes of complying with its tax reporting and withholding obligations (and to waive any confidentiality rights with respect to the information and forms for this purpose) and to provide information or forms upon request.

Given the lack of authority addressing structures similar to that of the Fund, it is not certain that the IRS will agree with the manner in which tax reporting by the Fund will be undertaken. Therefore, Shareholders should be aware that future IRS interpretations or revisions to Regulations could alter the manner in which tax reporting by the Fund and any nominee will be undertaken.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the governing documents, the Managing Owner will be appointed the “tax matters partner” of the Fund for all purposes of the Code. The tax matters partner, which is required by the Declaration of Trust to notify all U.S. Shareholders of any U.S. federal income tax audit of the Fund, will have the authority under the Declaration of Trust to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. Shareholders. As the tax matters partner, the Managing Owner will have the right on behalf of all

Shareholders to extend the statute of limitations relating to the Shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s partnership tax return may result in an audit of the returns of the U.S. Shareholders, which, in turn, could result in adjustments of items of a Shareholder that are unrelated to the Fund as well as to the Fund’s related items. In particular, there can be no assurance that the IRS, upon an audit of a partnership tax return of the Fund or of an income tax return of a U.S. Shareholder, might not take a position that differs from the treatment thereof by the Fund. A U.S. Shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Prospective U.S. Shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Non-U.S. Shareholders

The Fund will conduct its activities in a manner that a non-U.S. Shareholder who is not otherwise carrying on a trade or business in the United States will not be considered to be engaged in a trade or business in the United States as a result of an investment in the Shares. A non-U.S. Shareholder’s share of the interest income realized by the Fund on its holdings of TIPS or U.S. Treasury bills will be exempt from U.S. withholding tax provided the non-U.S. Shareholder certifies on IRS Form W-8BEN (or other applicable form) that the Shareholder is not a U.S. person, provides name and address information and otherwise satisfies applicable documentation requirements.

Non-U.S. Shareholders will not be subject to U.S. federal income tax on gains realized on the sale of Shares or on the non-U.S. Shareholder’s share of the Fund’s gains. However, in the case of an individual non-U.S. Shareholder, the non-U.S. Shareholder will be subject to U.S. federal income tax on gains on the sale of Shares or the non-U.S. Shareholder’s distributive share of gains if the non-U.S. Shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Non-U.S. Shareholders that are individuals will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death (unless a statutory exemption or tax treaty exemption applies). It is unclear whether partnership interests (such as the Shares) will be considered U.S. situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the Shares owned at the time of their death.

Non-U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Shares.

Regulated Investment Companies

RICs may invest up to 25% of their assets in “qualified PTPs” and net income derived from such investments is qualifying income under the income source test applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. In addition, interests in a qualified PTP are treated as issued by such PTP and a RIC is not required to look through to the underlying partnership assets when testing compliance with the asset diversification tests applicable to RICs under the Code. The Fund anticipates that it will qualify as a qualified PTP for any taxable year in which the Fund realizes sufficient gross income from its commodities futures transactions. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results of the Fund will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP. In a 2005 revenue ruling, the IRS clarified that derivative contracts owned by a RIC that provide for a total-return exposure on a commodity index will not produce qualifying income for purposes of the RIC qualification rules. The IRS interpretation set forth in such ruling, however, does not adversely affect the Fund’s ability to be treated as a qualified PTP for purposes of applying the RIC qualification rules. RIC investors are urged to monitor their investment in the Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs. The Fund will make available on the Managing Owner’s website periodic tax information designed to enable RIC investors in its Shares to make a determination as to the Fund’s status under the qualified PTP rules.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income” (“UBTI”). Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund will not borrow funds for the purpose of acquiring or holding any investments or otherwise incur “acquisition indebtedness” with respect to such investments. Therefore, a tax-exempt entity purchasing Shares will not incur any UBTI by reason of its investment in the Shares or upon sale of such Shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the Shares.

Certain State and Local Taxation Matters

Prospective investors should consider, in addition to the U.S. federal income tax consequences described, potential state and local tax considerations in investing in the Shares. These considerations arise under various taxing schemes, which include taxes imposed on entities treated as partnerships for U.S. federal income tax purposes, withholding on the distributive share of a nonresident partner, franchise and capital taxes, gross income taxes, net income taxes, value added taxes, and gross receipts taxes.

State and local tax laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit for state net income tax purposes. For Shareholders that are taxed as entities for state or local tax income tax purposes, the taxable nexus, income, and apportionment factors of the Fund may flow through to the Shareholder and such flow-through may disproportionately impact the taxability of the Shareholder in one or more jurisdictions relative to that Shareholder’s distributive share from the Fund. For Shareholders that are individuals, the taxable nexus and apportioned income of the Fund will generally flow through to the Shareholder and the Shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local income tax purposes in the jurisdiction in which the Shareholder is a resident.

The Fund may have a taxable nexus with one or more jurisdictions that will subject a Shareholder to tax (and require a Shareholder to file state and local tax return with the jurisdiction in respect to the Shareholder’s share of the income derived from that business). A prospective investor should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction(s) in which the Shareholder is resident.

Under current law and assuming full compliance with the terms of the Declaration of Trust (and other relevant documents), the Fund likely will not generate Connecticut source income for individual Shareholders because income from intangible personal property constitutes income derived from Connecticut sources only to the extent that such income is from property employed in a business, trade, profession or occupation carried on in Connecticut. For a Shareholder that is taxed as a corporation for Connecticut tax purposes, if the corporation is not otherwise carrying on or doing business within Connecticut, then it will likely not be subject to Connecticut corporation business tax or the capital stock tax as a result of the being a Shareholder and not be required to file a corporation business tax return. For a Shareholder that is taxed as a corporation for Connecticut tax purposes, if the corporation is otherwise carrying on or doing business within Connecticut, then it will include the distributive share of income and apportionment factors of the Fund in its calculation of its Connecticut corporation business tax liability.

The Fund will generally be treated as having established a taxable nexus in the jurisdiction(s) in which it maintains offices, manages its affairs, owns property, or to which it directs its economic activity on a regular, continuous, and substantial basis. There is also a risk that one or more state or local taxing jurisdictions will assert that the Fund has established a taxable nexus with such jurisdiction on the basis of the futures contracts, options, and forward contracts in which the Fund may invest without regard to whether or not the interests in the underlying property represented by these investments are financially settled, offsetting delivery obligations are netted, or delivery is made.

A prospective investor should consult its tax adviser with respect to the state and local tax implications arising from an investment in the Shares.

Backup Withholding

Backup withholding is required in certain circumstances on certain payments paid to non-corporate Shareholders that do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to a Shareholder may be refunded or credited against the Shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

Shareholders should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of Shares are not clear under existing law. Thus, Shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the Shares in their particular circumstances, including the application of U.S. federal, state, local and foreign tax laws.

Recently Enacted Legislation

Recently enacted legislation will (i) require certain foreign entities that are foreign financial institutions (as defined in Section 1471(d)(4) of the Code) to enter into an agreement with the IRS to disclose to the IRS the name, address and tax identification number of certain U.S. persons who own an interest in the foreign entity and require certain other foreign entities to provide certain other information; and (ii) with respect to payments made after December 31, 2012, impose a 30% withholding tax on certain payments of U.S. source income and proceeds from the sale of property that produces U.S. source interest or dividends if the foreign entity fails to enter into the agreement or satisfy its obligations under the legislation. Non-U.S. Shareholders are encouraged to consult with their own tax advisors regarding the possible implications of this legislation on an investment in the Fund.

Other recently enacted legislation will impose a 3.8% tax on the net investment income (as defined in the Code) of certain individuals, trusts and estates, for taxable years beginning after December 31, 2012. U.S. Shareholders are encouraged to consult with their own advisors regarding the possible implications of this legislation on an investment in the Fund.

PROSPECTIVE INVESTORS ARE URGED TO

CONSULT THEIR TAX ADVISERS BEFORE

DECIDING WHETHER TO INVEST IN

THE SHARES.

PURCHASES BY

EMPLOYEE BENEFIT PLANS

Although there can be no assurance that an investment in the Fund, or any other managed futures product, will achieve the investment objectives of an employee benefit plan in making such investment, futures investments have certain features which may be of interest to such a plan. For example, the futures markets are one of the few investment fields in which employee benefit plans can participate in leveraged strategies without being required to pay tax on “unrelated business taxable income.” See “Material U.S. Federal Income Tax Considerations—‘Tax-Exempt Organizations’” at

page 91. In addition, because they are not taxpaying entities, employee benefit plans are not subject to paying annual tax on profits (if any) of the Fund.

General

The following section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, which a fiduciary of an “employee benefit plan” as defined in, and subject to the fiduciary responsibility provisions of, ERISA or of a “plan” as defined in and subject to Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund (such “employee benefit plans” and “plans” being referred to herein as “Plans,” and such fiduciaries with investment discretion being referred to herein as “Plan Fiduciaries”). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Fund, including the role that such an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that such investment in the Fund is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Fund, are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the documents of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING SHARES MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES

A HIGH DEGREE OF RISK. THE FUND IS NOT INTENDED AS A COMPLETE INVESTMENT PROGRAM.

“Plan Assets”

ERISA and a regulation issued thereunder (the “Plan Asset Rules”) contain rules for determining when an investment by a Plan in an entity will result in the underlying assets of such entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of an entity will not be plan assets of a Plan which purchases an interest therein if certain exceptions apply, including (i) an exception applicable if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”) and (ii) an exception applicable if the investment by all “benefit plan investors” is not “significant” or certain other exceptions apply (the “Insignificant Participation Exception”).

The Publicly-Offered Security Exception applies if the equity interest is a security that is (1) “freely transferable,” (2) part of a class of securities that is “widely held” and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred. The Plan Asset Rules state that the determination of whether a security is “freely transferable” is to be made based on all relevant facts and circumstances. Under the Plan Asset Rules, a class of securities is “widely held” only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

The Shares should be considered to be publicly-offered securities. First, the Shares will be sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933, and the Shares will be timely registered under the Securities Exchange Act of 1934. Second, it appears that the Shares will be freely transferable because the Shares will be freely tradeable on the NYSE Arca like any other exchange-listed security. Finally, it is anticipated that the Shares will be owned by at least 100 investors independent of the Fund and of each other. Therefore, the underlying assets of the Fund should not be considered to constitute assets of any Plan which purchases Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Managing Owner, the Clearing Broker, the Administrator, the Trustee, the Index Calculation Agent, or any of their respective affiliates or any of their respective employees either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Fund are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that will not make the foregoing statements incorrect or incomplete.

THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN SHARES IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

PLAN OF DISTRIBUTION

Initial Purchaser

Jefferies & Company, Inc. is the Initial Purchaser of Shares. On [            ], 2010 the Initial Purchaser agreed to purchase and take delivery of 100,000 Shares, which comprise the initial Baskets of the Fund, at a purchase price of $25.00 per Share

($1,250,000 per Basket), pursuant to an Initial Purchaser Agreement. This price has been arbitrarily determined inasmuch as the Shares have no inherent value at the Fund’s inception and it is not indicative of prices that will prevail in the trading market. The Fund will commence trading immediately after the Initial Purchaser purchases the initial Baskets. The Initial Purchaser proposes to offer to the public these 100,000 Shares at a per-Share price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares offered by the Initial Purchaser at different times may have different offering prices. The Initial Purchaser will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with the sale of the Shares to the public.

The Fund will not bear any expenses in connection with the offering or sales of the Shares composing the initial Basket.

The Managing Owner has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the Initial Purchaser may be required to make in respect thereof.

The Initial Purchaser will only act in such a capacity with respect to the initial Baskets of the Fund. The Initial Purchaser will create Shares of the initial Baskets at a price of $25 per Share. The price of $25 per Share has been arbitrarily determined inasmuch as the Shares have no inherent value at the Fund’s inception. In contrast, Authorized Participants will create Shares of each Basket as the net asset value per Share. The Initial Purchaser’s activities will cease after it has fully transacted with respect to the initial Baskets of the Fund. Authorized Participants will not be involved with the purchase and sale of the initial Baskets of the Fund. Therefore, the Initial Purchaser’s activities will be distinct from those of an Authorized Participant.

Authorized Participants

The Fund will issue Shares in Baskets to Authorized Participants continuously as of noon Eastern time on the business day immediately following the date on which a valid order to create a Basket is accepted by the Fund. Baskets will be issued at the net asset value of 50,000 Shares as of the closing time of the NYSE Arca or the last to close of the exchanges on which the Fund’s futures contracts are traded, whichever is latest, on the date that a valid order to create a Basket is accepted by the Fund.

Authorized Participants may, from time-to-time, offer Shares from any Baskets they create. Shares offered to the public by Authorized Participants will be offered at a per-Share offering price that will vary depending upon, among other factors, the trading price of the Shares on the NYSE Arca, the net asset value per Share and the supply of and demand for the Shares at the time of the offer. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. Authorized Participants will not receive from the Fund, the Managing Owner or any of their affiliates, any fee or other compensation in connection with their sale of Shares to the public, although investors are expected to be charged a customary commission by their brokers in connection with purchases of Shares that will vary from investor to investor. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

As of the date of this Prospectus, Jefferies & Company, Inc. has executed a Participant Agreement and is the only Authorized Participant.

Likelihood of Becoming a Statutory Underwriter

The Fund will issue the initial Baskets to the Initial Purchaser and will issue Shares in Baskets to Authorized Participants from time-to-time in exchange for cash. Because new Shares can be created and issued on an ongoing basis at any point during the life of the Fund, a “distribution,” as such term is used in the Securities Act, will be occurring. An Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter, and thus will be subject to the prospectus-delivery and liability provisions of the Securities Act, if it purchases a Basket from the Fund, breaks the Basket down into the constituent Shares and sells the Shares to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. Similarly, the Initial Purchaser will be deemed a statutory underwriter. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to categorization as an underwriter. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act.

Dealers who are neither Authorized Participants nor “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by section 4(3) of the Securities Act.

Nature of Payment	Recipient	Payor	Amount of Payment	Services Provided
Selling Commission	Authorized Participant	Shareholders	No greater than 1.00% of the gross offering proceeds.	Brokering purchases and sales of the Shares and creating and redeeming Baskets of Shares for the Fund.
Marketing Agent Fee	ALPS Distributors	Managing Owner

For the first eighteen (18) months the Fee will be calculated daily and payable monthly, equal to the greater of $25,000 minimum per year or an annual rate of 0.04% of the Fund’s average daily net assets. Thereafter, the greater of $25,000 minimum per year or an annual rate of 0.05% of the Fund’s average daily net assets. Not to exceed 8.99% of the gross offering proceeds.*

Assisting the Managing Owner and the Administrator with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials, consulting with FINRA and ensuring compliance with FINRA marketing rules and maintaining certain books and records pertaining to the Fund.

For additional details see below

*	Subject to the Overall Expense Cap.

General

Investors may purchase and sell Shares through traditional brokerage accounts. Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. Investors are encouraged to review the terms of their brokerage accounts for applicable charges.

Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

The Managing Owner has agreed to indemnify certain parties against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that such parties may be required to make in respect of those liabilities. The Trustee has agreed to reimburse such parties, solely from and to the extent of the Fund’s assets, for indemnification and contribution amounts due from the Managing Owner in respect of such liabilities to the extent the Managing Owner has not paid such amounts when due.

The offering of Baskets is being made in compliance with FINRA Rule 2310. Accordingly, neither the Initial Purchaser nor the Authorized Participants will make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Shares. The maximum amount of items of value to be paid to FINRA Members in connection with the offering of the Shares by the Fund will not exceed 10% of the gross offering proceeds.

The Initial Purchaser will not charge a commission of greater than 1% (which represents a maximum of $5,000,000 of the amount registered hereby) of the price per Share in offering and selling the Shares comprising the Initial Baskets of the Fund.

Pursuant to the Marketing Agreement, ALPS Distributors will be paid by the Fund the greater of $25,000 minimum per year or an annual rate of 0.04% of the Fund’s average daily net assets, for the first eighteen (18) months of operations. Thereafter, the greater of $25,000 minimum per year or an annual rate of 0.05% of the Fund’s average daily net assets, plus any fees or disbursements incurred by

ALPS Distributors in connection with the performance by ALPS Distributors of its duties on behalf of the Fund.

The payments to ALPS Distributors will not, in the aggregate, exceed 8.99%, of the gross offering proceeds of the offering (or in an amount equal to $44,950,000, of the $500,000,000 registered on the initial Registration Statement on Form S-1 in respect of the Fund). ALPS Distributors and Jefferies & Company, Inc. will monitor compensation received in connection with the Fund to determine if the payments described hereunder must be limited, when combined with selling commissions charged, in order to comply with the 10% limitation on total underwriters’ compensation pursuant to FINRA Rule 2310.

The Shares will trade on the NYSE Arca under the symbol “RRET”.

LEGAL MATTERS

Sidley Austin LLP has advised the Managing Owner in connection with the Shares being offered hereby. Sidley Austin LLP also advises the Managing Owner with respect to its responsibilities as managing owner of, and with respect to matters relating to the Fund. Sidley Austin LLP has prepared the sections “Material U.S. Federal Income Tax Considerations” with respect to U.S. federal income tax matters and “Purchases By Employee Benefit Plans” with respect to ERISA. Sidley Austin LLP has not represented, nor will it represent the Fund or the Shareholders in matters relating to the Fund and no other counsel has been engaged to act on their behalf.

Richards, Layton & Finger, P.A., special Delaware counsel to the Fund, has advised the Fund in connection with the legality of the Shares being offered hereby.

Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The statement of financial condition of Jefferies Commodity Real Return ETF as of May 31, 2010 and December 31, 2009 and the related statements of changes in net assets and cash flows for the period from January 1, 2010 through May 31, 2010 and December 28, 2009 (Formation) through December 31, 2009 and the consolidated statement of financial condition of Jefferies Commodity Investment Services, LLC and Subsidiaries as of May 31, 2010 and December 31, 2009, and the related consolidated statements of operations, changes in member’s deficit, and cash flows for the period from January 1, 2010 through May 31, 2010 and December 2, 2009 (Commencement of Operations) through December 31, 2009 have been included in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement filed by the Fund with the SEC in Washington, D.C. This Prospectus does not contain all of the information set forth in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (for example, the forms of the Participant Agreement and the Customer Agreement). The descriptions contained herein of agreements included as exhibits to the Registration Statement are necessarily summaries; the exhibits themselves may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies of all or part thereof may be obtained from the SEC upon payment of the prescribed fees. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is http://www.sec.gov.

RECENT FINANCIAL INFORMATION

AND ANNUAL REPORTS

The Managing Owner will furnish you with an annual report of the Fund within 90 calendar days after the end of the Fund’s fiscal year as required by the rules and regulations of the CFTC, including, but not limited to, an annual audited financial statement certified by independent registered public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund.

You also will be provided with appropriate information to permit you to file your U.S. federal and state income tax returns (on a timely basis) with respect to your Shares. Monthly account statements conforming to CFTC and NFA requirements will be posted on the Managing Owner’s website at http://www.jamfunds.com/jcis. The Fund will file periodic, quarterly and annual reports with the SEC. Investors can read and copy these reports at the SEC public reference facilities in Washington D.C. The filings will also be posted at the SEC website at http://www.sec.gov. Additional reports may be posted on the Managing Owner’s website in the discretion of the Managing Owner or as required by regulatory authorities.

PRIVACY POLICY

OF THE MANAGING OWNER

The Managing Owner collects non-public information about you from the following sources: (i) information received from you on applications or other forms; and (ii) information about your transactions with the Managing Owner and others. The Managing Owner does not disclose any non-public personal information about you to anyone, other than as set forth below, as permitted by applicable law and regulation. The Managing Owner may disclose non-public personal information about you to the funds in which you invest. The Managing Owner may disclose non-public personal information about you to non-affiliated companies that work with the Managing Owner to service your account(s), or to provide services or process transactions that you have requested. The Managing Owner may disclose non-public personal information about you to parties representing you, such as your investment representative, your accountant, your tax adviser, or to other third parties at your direction/consent. If you are a former Shareholder, the Managing Owner will adhere to the privacy policies and practices as described in this notice. The Managing Owner restricts access to your personal and account information to those employees who need to know that information to provide products and services to you. The Managing Owner maintains appropriate physical, electronic and procedural safeguards to guard your non-public personal information.

[Remainder of page left blank intentionally.]

INDEX TO FINANCIAL STATEMENTS

Page

Jefferies Commodity Real Return ETF

Report of Independent Registered Public Accounting Firm dated August 19, 2010	99

Statement of Financial Condition dated May 31, 2010 and December 31, 2009	100

Statement of Changes in Net Assets for the Period from January 1, 2010 through May 31, 2010 and the Period from December 28, 2009 (Formation) through December 31, 2009	101

Statement of Cash Flows for the Period from January 1, 2010 through May 31, 2010 and the Period from December 28, 2009 (Formation) through December 31, 2009	102

Notes to Financial Statements	103

Jefferies Commodity Investment Services, LLC

Report of Independent Registered Public Accounting Firm dated August 17, 2010	107

Consolidated Statement of Financial Condition dated May 31, 2010 and December 31, 2009	108

Consolidated Statement of Operations for the Period from January 1, 2010 through May 31, 2010 and the Period from December 2, 2009 (Commencement of Operations) through December 31, 2009	109

Consolidated Statement of Changes in Member’s Deficit for the Period from January 1, 2010 through May 31, 2010 and the Period from December 2, 2009 (Commencement of Operations) through December 31, 2009	110

Consolidated Statement of Cash Flows for the Period from January 1, 2010 through May 31, 2010 and the Period from December 2, 2009 (Commencement of Operations) through December 31, 2009	111

Notes to Consolidated Financial Statements	112

Report of Independent Registered Public Accounting Firm

The Shareholder

Jefferies Commodity Real Return ETF:

We have audited the accompanying statement of financial condition of Jefferies Commodity Real Return ETF (the “Fund”) as of May 31, 2010 and December 31, 2009, and the related statements of changes in net assets and cash flows for the period from January 1, 2010 to May 31, 2010 and the period from December 28, 2009 (Formation) to December 31, 2009. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jefferies Commodity Real Return ETF as of May 31, 2010 and December 31, 2009, and the changes in its net assets and its cash flows for the period from January 1, 2010 to May 31, 2010 and the period from December 28, 2009 (Formation) to December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

August 19, 2010

JEFFERIES COMMODITY REAL RETURN ETF

(A Delaware Statutory Trust)

(An Indirect Wholly Owned Subsidiary of Jefferies Group, Inc.)

Statement of Financial Condition

(In U.S. Dollars)

	May 31, 2010	December 31, 2009
Assets:
Cash and cash equivalents	$1,000	$—
Receivable from Jefferies Commodity Investment Services, LLC	—	1,000

Total assets	$1,000	$1,000

Net Assets:
40 Management Units	1,000	1,000

Total net assets	$1,000	$1,000

See accompanying notes to financial statements

JEFFERIES COMMODITY REAL RETURN ETF

(A Delaware Statutory Trust)

(An Indirect Wholly Owned Subsidiary of Jefferies Group, Inc.)

Statement of Changes in Net Assets

(In U.S. Dollars)

	For the period from January 1, 2010 to May 31, 2010	For the period from December 28, 2009 (Formation) to December 31, 2009
Net increase in net assets resulting from capital transactions:
Contribution from Jefferies Commodity Investment Services, LLC	$—	$1,000

Net increase in net assets resulting from capital transactions	—	1,000

Net increase in net assets	—	1,000
Net assets, beginning of period	1,000	—

Net assets, end of period	$1,000	$1,000

See accompanying notes to financial statements.

JEFFERIES COMMODITY REAL RETURN ETF

(A Delaware Statutory Trust)

(An Indirect Wholly Owned Subsidiary of Jefferies Group, Inc.)

Statement of Cash Flows

(In U.S. Dollars)

	For the period from January 1, 2010 to May 31, 2010	For the period from December 28, 2009 (Formation) to December 31, 2009
Cash flows from operating activities:
Net change in net assets resulting from operations	$—	$—
Adjustments to reconcile net change in net assets resulting from operations to net cash provided by (used in) operating activities:
Receivable from Jefferies Commodity Investment Services, LLC	1,000	(1,000)
Net cash provided by (used in) operating activities	1,000	(1,000)

Cash flows from financing activities:
Contribution from Jefferies Commodity Investment Services, LLC	$—	$1,000

Net cash provided by financing activities	—	1,000

Net increase in cash and cash equivalents	1,000	—
Cash and cash equivalents at:
Beginning of period	—	—

End of period	$1,000	$—

See accompanying notes to financial statements.

JEFFERIES COMMODITY REAL RETURN ETF

(A Delaware Statutory Trust)

(An Indirect Wholly Owned Subsidiary of Jefferies Group, Inc.)

Notes to Financial Statements

May 31, 2010 and December 31, 2009

(In U.S. Dollars)

(1)	Organization

The Jefferies Commodity Real Return ETF (the “Fund”), an indirect wholly-owned subsidiary of Jefferies Group, Inc., was formed as a Delaware statutory trust on December 28, 2009, and has not yet commenced operations. Upon formation of the Fund, 40 general units of the Fund were issued to Jefferies Commodity Investment Services, LLC, (the “Managing Owner”), a wholly owned subsidiary of Jefferies Group, Inc., in exchange for a capital contribution of $1,000. The Managing Owner will serve as the Fund’s commodity pool operator, commodity trading advisor, and managing owner.

The Fund will offer common units of beneficial interest (the “Shares”). The proceeds of the offering of Shares will be invested in long futures contracts on commodities comprising the Thomson Reuters / Jefferies CRB 3 Month Forward Index (the “Index”), with a view to tracking the changes, whether positive or negative, in the level of the Index over time. The Fund is also intended to reflect the excess, if any, of its interest income from its investment in U.S. government-issued Treasury Inflation Protection Securities, ranging in maturity from one to five years with an average duration of three years (“TIPS”) and other high credit quality short-term fixed income securities, over the expenses of the Fund. The Managing Owner and the Shareholders will share in any profits and losses of the Fund in proportion to the percentage interest owned by each.

The year end of the Fund is the calendar year ending December 31. A twelve-month fiscal year for the Fund is not encompassed in the reporting of these financial statements, as the Fund has not been in operation for a full fiscal year. However, the financial statements are prepared both for the period from January 1, 2010 to May 31, 2010 and the period from December 28, 2009 (Formation) to December 31, 2009.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Accounting

The accompanying financial statements have been prepared in conformity with U.S. generally accepted accounting principles.

(b)	Cash and Cash Equivalents

The Fund defines cash and cash equivalents to be highly liquid investments, with original maturities of three months or less. Cash and cash equivalents will consist primarily of commercial paper and similar short-dated securities.

(c)	Valuation of Financial Instruments

The Fund accounts for its financial instruments at fair value with changes in fair value recognized in the statement of operations. The Fund’s financial instruments will include futures contracts underlying the Index (collectively “Index Futures”) and U.S. Treasury bills. The Fund’s financial instruments may also include over-the-counter derivative contracts referencing the Index or the Index Futures.

Fair value is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (the exit price). In determining fair value, the Fund maximizes the use of observable inputs and minimizes the use of

JEFFERIES COMMODITY REAL RETURN ETF

(A Delaware Statutory Trust)

(An Indirect Wholly Owned Subsidiary of Jefferies Group, Inc.)

Notes to Financial Statements

May 31, 2010 and December 31, 2009

(In U.S. Dollars)

unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the financial instrument based on market data obtained from independent sources. Unobservable inputs reflect the Managing Owner’s assumptions that market participants would use in pricing the financial instrument developed based on the best information available in the circumstances. Greater use of management judgment is required in determining fair value when inputs are less observable or unobservable in the market place. The fair value of futures is determined based upon the settlement price published by the exchange on which a particular futures contract is traded. U.S. Treasury bills are measured based upon quoted market prices. The fair value of other financial instruments is based on consideration of available market information, including market data obtained from independent sources. The valuation process for over-the-counter derivative contracts may include the use of valuation models and other techniques using valuation inputs based on broker quotes, if available, and other market data related to the underlying futures contracts.

(d)	Organizational Expenses and Offering Costs

Organizational expenses relating to the Fund are those expenses incurred in connection with the formation of the Fund. Offering costs are those costs associated with the qualification and registration of the Fund’s Shares and legal registration and administrative fees associated with offering the Shares for sale and distribution.

Upon commencing operations, the Fund is subject to reimbursing the Managing Owner and its affiliates for the expense and costs incurred by the Managing Owner (whether incurred prior to or after the commencement of the Fund’s trading operations) in connection with the organization of the Fund and the offering of the Fund’s Shares. The Fund’s reimbursement of organizational expenses and offering costs is subject to a cap of 0.15% per annum of the daily net asset value of the Fund in any month. To the extent that the Fund is required to reimburse the Managing Owner in a period for the organizational expenses and offering costs incurred through the end of that period, such expenses will be recognized by the Fund in that period in the statement of operations. Refer to Note 4(b) for further discussion regarding the Overall Expense Cap.

(e)	Income Taxes

The Fund has elected to be treated as a pass-through entity for U.S. income tax purposes and is therefore not subject to federal, state and local income taxes. Accordingly, no provision for income taxes has been made in the accompanying financial statements. Individual investors are responsible for their own income taxes.

(3)	The Offering of Shares

Once the Fund commences operations, Shares may be purchased from the Fund only by certain eligible financial institutions (the “Authorized Participants”) and only in one or more blocks of 50,000 Shares (a “Basket”).

JEFFERIES COMMODITY REAL RETURN ETF

(A Delaware Statutory Trust)

(An Indirect Wholly Owned Subsidiary of Jefferies Group, Inc.)

Notes to Financial Statements

May 31, 2010 and December 31, 2009

(In U.S. Dollars)

(4)	Operating Expenses, Organizational and Offering Costs

(a)	Management Fee

Upon commencement of operations of the Fund, the Fund will pay the Managing Owner a management fee (the “Management Fee”), monthly in arrears, in an amount equal to 0.85% per annum of the daily net asset value of the Fund. The Management Fee is paid in consideration of the Managing Owner’s commodity futures trading advisory services.

(b)	Overall Expense Cap

The Managing Owner pays the expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of the Fund’s Shares (whether incurred prior to or after the commencement of the Fund’s operations), the brokerage expenses, and the routine operational, administrative and other ordinary expenses of such Fund (together, “Covered Expenses”), to the extent that, in the aggregate, they exceed 0.15% per annum of the daily net asset value of the Fund in any month (the “Overall Expense Cap”). Any such amounts paid by the Managing Owner will be subject to reimbursement by the Fund, without interest. Any expense reimbursement payment during any month will be counted toward the 0.15% per annum overall expense cap in respect of such month. The 0.85% per annum Management Fee described above and the extraordinary fees and expenses described below are not subject to the Overall Expense Cap. If in any month the Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. If the Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time. As of May 31, 2010, $383,380 of Covered Expenses have been incurred by the Managing Owner and its affiliates in relation to the Fund. A total of $298,809 was incurred from January 1, 2010 through May 31, 2010, a total of $46,157 was incurred from December 2, 2009 (Formation of the Managing Owner) to December 31, 2009 and a total of $38,414 was incurred prior to Formation of the Managing Owner. In the event that the Fund does not commence operations, none of the Covered Expenses will be reimbursed.

(c)	Extraordinary Fees and Expenses

Once the Fund commences operations, the Fund will be responsible for paying, or for reimbursing the Managing Owner or its affiliates for paying, all the extraordinary fees and expenses, if any, of itself. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

(d)	Management Fee and Expenses to be Paid First Out of Interest Income

The Management Fee, all expenses incurred in connection with organizing the Fund as well as the expenses incurred in connection with the offering of Shares, brokerage expenses, and the routine operational, administrative and other ordinary expenses of the Fund (including reimbursement payments to the Managing Owner) will be paid first out of interest income from the Fund’s holdings of TIPS and other high credit quality short-term fixed income securities on deposit with the Fund’s clearing broker. To the extent interest income is not sufficient to cover the fees and

JEFFERIES COMMODITY REAL RETURN ETF

(A Delaware Statutory Trust)

(An Indirect Wholly Owned Subsidiary of Jefferies Group, Inc.)

Notes to Financial Statements

May 31, 2010 and December 31, 2009

(In U.S. Dollars)

expenses of the Fund during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Fund’s fixed income securities.

(e)	Marketing Agent Agreement

The Managing Owner, on behalf of the Fund and pursuant to a marketing agent agreement (“Marketing Agreement”), has appointed ALPS Distributors, Inc. (“ALPS Distributors”) to assist with certain functions and duties relating to distribution and marketing, including reviewing and approving marketing materials. Pursuant to the Marketing Agreement, ALPS Distributors will be paid the greater of $25,000 minimum per year or an annual rate of 0.04% of the Fund’s average daily net assets for the first eighteen (18) months of the Fund’s operations. Thereafter, ALPS Distributors will receive the greater of $25,000 minimum per year or an annual rate of 0.05% of the Fund’s average daily net assets, plus any fees or disbursements incurred by ALPS Distributors in connection with the performance by ALPS Distributors of its duties on behalf of the Fund. The payments to ALPS Distributors will be subject to the Overall Expense Cap described in Note 4(b) above.

(5)	Termination

The term of the Fund is perpetual (unless terminated earlier in certain circumstances).

(6)	Redemptions and Redemption Procedures

Once the Fund commences operations, on any business day, an Authorized Participant may place an order with the Managing Owner to redeem one or more Baskets of Shares in accordance with the provisions set forth in the Fund’s prospectus. The redemption proceeds from the Fund will consist of the cash redemption amount. The cash redemption amount will be equal to the net asset value of the number of Baskets of the Fund requested in the Authorized Participant’s redemption order.

(7)	Related Party Transactions

The Fund’s obligation to pay, or to reimburse the Managing Owner or its affiliates for paying operating expenses, organizational and offering costs under certain circumstances is described in Note 4.

(8)	Subsequent Events

The Fund evaluated the need for disclosure and/or adjustments resulting from subsequent events through the date the financial statements were issued. This evaluation did not result in a finding of any subsequent events that necessitated disclosures and/or adjustments.

Report of Independent Registered Public Accounting Firm

The Member

Jefferies Commodity Investment Services, LLC and Subsidiaries:

We have audited the accompanying consolidated statement of financial condition of Jefferies Commodity Investment Services, LLC (the “Managing Owner”) and Subsidiaries as of May 31, 2010 and December 31, 2009, and the related consolidated statements of operations, changes in member’s deficit and cash flows for the period from January 1, 2010 to May 31, 2010 and the period from December 2, 2009 (Commencement of Operations) to December 31, 2009. These consolidated financial statements are the responsibility of the Managing Owner’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jefferies Commodity Investment Services, LLC and Subsidiaries as of May 31, 2010 and December 31, 2009, and the results of their operations, changes in their member’s deficit, and their cash flows for the period from January 1, 2010 to May 31, 2010 and the period from December 2, 2009 (Commencement of Operations) to December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

New York, New York

August 17, 2010

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Consolidated Statement of Financial Condition

(In U.S. Dollars)

	May 31, 2010	December 31, 2009
Assets:
Cash	$10,000	$—
Receivable from affiliate	—	10,000

Total assets	$10,000	$10,000

Liabilities and Member’s Deficit:
Payable to affiliate	$205,692	$—
Accrued expenses	676,815	169,635

Total liabilities	882,507	169,635
Member’s Deficit:
Member’s deficit	(66,670)	(66,670)
Accumulated deficit	(805,837)	(92,965)

Total member’s deficit	(872,507)	(159,635)

Total liabilities and member’s deficit	$10,000	$10,000

See accompanying notes to consolidated financial statements.

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Consolidated Statement of Operations

(In U.S. Dollars)

	For the period from January 1, 2010 through May 31, 2010	For the period from December 2, 2009 (Commencement of Operations) through December 31, 2009
Expenses:
Professional fees	$635,828	$92,313
Registration fees	77,044	652

Total expenses	712,872	92,965

Net loss	$(712,872)	$(92,965)

See accompanying notes to consolidated financial statements.

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Consolidated Statement of Changes in Member’s Deficit

(In U.S. Dollars)

	For the period from January 1, 2010 through May 31, 2010	For the period from December 2, 2009 (Commencement of Operations) through December 31, 2009
Member’s capital, beginning of period	$(159,635)	$—
Capital contribution from Jefferies Group, Inc	—	10,000
Net loss	(712,872)	(92,965)
Assumption of offering and organizational costs	—	(76,670)

Member’s deficit, end of period	$(872,507)	$(159,635)

See accompanying notes to consolidated financial statements.

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Consolidated Statement of Cash Flows

(In U.S. Dollars)

	For the period from January 1, 2010 through May 31, 2010	For the period from December 2, 2009 (Commencement of Operations) through December 31, 2009
Cash flows from operating activities:
Net loss	$(712,872)	$(92,965)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in operating liabilities:
Payable to affiliates	205,692	—
Accrued expenses	507,180	92,965
Net cash provided by operating activities	—	—

Cash flows from financing activities:
Capital contribution from Jefferies Group, Inc.	10,000	—

Net cash used in financing activities	10,000	—

Net increase in cash and cash equivalents	10,000	—
Cash at:
Beginning of period	—	—

End of period	$10,000	$—

Supplemental disclosure of cash flow information:
Assumption of offering and organizational costs	$—	$76,670

See accompanying notes to consolidated financial statements.

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Notes to Consolidated Financial Statements

May 31, 2010 and December 31, 2009

(In U.S. Dollars)

(1)	Organization

Jefferies Commodity Investment Services, LLC, a Delaware limited liability company (the “Managing Owner”), was formed on December 2, 2009 (the “Formation Date”), and is a wholly owned subsidiary of Jefferies Group, Inc. The Managing Owner is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission and is a member of the National Futures Association. The Managing Owner will serve as the managing owner of one or more Delaware statutory trusts expected to be listed for trading as exchange-traded funds (each a “Fund”, and collectively, the “Funds”). The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”), and include the financial statement balances of Jefferies Commodity Real Return ETF, Jefferies TR/J CRB Commodity Index ETF, Jefferies S&P 500 VIX Short-Term Futures ETF and Jefferies S&P 500 VIX Mid-Term Futures ETF. These entities are the Funds which currently are wholly owned by the Managing Owner. All significant intercompany transactions and balances have been eliminated in consolidation. The year end of Jefferies Commodity Investment Services, LLC is the calendar year ending December 31. A twelve-month fiscal year for the Managing Owner is not encompassed in the reporting of these financial statements, as the Managing Owner and the Funds have not been in operation for a full fiscal year. However, the financial statements are prepared both for the period from January 1, 2010 through May 31, 2010 and from the Formation Date through December 31, 2009.

(2)	Significant Accounting Policies

(a)	Basis of Accounting

The accompanying consolidated financial statements have been prepared in conformity with U.S. GAAP.

(b)	Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements. Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent; however, actual results could differ from these estimates.

(c)	Income Taxes

The Managing Owner is a disregarded entity (single-member limited liability company not electing to be taxed as a corporation) for U.S. tax purposes. Its taxable income is therefore included in the same tax return as that of its owner member and not subject to separate taxation.

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Notes to Consolidated Financial Statements

May 31, 2010 and December 31, 2009

(In U.S. Dollars)

(d)	Related Party Transactions

(1)	Management Fee

Upon commencement of operations of any Fund, such Fund is expected to pay the Managing Owner a management fee (“Management Fee”). The Management Fee is paid in consideration of the Managing Owner’s futures trading advisory services.

(2)	Covered Expenses

The Managing Owner has agreed to pay the expenses incurred in connection with organizing the Funds as well as the expenses incurred in connection with the offering of the Funds’ Shares (whether incurred prior to or after the commencement of each Fund’s trading operations), the brokerage expenses, and the routine operational, administrative and other ordinary expenses of such Fund (together, “Covered Expenses”). Any such amounts paid by the Managing Owner are expected to be subject to potential reimbursement by each Fund with respect to amounts relating to that Fund, without interest, to the extent that such Covered Expenses do not, in the aggregate, exceed a maximum percentage per annum of the daily net asset value of the Fund in any month as specified in each Fund’s Prospectus (as applied to each Fund, the “Overall Expense Cap”). Any expense reimbursement payment during any month is expected to be counted toward the per annum Overall Expense Cap for the applicable Fund in respect of such month. If in any month the Fund’s Covered Expenses are lower than the cap, the entire difference between the Covered Expenses for such month and the cap for such month will be available to reimburse the Managing Owner for unreimbursed expenses paid by the Managing Owner. If a Fund terminates before the Managing Owner has been fully reimbursed for any of the foregoing expenses, the Managing Owner will forfeit the unreimbursed portion of such expenses outstanding as of such time as relates to that Fund.

Should a Fund not commence operations, none of the Covered Expenses will be reimbursed by such Fund. For the period from January 1, 2010 to May 31, 2010, $689,372 of Covered Expenses have been incurred by the Managing Owner and its affiliates, and for the period from December 2, 2009 (Commencement of Operations) to December 31, 2009, $92,313 of Covered Expenses have been incurred by the Managing Owner and its affiliates. These Covered Expenses are reflected within expenses on the accompanying Consolidated Statement of Operations. A total of $76,670 of the Covered Expenses were incurred prior to the Formation Date and were charged to member’s capital on the accompanying Statement of Changes in Member’s Deficit. These Covered Expenses, together with expenses of $23,500 for the period from January 1, 2010 to May 31, 2010 and $652 for the period from December 2, 2009 (Commencement of Operations) to December 31, 2009 incurred directly by the Company, have resulted in a total member’s accumulated deficit of $872,507 and $159,635 as of May 31, 2010 and December 31, 2009, respectively.

Further disclosure of the preceding covered expenses follow on an individual fund level. For the period from January 1, 2010 to May 31, 2010, the Managing Owner and its

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Notes to Consolidated Financial Statements

May 31, 2010 and December 31, 2009

(In U.S. Dollars)

affiliates have incurred covered expenses of $298,809 for Jefferies Commodity Real Return ETF, $67,879 for Jefferies TR/J CRB Commodity Index ETF, $161,031 for Jefferies S&P 500 VIX Short-Term Futures ETF and $161,653 for Jefferies S&P 500 VIX Mid-Term Futures ETF. For the period from December 2, 2009 (Commencement of Operations) to December 31, 2009, the Managing Owner and its affiliates have incurred covered expenses of $46,157 for Jefferies Commodity Real Return ETF, $46,156 for Jefferies TR/J CRB Commodity Index ETF, and zero for both Jefferies S&P 500 VIX Short-Term Futures ETF and Jefferies S&P 500 VIX Mid-Term Futures ETF. Additionally $38,414 for Jefferies Commodity Real Return ETF and $38,256 for Jefferies TR/J CRB Commodity Index ETF was incurred prior to the Formation Date.

(3)	Investment in Funds

Upon formation of each Fund, units (the “General Units”) of such Fund were issued to the Managing Owner in exchange for a capital contribution of $1,000 for each Fund. The General Units confer to the Managing Owner exclusive management and control of all aspects of the business of the Funds, as well as economic participation on par with passive shareholders.

The Managing Owner accounts for its investment in each Fund at such Fund’s net asset value per share as calculated by the Fund in accordance with the definition of fair value under U.S. GAAP. As the Managing Owner was the only investor in each Fund as of May 31, 2010 and December 31, 2009, the investments in the Funds are eliminated in consolidation as of May 31, 2010 and December 31, 2009.

(4)	License Agreement

The Managing Owner is expected to enter into a license agreement (each, a “License Agreement”) with the sponsor or sponsors of any indices the Funds are intended to track. In certain instances, the index sponsors are expected to include the Managing Owner’s affiliate Jefferies Financial Products, LLC, a wholly owned subsidiary of Jefferies Group, Inc. Under each License Agreement, the licensor(s) is expected to grant to the applicable Fund a license to use certain service marks and trademarks of the licensor(s) in connection with the marketing and promotion of a Fund and to use or refer to the service marks and trademarks in connection with the issuance and trading of a Fund’s shares.

License fees will be paid on behalf of the Funds by the Managing Owner, subject to reimbursement as Covered Expenses as described in Note 2.

(5)	Receivable from and Payable to Affiliate

The payable to affiliate balance of $205,692 as of May 31, 2010 included on the accompanying Consolidated Statement of Financial Condition represents the liability for expenses incurred by the Managing Owner as of such date which have been paid by affiliates of the Managing Owner. The receivable from affiliate balance of $10,000 as of December 31, 2009 represents a receivable for the agreement by Jefferies Group, Inc., sole member of the Managing Owner, to contribute capital to the Managing Owner upon the Managing Owner’s formation.

JEFFERIES COMMODITY INVESTMENT SERVICES, LLC

AND SUBSIDIARIES

(A Delaware Limited Liability Company)

(A Wholly Owned Subsidiary of Jefferies Group, Inc.)

Notes to Consolidated Financial Statements

May 31, 2010 and December 31, 2009

(In U.S. Dollars)

(e)	Subsequent Events

The Managing Owner evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the consolidated financial statements were issued. This evaluation did not result in a finding of any subsequent events that necessitated disclosures and/or adjustments.

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

JEFFERIES COMMODITY REAL RETURN ETF

Units of Beneficial Interest

The Shares are speculative securities which involve the risk of loss.

Past performance is not necessarily indicative of future results.

See “The Risks You Face” beginning at page 18 in Part One.

THIS PROSPECTUS IS IN TWO PARTS:

A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION.

THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN

IMPORTANT INFORMATION. YOU MUST READ THE

STATEMENT OF ADDITIONAL INFORMATION

IN CONJUNCTION WITH THE

DISCLOSURE DOCUMENT.

[            ], 2010

Jefferies Commodity Investment Services, LLC

Managing Owner

PART TWO

STATEMENT OF ADDITIONAL INFORMATION

GENERAL INFORMATION RELATING TO JEFFERIES GROUP, INC.

Jefferies Group, Inc.

Jefferies Group, Inc. and its subsidiaries operate as a major global securities and investment banking firm serving companies and their investors. Jefferies Group, Inc. controls numerous operating companies, together Jefferies Group, including the Managing Owner, Jefferies Commodity Investment Services, LLC. Jefferies Group offers companies capital markets, merger and acquisition, restructuring and other financial advisory services. It provides investors fundamental research and trade execution in equity, equity-linked, and fixed income securities, including corporate bonds, government and agency securities, repo finance, mortgage- and asset-backed securities, municipal bonds, whole loans and emerging markets debt, convertible securities, commodity transactions and derivatives. It also provides asset management services and products to institutions and other investors.

As of May 31, 2010, Jefferies Group had 2,821 employees. It maintained offices in more than 25 cities worldwide with its headquarters located at 520 Madison Avenue, New York, New York 10022. Its telephone number is (212) 284-2550 and its Internet address is www.jefferies.com.

THE FUTURES MARKETS

Futures Contracts

Futures contracts are standardized contracts made on United States or foreign exchanges that call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments or metals at a specified time and place. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or mutually off-setting, exchange prior to the designated date of delivery. As an example of an offsetting transaction where the physical commodity is not delivered, the contractual obligation arising from the sale of one contract of December 2011 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 2011 wheat on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as those for stock or other financial or economic indices approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

Hedgers and Speculators

The two broad classes of persons who trade futures interest contracts are “hedgers” and “speculators.” Commercial interests, including farmers, that market or process commodities, and financial institutions that market or deal in commodities, including interest rate sensitive instruments, foreign currencies and stocks, and which are exposed to currency, interest rate and stock market risks, may use the futures markets for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a processor makes a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The speculator risks his capital with the hope of making profits from price fluctuations in futures interests contracts. Speculators rarely take delivery of commodities, but rather close out their positions by entering into offsetting purchases or sales of futures interests contracts. Since the speculator may take either a long or short position in the futures markets, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges

Futures exchanges provide centralized market facilities for trading futures contracts and options (but not forward contracts). Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange, and ICE Futures U.S.

Each futures exchange in the United States has an associated “clearing house.” Once trades between members of an exchange have been confirmed, the clearing house becomes substituted for each buyer and each seller of contracts traded on the exchange and, in effect, becomes the other party to each trader’s open position in the market. Thereafter, each party to a trade looks only to the clearing house for performance. The clearing house generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing house, at least to a large degree, to meet its obligations with regard to the “other side” of an insolvent clearing member’s contracts. Furthermore, clearing houses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing houses is to ensure the integrity of trades, and members effecting futures transactions on an organized exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their commodity broker and the clearing house. The clearing house “guarantee” of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

Foreign futures exchanges differ in certain respects from their U.S. counterparts. In contrast to U.S. exchanges, certain foreign exchanges are “principals’ markets,” where trades remain the liability of the traders involved, and the exchange clearing house does not become substituted for any party.

Daily Limits

Most U.S. futures exchanges (but generally not foreign exchanges or banks or dealers in the case of forward contracts) limit the amount of fluctuation in futures interests contract prices during a single trading day by regulation. These regulations specify what are referred to as “daily price fluctuation limits” or more commonly “daily limits.” The daily limits establish the maximum amount that the price of a futures interests contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures interest, no trades may be made at a price beyond the limit. See “The Risks You Face – (7) Potentially Illiquid Markets, Disruption of Market Trading and Daily Price Fluctuation Limits, Among Other Events, May Exacerbate Losses Of the Fund And, In Turn, The Value Of Your Shares.”

Position Accountability Limits

Futures exchanges may impose position accountability limits, or Position Accountability Limits, with respect to certain futures contracts traded on each particular futures exchange. Position Accountability Limits are triggers that bring an investor’s position(s) to the attention of the exchange. Through the application of Position Accountability Limits, exchanges can prohibit any person from holding a position of more than a specific number of such futures contracts. Under the rules of a futures exchange, an investor that holds a certain number of futures contracts may be required by the futures exchange to limit or decrease its holdings of such futures contracts pursuant to the futures exchange’s Position Accountability Limits. Position Accountability Limits are intended to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts. Subject to any relevant exemptions, traders may not exceed the number of futures contracts that the trader may hold under the Position Accountability Limits, either individually, or in the aggregate with other persons with whom they are under common control or ownership. Position Accountability Limits are subject to change by the relevant futures exchange.

Regulations

Futures exchanges in the United States are subject to regulation under the Commodity Exchange Act, or CEAct, by the CFTC, the governmental agency having responsibility for regulation of futures exchanges and trading on those exchanges. (Investors should be aware that no governmental U.S. agency regulates the OTC foreign exchange markets.)

The CEAct and the CFTC also regulate the activities of “commodity trading advisors” and “commodity pool operators” and the CFTC has adopted regulations with respect to certain of such persons’ activities. Pursuant to its authority, the CFTC requires a commodity pool operator (such as the Managing Owner) to keep accurate, current and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a commodity pool operator if the CFTC finds that the operator has violated the CEAct or regulations thereunder and in certain other circumstances. Suspension, restriction or termination of the

Managing Owner’s registration as a commodity pool operator would prevent it, until such time (if any) as such registration were to be reinstated, from managing, and might result in the termination of, the Fund. The CEAct gives the CFTC similar authority with respect to the activities of commodity trading advisors, such as the Managing Owner. If the registration of a Managing Owner as a commodity trading advisor were to be terminated, restricted or suspended, the Managing Owner would be unable, until such time (if any) as such registration were to be reinstated, to render trading advice to the Fund. The Fund and the Fund themselves are not registered with the CFTC in any capacity.

The CEAct requires all “futures commission merchants,” such as the Clearing Broker, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified book and records open to inspection by the staff of the CFTC.

The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

Shareholders are afforded certain rights for reparations under the CEAct. Shareholders may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparation provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker, futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority in the CEAct, the NFA has been formed and registered with the CFTC as a “registered futures association.” At the present time, the NFA is the only non-exchange self-regulatory organization for commodities professionals. NFA members are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodity professionals and disciplines those professionals who do not comply with such standards. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers and their respective associated persons and floor brokers. The Clearing

Broker and the Managing Owner are members of the NFA (the Fund and the Fund themselves are not required to become members of the NFA).

The CFTC has no authority to regulate trading on foreign commodity exchanges and markets.

Margin

“Initial” or “original” margin is the minimum amount of funds that must be deposited by a futures trader with his commodity broker in order to initiate futures trading or to maintain an open position in futures contracts. “Maintenance” margin is the amount (generally less than initial margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the futures trader’s performance of the futures interests which contracts he purchases or sells. Futures interests are customarily bought and sold on margins that represent a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying commodity being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investments. The minimum amount of margin required in connection with a particular futures interests contract is set from time-to-time by the exchange on which such contract is traded, and may be modified from time-to-time by the exchange during the term of the contract.

Brokerage firms carrying accounts for traders in futures interests contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves.

Margin requirements are computed each day by a commodity broker. When the market value of a particular open futures interests contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the commodity broker. If the margin call is not met within a reasonable time, the broker may close out the Fund’s position. With respect to the Managing Owner’s trading, only the Managing Owner, and not the Fund or its Shareholders personally, will be subject to margin calls.

EXHIBIT A

PRIVACY NOTICE

The importance of protecting the investors’ privacy is recognized by Jefferies Commodity Real Return ETF (the “Fund”) and Jefferies Commodity Investment Services, LLC (the “Managing Owner”). The Fund and the Managing Owner protect personal information they collect about you by maintaining physical, electronic and procedural safeguards to maintain the confidentiality and security of such information.

Categories Of Information Collected. In the normal course of business, the Fund and the Managing Owner may collect the following types of information concerning investors in the Fund who are natural persons:

•	Information provided in the Participant Agreements and other forms (including name, address, social security number, income and other financial-related information); and

•	Data about investor transactions (such as the types of investments the investors have made and their account status).

How the Collected Information is Used. Any and all nonpublic personal information received by the Fund or the Managing Owner with respect to the investors who are natural persons, including the information provided to the Fund by such an investor in the Participant Agreement, will not be shared with nonaffiliated third parties which are not service providers to the Fund or the Managing Owner without prior notice to such investors. Such service providers include but are not limited to the Authorized Participant, the Clearing Broker, administrators, auditors and the legal advisers of the Fund. Additionally, the Fund and/or the Managing Owner may disclose such nonpublic personal information as required by applicable laws, statutes, rules and regulations of any government, governmental agency or self-regulatory organization or a court order. The same privacy policy will also apply to the Shareholders who have fully redeemed.

For questions about the privacy policy, please contact the Managing Owner.

Until [                    ], 2010 (25 days after the date of this Prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Jefferies Commodity Real Return ETF

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following expenses reflect the estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares (other than selling commissions).

Approximate Amount
Securities and Exchange Commission Registration Fee	$35,650
Financial Industry Regulatory Authority Filing Fee	50,500
Printing Expenses	12,000
Fees of Certified Public Accountants	35,000
Fees of Counsel	390,170

Total	$523,320

Item 14.	Indemnification of Directors and Officers.

Section 4.7 of the Amended and Restated Declaration of Trust and Trust Agreement of the Fund filed as exhibits to this Registration Statement and, as amended from time-to-time, provides for the indemnification of the Managing Owner. The Managing Owner (including Covered Persons as provided under the Amended and Restated Declaration of Trust and Trust Agreement) shall be indemnified by the Fund, as the case may be, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Fund, as the case may be, provided that (i) the Managing Owner was acting on behalf of or performing services for the Fund, as the case may be, and has determined, in good faith, that such course of conduct was in the best interests of the Fund, as the case may be, and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Amended and Restated Declaration of Trust and Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate (as such term is defined in the Amended and Restated Declaration of Trust and Trust Agreement). All rights to indemnification permitted therein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under the Amended and Restated Declaration of Trust and Trust Agreement shall be from assets of the Fund, as the case may be.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

1.1	Form of Initial Purchaser Agreement**

4.1	Form of Amended and Restated Declaration of Trust and Trust Agreement of Jefferies Commodity Real Return ETF*

4.2	Form of Participant Agreement**

4.3	Form of Privacy Notice (annexed to the Prospectus as Exhibit A)

5.1	Form of Opinion of Richards, Layton & Finger, P.A., as to legality**

8.1	Form of Opinion of Sidley Austin LLP as to income tax matters**

10.1	Form of Brokerage Agreement*

10.2	Form of Administration and Accounting Agreement**

10.3	Form of Global Custody Agreement**

10.4	Form of Transfer Agency and Service Agreement**

10.5	Form of Marketing Agent Agreement**

10.6	Form of License Agreement**

23.1	Consent of Sidley Austin LLP is included as part of this Registration Statement

23.2	Form of Consent of Richards, Layton & Finger (included in Exhibit 5.1)

23.3	Form of Consent of Sidley Austin LLP as tax counsel (included in Exhibit 8.1)

23.4	Consent of KPMG LLP, Independent Registered Public Accounting Firm, is included as part of this Registration Statement

*	To be filed by amendment.
**	Previously filed as an exhibit to Pre-Effective Amendment No. 1 to Form S-1 on June 29, 2010 and incorporated herein by reference.

(b) The following financial statements are included in the Prospectus:

(1)	Jefferies Commodity Real Return ETF

(i) Report of Independent Registered Public Accounting Firm dated August 19, 2010
(ii) Statement of Financial Condition dated May 31, 2010 and December 31, 2009
(iii) Statement of Changes in Net Assets for the Period from January 1, 2010 through May 31, 2010 and the Period from December 28, 2009 (Formation) through December 31, 2009
(iv) Statement of Cash Flows for the Period from January 1, 2010 through May 31, 2010 and the Period from December 28, 2009 (Formation) through December 31, 2009
(v) Notes to Financial Statements

(2)	Jefferies Commodity Investment Services, LLC

(i) Report of Independent Registered Public Accounting Firm dated August 17, 2010
(ii) Consolidated Statement of Financial Condition dated May 31, 2010 and December 31, 2009
(iii) Consolidated Statement of Operations for the Period from January 1, 2010 through May 31, 2010 and the Period from December 2, 2009 (Commencement of Operations) through December 31, 2009

(iv) Consolidated Statement of Changes in Member’s Deficit for the Period from January 1,  2010 through May 31, 2010 and the Period from December 2, 2009 (Commencement of Operations) through December 31, 2009

(v) Consolidated Statement of Cash Flows for the Period from January 1, 2010 through May 31, 2010 and the Period from December 2, 2009 (Commencement of Operations) through December 31, 2009
(vi) Notes to Consolidated Financial Statements

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Stamford, State of Connecticut, on the 19th day of August, 2010.

Jefferies Commodity Real Return ETF

By:	Jefferies Commodity Investment Services, LLC,
its Managing Owner

By:	/s/ Adam C. De Chiara
	Name:	Adam C. De Chiara
	Title:	Co-President

By:	/s/ Bradford L. Klein
	Name:	Bradford L. Klein
	Title:	Co-President

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.

Jefferies Commodity Investment
Services, LLC,
Managing Owner Of the Registrant

/s/ Adam C. De Chiara	Co-President	August 19, 2010
Name: Adam C. De Chiara	(Co-Principal Executive Officer)

/s/ Bradford L. Klein	Co-President	August 19, 2010
Name: Bradford L. Klein	(Co-Principal Executive Officer)

/s/ Peregrine C. Broadbent	Chief Financial Officer	August 19, 2010
Name: Peregrine C. Broadbent	(Principal Financial Officer)

(Being the principal executive officers, the principal financial and accounting officer and all of the directors of Jefferies Commodity Investment Services, LLC)

Jefferies Commodity Investment
Services, LLC,
Managing Owner Of the Registrant

/s/ Adam C. De Chiara	Co-President	August 19, 2010
Name: Adam C. De Chiara	(Co-Principal Executive Officer)

/s/ Bradford L. Klein	Co-President	August 19, 2010
Name: Bradford L. Klein	(Co-Principal Executive Officer)

/s/ Peregrine C. Broadbent	Chief Financial Officer	August 19, 2010
Name: Peregrine C. Broadbent	(Principal Financial Officer)